As filed with the Securities and Exchange Commission on July 23, 2002
Registration Statement No. 333-76684

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(Amendment No. 1)
Rainwire Partners, Inc.
(Name of Small Business Issuer in its Charter)

Delaware	7370	57-0941152
(State or other Jurisdiction)	(Primary Standard Industrial Classification code Number)	(I.R.S. Employer Identification No.)

8215 Roswell Road

Suite 925
Atlanta, Georgia 30350
(770) 522-8181
(Address and Telephone Number of Principal Executive Offices)

(Address of Principal Place of Business or Intended Principal Place of Business)

Lyne Marchessault

President
8215 Roswell Road
Suite 925
Atlanta, Georgia 30350
(770) 522-8181
(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Robert E. Altenbach, Esq.

Greenberg Traurig LLP
The Forum, Suite 400
3290 Northside Parkway, N.W.
Atlanta, GA 30327

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed share exchange described herein have been satisfied.

     If any of the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Registration
Securities to be Registered	Registered	Unit(1)	Offering Price	Fee

Common Stock $.001 Par Value Per Share	16,289,141	$0.06	$977,348.46	$233.59

Total	16,289,141	$0.06	$977,348.46	$233.59

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Information Statement/Proxy Statement/Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Information Statement/Proxy Statement/Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion                     , 2002

A SHARE EXCHANGE PROPOSAL

Rainwire Partners, Inc.	Oasis Group, Inc.
8215 Roswell Road	8215 Roswell Road
Suite 925	Suite 925
Atlanta, Georgia 30350	Atlanta, Georgia 30350

TO THE STOCKHOLDERS OF RAINWIRE PARTNERS, INC.

AND OASIS GROUP, INC.

      Rainwire Partners, Inc., a Delaware corporation (“Rainwire”) and Oasis Group, Inc., a Georgia corporation (“Oasis”) have entered into an Amended and Restated Plan and Agreement to Exchange Stock (the “Share Exchange Agreement”), whereby Oasis common Stockholders will receive one share of Rainwire common stock for every 2.5 shares of Oasis common stock they own (the “Share Exchange”). Upon completion of the Share Exchange, the current president of Rainwire will resign and be replaced by the current president of Oasis and one member of the Oasis board of directors designated by Oasis will be appointed to the board of directors of Rainwire. In addition, upon completion of the Share Exchange, Rainwire’s name will be change to Oasis. Oasis intends to apply to change its symbol on the OTC Bulletin Board to “               .” The Board of Directors of both corporations believe that the Share Exchange will benefit the Stockholders of both corporations.

      Rainwire’s common stock is listed on the OTC Bulletin Board under the symbol “RNWR” and closed at $       per share on                 , 2002.

      The Board of Directors of Oasis and Board of Directors and Stockholders of Rainwire have approved the Share Exchange Agreement and the Board of Directors of Oasis has recommended that its Stockholders approve the Share Exchange Agreement as described in the attached materials. In addition, the Board of Directors and majority of the Stockholders of Rainwire have approved various amendments to Rainwire’s Amended and Restated Certificate of Incorporation, which include a one-for-twenty reverse split of Rainwire’s common stock, an increase of the number of authorized shares of common stock of Rainwire to 100,000,000, a change in the name of Rainwire to Oasis Group, Inc., and to adopt Rainwire’s 2000 Stock Option Plan.

      Oasis’ shareholders will receive a total of 16,289,141 shares of Rainwire in the Share Exchange, and will own approximately 94.25% of the aggregate issued and outstanding common stock of Rainwire immediately following the Share Exchange and reverse split, which will occur immediately prior to the Share Exchange. The current shareholders of Rainwire will retain approximately 5.75% of the aggregate issued and outstanding stock on a fully-diluted basis.

      Based on the closing prices of Rainwire common stock on December 18, 2001, the day before the Amended and Restated Share Exchange Agreement was executed, and                 , 2002, the date of this Information Statement/ Proxy Statement/ Prospectus, which were $0.05 and $       , respectively, and the reverse split of 20 to 1 for the Rainwire common stock and exchange ratio of one share of Rainwire for every 2.5 shares of Oasis, Oasis shareholders will receive a number of shares of Rainwire common stock with a per share value of $0.40 or $       , respectively, and a total transaction value of $          and $          , respectively. As of March 31, 2002, Oasis had $297,277 in assets and $595,024 in liabilities.

      The Board of Directors of Rainwire and Oasis have recommended that their Shareholders approve the foregoing. Information concerning all of the foregoing is contained in this Information Statement/ Proxy Statement/ Prospectus. We urge you to read this material, including the Section describing “Risk Factors” that begins on page [     ].

Lyne Marchessault	Ronald A. Potts
President	President and Chief Executive Officer
Rainwire Partners, Inc.	Oasis Group, Inc.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR THE MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Information Statement/ Proxy Statement/ Prospectus is dated [                ], 2002, and is first being mailed to Rainwire and Oasis stockholders on or about [                ], 2002.

Information Statement/Prospectus

RAINWIRE PARTNERS, INC.

8215 Roswell Road
Suite 925
Atlanta, Georgia 30350

      WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF RAINWIRE PARTNERS, INC.’S OUTSTANDING SHARES OF VOTING STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY. PLEASE DO NOT SEND IN ANY OF YOUR SHARE CERTIFICATES AT THIS TIME.

      Pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 and Section 228(d) of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), this information statement is being mailed on or about                     , 2002 to holders of record as of                     , 2001 (the “Record Date”) of shares of common stock, par value $0.001 (“Common Stock”), of Rainwire Partners, Inc., a Delaware corporation (the “Company” or “Rainwire”). It is being furnished in connection with the following:

1. To approve an amendment to Rainwire’s Amended and Restated Certificate of Incorporation to reverse split the Company’s common stock on a one-for-twenty basis;

2. To approve an amendment to Rainwire’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000;

3. To approve the issuance of up to 16,289,141 shares of Rainwire common stock to the Stockholders of Oasis Group, Inc. (“Oasis”) in exchange for all of the Shares of the outstanding common stock of Oasis. As a result of the Share Exchange, Oasis will become a wholly-owned subsidiary of Rainwire;

4. To approve an amendment to Rainwire’s Amended and Restated Certificate of Incorporation to change the name of the Company to Oasis Group, Inc.; and

5. To approve Rainwire Partner Inc.’s 2000 Stock Option Plan and reserve 1,050,000 Shares for issuance under the Plan.

      A written consent executed by the Majority of the Shareholders of Rainwire approving the Share Exchange Agreement was executed on December 20, 2001.

      The closing date of the Share Exchange Agreement is dependent upon the completion and satisfaction of required shareholder consents and notifications.

Oasis Group, Inc.

8215 Roswell Road
Suite 925
Atlanta, Georgia 30350

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

To Be Held [                        ],

To the Stockholders of Oasis Group, Inc.

      NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Oasis Group, Inc., will be held at [               ] on [               ], at [               ] local time, to consider and vote upon the following matters:

A. To approve and adopt the Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of December 19, 2001, in accordance with the terms of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement. A copy of the Share Exchange Agreement is attached as Annex A to the Information Statement/ Proxy Statement/ Prospectus.

B. To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal in item (1) above; and

C. To transact such other business as may properly come before the special meeting.

      The Board of Directors has fixed the close of business on [               ], 2002 as the record date for determination of stockholders entitled to notice and to vote at the special meeting.

      It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented whether or not you plan to attend the special meeting. Do not send your stock certificates with your proxy card.

By Order of the Board of Directors,

RONALD A. POTTS
President

[               ], 2002

FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE AND RELATED TRANSACTIONS
The Share Exchange
The Companies
Certain Consequences of the Share Exchange
Reasons for the Approval of the Share Exchange Agreement by the Rainwire Board
Written Consent
Reasons for the Approval of the Share Exchange by Oasis Board
Oasis Shareholder Vote
Voting by Directors and Executive Officers
Conflicts of Interest
Closing and Conditions of the Share Exchange
Termination of the Share Exchange Agreement
The Share Exchange Consideration
Federal Income Tax Consequences
Accounting Treatment
Disposition of Current Operations
Dissenter’s Rights
Market for Rainwire Common Stock
The Amendments to Rainwire’s Certificate of Incorporation
Rainwire Partners, Inc. 2000 Stock Option Plan
RISK FACTORS
Risks Related to the Business
Risks Related to the Offering
PRO FORMA FINANCIAL INFORMATION
PRO FORMA NARRATIVE
THE ACQUISITION OF OASIS GROUP, INC.
Background of the Offer and the Acquisition
Approval of the Rainwire Board
Reasons for the Approval of the Rainwire Board
Approval of the Oasis Board
Reasons for the Approval of the Oasis Board
Accounting Treatment
Regulatory Matters
Federal Income Tax Consequences
General Terms of Share Exchange Agreement
BACKGROUND INFORMATION ON RAINWIRE PARTNERS, INC.
Description of Business
Employees
Properties
Legal Proceedings
Market For Common Equity And Related Stockholder Matters
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Financial Statements
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Rainwire’s Management and Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
BACKGROUND INFORMATION ON OASIS GROUP, INC.
Description of Business
Real Estate Acquisitions
Residential Mortgage Operations
Stock Acquisition Agreement with Landmark Mortgage Corporation and Statewide Mortgage and Investments Corp.
Market for Common Equity And Related Stockholder Matters
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Oasis’ Management and Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
THE REVERSE SPLIT
Approval of the Rainwire Board
Reasons for the Approval of the Rainwire Board
THE AUTHORIZED SHARE INCREASE
Approval of the Rainwire Board
Reasons for the Approval of the Rainwire Board
THE NAME CHANGE
Approval of the Rainwire Board
Reasons for the Approval of the Rainwire Board
RAINWIRE PARTNERS, INC. 2000 STOCK OPTION PLAN
Approval of the Rainwire Board
Reasons for the Approval of the Rainwire Board
CERTAIN SECURITIES LAWS CONSIDERATIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OUTSTANDING STOCK AND APPRAISAL RIGHTS
Rainwire Partners Inc.
Oasis Group, Inc.
COMPARISON OF RIGHTS OF RAINWIRE STOCKHOLDERS AND OASIS STOCKHOLDERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEPENDENT AUDITOR’S REPORT
Item 2. Plan of Operation
INDEPENDENT AUDITOR’S REPORT
INDEPENDENT AUDITOR’S REPORT
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Amended and Restated Bylaws
Articles of Incorporation
Amended and Restated Articles of Incorporation
Articles of Amendment to Articles of Incorporation
Certificate of Designation
Amended and Restated Bylaws
Assignment and Assumption of Real Estate Sale
Real Estate Sale and Purchase Agreement
Amendment to Purchase and Sale Agreement
Second Amendment to Purchase and Sale Agreement
Third Amendment to Real Estate Sale Agreement
Assignment and Assumption of Real Estate Sale
Real Estate Sale and Purchase Agreement
Second Amendment to Real Estate Sale Agreement
Third Amendment to Real Estate Sale and Agreement
Assignment and Assumption of Real Estate Sale
Real Estate Sale and Purchase Agreement
Second Amendment to Real Estate Sale Agreement
Assignment and Assumption of Real Estate Sale
Real Estate sale and Purchase Agreement
Second Amendment to Real Estate Sale Agreement
Assignment and Assumption of Real Estate Sale
Second Amendment to Real Estate Sale Agreement
Second Amendment to Real Estate Sale Agreement
Third Amendment to Real Estate Sale and Agreement
Sale and Purchase Agreement
Real Estate Sale and Purchase Agreement
Promissory Note for $950,000
Promissory Note for $3,000,000
Promissory Note for $125,000
Guaranty Agreement By Ronald A. Ports
Agreement to Repurchase Shares
Promissory Note for $50,000
Guaranty Agreemrnt By Ronald A. Ports
Agreement to Repurchase Shares
Promissory Note for $100,000
Guaranty Agreemrnt By Ronald A. Ports
Agreement to Repurchase Shares By Ronald A. Ports
Subscription Agreement
Subscription Agreement
Consent of Braverman & Company, P.C.
Consent of Braverman & Company, P.C.
Consent of Powell & Booth, P.C.

		Page

LEGAL MATTERS		71
EXPERTS		72
WHERE YOU CAN FIND MORE INFORMATION		72
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES		73
ANNEX A:	Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire and Oasis
ANNEX B:	Appraisal and Dissenter’s Rights Statutes (Delaware and Georgia)
ANNEX C:	Form of Proxy

      RAINWIRE FILES DOCUMENTS FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEBSITE THE SEC MAINTAINS AT HTTP:// WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE      .

      YOU MAY ALSO REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO RAINWIRE OR OASIS AT 8215 ROSWELL ROAD, SUITE 925 ATLANTA, GEORGIA 30350, (770) 522-8181, ATTENTION: PEGGY A. EVANS, WHICH WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IN ORDER TO RECEIVE TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN                     .

FORWARD-LOOKING STATEMENTS

      The statements contained in this Information Statement/ Proxy Statement/ Prospectus that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Rainwire and Oasis undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, costs related to the proposed share exchange, failure to obtain required stockholder or regulatory approvals or the share exchange not closing for any other reason, failure of the combined company to retain and hire key employees, difficulties in successfully integrating the parties’ businesses and technologies and other matters disclosed in Rainwire’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review Rainwire’s annual report on Form 10-KSB, for the year ended December 31, 2001 and other reports on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the company’s stock.

QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

AND RELATED TRANSACTIONS

Q:	WHAT IS THE SHARE EXCHANGE AGREEMENT?

A:	Rainwire Partners, Inc. will acquire Oasis Group, Inc. in a stock exchange whereby the Shareholders of Oasis will receive shares of Rainwire. Oasis will become a wholly owned subsidiary of Rainwire and the Oasis shareholders as a group will receive 16,289,141 shares of the Rainwire common stock, or approximately 94.25% ownership of Rainwire on a fully-diluted basis. For more information on the Share Exchange Agreement, see “Annex A: Plan and Agreement to Exchange Stock.”

Q:	WHY DID RAINWIRE AND OASIS AGREE TO THE SHARE EXCHANGE AGREEMENT?

A:	Rainwire Partners, Inc.

On December 31, 2000, Rainwire’s management adopted a plan to discontinue the operations of Rainwire, to liquidate its assets, and to acquire a potentially profitable company. Rainwire’s Board of Directors believes that the terms and provisions of the Share Exchange Agreement provide Rainwire with an opportunity to acquire a potentially profitable company are fair and in the best interests of Rainwire and its stockholders.

However, Rainwire’s shareholders are cautioned that they will suffer significant dilution as a result of the Share Exchange (see Risk Factors — “Current Rainwire shareholders will suffer immediate and substantial dilution under terms of the Share Exchange Agreement”). In addition, because Rainwire’s business will become that of Oasis after the Share Exchange, and because Oasis is a development stage company (see Risk Factors — “Oasis is a development stage company and has no significant operating history”), Rainwire’s shareholders are urged to carefully read the information provided in this Information Statement/ Proxy Statement/ Prospectus, including the financial statements provided herein.

For more information on the reasons Rainwire has approved the Share Exchange Agreement, see “The Acquisition of Oasis Group, Inc. — Reasons for the Approval of the Rainwire Board.”

Oasis Group, Inc.

Oasis’ board of directors determined that a reverse merger was the best vehicle to position Oasis in the public market. After discussions with the officers and directors of Rainwire, Oasis’ board of directors believed that its familiarity with Rainwire and Rainwire’s lack of current operations allowed Oasis to negotiate favorable terms and provisions in the Share Exchange Agreement, which Oasis believes will provide it with the least expensive and best opportunity to achieve its goal of reaching the public market.

However, Oasis’ shareholders are cautioned that Rainwire has incurred significant losses to date, currently has no operations (see Risk Factors — “Rainwire has incurred significant losses”), and its stock price may be adversely affected because it trades on the OTC Bulletin Board (see Risk Factors — “Our common stock is traded on the over the counter bulletin board and, as a result, there may be limited trading volume in the stock, as well as a greater spread between “bid” and “asked” prices”).

For more information on the reasons Oasis has approved the Share Exchange, see “The Acquisition of Oasis Group, Inc. — Reasons for the Approval of the Oasis Board.”

Q:	WHAT APPROVALS ARE REQUIRED?

A:	Rainwire Partners, Inc.

The approval of the Share Exchange Agreement and related transactions required the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote. On

December 20, 2001, Rainwire had 9,909,886 shares of common stock issued and outstanding and 500,000 shares of Series D Convertible Preferred Stock issued and outstanding, entitled to 10 votes per share. A written consent of the majority of the shareholders of Rainwire representing 3,712,811 shares of the common stock and 500,000 shares of the Series D Convertible Preferred Stock, which approved the foregoing was executed on December 20, 2001.

Oasis Group, Inc.

The approval of the Share Exchange Agreement requires the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote.

Q:	WHAT IS THE PURPOSE OF THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS?

A:	This document serves as Rainwire’s Information Statement and Prospectus and as Oasis’ Proxy Statement. As an Information Statement, this document is being provided to Rainwire’s shareholders to inform them that the holders of shares of Rainwire representing approximately 58.4% of the voting power of Rainwire stock have delivered to Rainwire a written consent approving the Share Exchange Agreement, amendments to Rainwire’s Amended and Restated Certificate of Incorporation, and the Rainwire Partners, Inc. 2000 Stock Option Plan. Under Delaware law, the amendments to Rainwire’s certificate of incorporation and Stock Option Plan must be approved by a majority of Rainwire’s Shareholders.

As a Proxy Statement/ Prospectus, this document is being provided to Oasis’ shareholders by Oasis because Oasis’ Board of Directors is soliciting the Oasis’ shareholders approval for the Share Exchange Agreement, and by Rainwire because Rainwire is offering Oasis shareholders shares of Rainwire common stock in exchange for their shares of Oasis common stock if the Share Exchange is completed.

Q:	WHAT DO I NEED TO DO NOW?

A:	Rainwire Partners, Inc.

Shareholders of Rainwire do not need to do anything at this time. The board of directors and a majority of the shareholders of Rainwire have already approved the Share Exchange. However, Rainwire’s shareholders are urged to carefully read and consider the information contained in this Information Statement/ Proxy Statement/ Prospectus.

Oasis Group, Inc.

After carefully reading and considering the information contained in this Information Statement/ Proxy Statement/ Prospectus, indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the shareholders meeting.

The special meeting will be at [ ] on [ ] at [ ] local time. If you are a holder of record, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy.

Q:	WHAT IF I DO NOT VOTE?

A:	Pursuant to Section 14-2-1103 of the Georgia Business Corporation Code shareholders of Oasis must approve the Share Exchange by a majority of shares entitled to vote. Accordingly, a failure to respond or an abstention will have the same effect as a vote AGAINST adoption of the Share Exchange Agreement. If you return your proxy signed but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the Share Exchange.

Q:	CAN OASIS SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR PROXY?

A:	Yes. You can change your vote by sending in a later-dated, signed proxy card before the shareholders meeting of Oasis, or by attending the meeting in person and voting differently. You can also revoke any proxy before the shareholders meeting by sending a written notice to Oasis.

Q:	WHY ARE RAINWIRE’S SHAREHOLDERS BEING PROVIDED WITH THIS INFORMATION STATEMENT?

A:	The Securities and Exchange Commission and federal securities laws require that Rainwire provide its holders of voting securities with notice of corporate action undertaken by written consent if proxies were not solicited. We are providing you with this Information Statement because the Amendments to the Certificate of Incorporation and Share Exchange Agreement were approved by the written consent of the holders of a majority of Rainwire’s stock and proxies were not required to be solicited.

Q:	WHAT RIGHTS DO I HAVE IF I OPPOSE THE SHARE EXCHANGE?

A:	Both Rainwire and Oasis shareholders may dissent and seek an appraisal of the fair market value of their shares, but only if they comply with all Delaware or Georgia laws and procedures, as appropriate. For more information, see “Outstanding Stock and Appraisal Rights” and “Exhibit B: Appraisal Rights Statute.”

Q:	WHEN DO YOU EXPECT THE SHARE EXCHANGE TO BE COMPLETED?

A:	If all conditions to closing have been satisfied, the parties will close the Share Exchange as soon as possible, but not before the greater of 20 days after this Information Statement/ Proxy Statement/ Prospectus is mailed to the Rainwire shareholders and the approval of greater than 50% of the Oasis shareholders is received.

Q:	WHERE SHOULD I SEND MY STOCK CERTIFICATE?

A:	Oasis shareholders should not send in their stock certificates with their proxy. You must keep your stock certificate until after the Share Exchange has been approved, at which time you will receive a letter of transmittal describing how you may exchange your Oasis stock certificate for certificates representing shares of Rainwire common stock. At that time, you will have to submit your Oasis stock certificates to the exchange agent with your completed letter of transmittal. Rainwire stockholders do not need to do anything with their stock certificates.

Q:	ARE THEIR RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE SHARE EXCHANGE?

A:	Yes. The section entitled “Risk Factors” beginning on page [ ] of this Information Statement/ Proxy Statement/ Prospectus describes a number of risks that you should consider in connection with the Share Exchange.

Q:	WHAT IS THE REVERSE SPLIT?

A:	In connection with the Share Exchange, on December 19, 2001, Rainwire’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company’s issued outstanding Common Stock (the “Reverse Split”). The amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Pursuant to the Reverse Split, each of the twenty shares of Rainwire’s Common issued and outstanding will be reclassified as, and exchanged for, one share of newly issued Common Stock.

Q:	WHY DID RAINWIRE INCREASE ITS AUTHORIZED SHARES OF COMMON STOCK?

A:	The Rainwire Board of Directors considered many factors in deciding to increase Rainwire’s authorized shares of Common Stock, including to effect the Share Exchange. See “The Acquisition of Oasis Group, Inc. — Reasons for the Approval of the Rainwire Board.”

Q:	WHY IS RAINWIRE PROPOSING APPROVAL OF THE RAINWIRE 2000 STOCK OPTION PLAN?

A:	Rainwire’s Board of Directors believes that the grant of equity-based awards such as stock options is a highly effective way to align the interests of employees, directors and consultants of Rainwire with those of stockholders and provides a cost-effective means of encouraging their contributions to the success of Rainwire.

Q:	WHOM SHOULD I CALL WITH ANY QUESTIONS:

A:	If you have more questions about the Share Exchange, or you need additional copies of this Information Statement/ Proxy Statement/ Prospectus or the enclosed proxy card, please contact:

Rainwire Partners, Inc.		Oasis Group, Inc.
8215 Roswell Road		8215 Roswell Road
Suite 925	and	Suite 925
Atlanta, Georgia 30350		Atlanta, Georgia 30350
Attention: Lyne Marchessault		Attention: Ronald A. Potts
Phone Number (770) 522-8181		Phone Number: (770) 522-8181

SUMMARY

      This summary highlights very important information in this Information Statement/ Proxy Statement/ Prospectus and may not contain all of the information that is important to you. Even though we have highlighted what we believe is the most important information, you should carefully read the entire Information Statement/ Proxy Statement/ Prospectus for a more complete understanding of the Share Exchange and related transactions, including the annexes and other documents to which we have referred you. You should also review the additional information about Rainwire on file with the Securities and Exchange Commission referred to in “Where You Can Find More Information”, which begins on page [       ] of this Information Statement/ Proxy Statement/ Prospectus.

The Share Exchange

      The acquisition of Oasis will be effected as a stock exchange whereby the shareholders of Oasis will receive shares of Rainwire and Oasis will become a wholly-owned subsidiary of Rainwire. The shareholders of Oasis will hold approximately 94.25% of the outstanding shares of the Company and the current shareholders of Rainwire will retain approximately 5.75% ownership on a fully-diluted basis. The Share Exchange Agreement is attached as Annex A to this Information Statement/ Proxy Statement/ Prospectus. We encourage you to read the Share Exchange Agreement. It is the principal document governing the Share Exchange. See “The Acquisition of Oasis Group, Inc.” and “Annex A: Plan and Agreement to Exchange Stock.”

The Companies

      Rainwire Partners, Inc. is a Delaware corporation with its principal offices located at 8215 Roswell Road, Suite 925, Atlanta, Georgia 30350. Rainwire was incorporated on May 10, 1991, and as of December 31, 2000, it had adopted a plan to discontinue its operations and liquidate its assets. See “Background Information on Rainwire Partners, Inc.”

      Oasis Group, Inc. is a privately-held Georgia corporation with its principal offices located at 8215 Roswell Road, Suite 925, Atlanta, Georgia 30350. Oasis is currently in the development stage of its business and has entered into, and intends to continue to enter into various agreements to implement its business plan. Oasis’ business plan consists of straightforward real estate golf resort and residential communities development, commercial and residential land acquisition for development, acquisition of commercial property, acquisition of developable land holdings for use or future sale, acquisition of existing resort and golf club communities and acquisition of a mortgage operation to compliment the residential development sales with added services. See “Background Information on Oasis Group, Inc.”

Certain Consequences of the Share Exchange

Change in Corporate Offices

      In August 2001, the corporate offices of Rainwire were transferred to Oasis’ corporate offices. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis’ offices on a rent free basis, although the parties have not entered into a formal agreement. Upon completion of the Share Exchange, Rainwire and Oasis will share their corporate office space.

Change in Senior Management

      Upon completion of the Share Exchange, Lyne Marchessault will resign as President of Rainwire, and Ronald A. Potts will be appointed President and Chief Executive Officer of Rainwire. Following the Share Exchange, Rainwire’s corporate officers will consist of Ronald A. Potts, President and Chief Executive Officer, Peggy A. Evans, Chief Financial Officer and Secretary.

Change in Board of Directors

      Upon completion of the Share Exchange, Ronald A. Potts will be appointed to the Board of Directors of Rainwire. Following the Share Exchange, Rainwire’s Board of Directors will consist of Lyne Marchessault, Michael McLaughlin, John Hill and Ronald A. Potts.

Change in Business Operations

      Upon completion of the Share Exchange, Rainwire’s operations will consist of those operations of Oasis. Oasis is a development stage company that’s business plan includes acquiring, owning, developing and selling parcels of undeveloped property and a residential mortgage operation. See “Background Information on Oasis Group, Inc. — Description of Business.”

Dilution of Current Rainwire Shareholders

      In connection with the Share Exchange, Rainwire will assign, transfer and deliver to the Oasis shareholders 16,289,141 shares of Rainwire common stock, representing approximately 94.25% ownership of Rainwire on a fully-diluted basis. After issuance of the Rainwire common stock to the shareholders of Oasis, and the one-for-twenty reverse split of Rainwire’s common stock, current Rainwire shareholders will hold as a group, approximately 5.75% of the fully-diluted Rainwire common stock.

     Stock Ownership of Officers and Directors

      Rainwire’s current officers and directors will beneficially own approximately 61.4% of the Rainwire common stock prior to the Share Exchange and 10.9% of the Oasis common stock prior to the Share Exchange. Rainwire’s current officers and directors will beneficially own approximately 13.5% of the combined company’s common stock after the Share Exchange.

      Oasis’ current officers and directors will beneficially own approximately 1.5% of the Rainwire common stock prior to the Share Exchange and approximately 23.5% of the Oasis common stock prior to the Share Exchange. Oasis’ current officers and directors will beneficially own approximately 21.5% of the combined company’s common stock after the Share Exchange.

Reasons for the Approval of the Share Exchange Agreement by the Rainwire Board

      On December 19, 2001, the Rainwire Board of Directors, unanimously approved the Share Exchange Agreement and determined that the acquisition of Oasis, and the transactions contemplated thereby are in the best interests of Rainwire and its shareholders.

      In reaching its decision to approve the Share Exchange Agreement, as well as the reverse stock split and authorized share increase, the Rainwire Board of Directors considered a number of factors. See “The Acquisition of Oasis — Reasons for the Approval of the Rainwire Board.”

Written Consent

      Under Section 228 of the Delaware General Corporation Law the above actions can be authorized, provided shareholders holding at least a majority of the outstanding shares of Rainwire entitled to vote on the matter at the Record Date give their written consent thereto. On December 20, 2001, the majority of the shareholders approved the Share Exchange Agreement and the other actions. Accordingly, a vote of the remaining stockholders of Rainwire is not necessary to complete the Share Exchange or other actions.

Reasons for the Approval of the Share Exchange by Oasis Board

      On December 19, 2001, the Oasis Board of Directors unanimously approved the Share Exchange Agreement and determined that Rainwire’s acquisition of Oasis was in the best interest of Oasis and its shareholders.

      In reaching its decision to approve the Share Exchange, the Oasis Board of Directors considered a number of factors. See “The Acquisition of Oasis — Reasons for the Approval of the Oasis Board.

Oasis Shareholder Vote

      If you are an Oasis shareholder, you may vote at the special meeting if you owned shares of Oasis common stock at the close of business on                 , 2002. As of the close of business on that day,        shares of Oasis common stock were outstanding.

      Approval and adoption of the Share Exchange Agreement, the Share Exchange and the other transactions contemplated by the Share Exchange Agreement, and approval of the proposal regarding further solicitation of proxies upon adjournment or postponement of the special meeting requires the affirmative vote of the holders of at least a majority of the outstanding shares of Oasis common stock.

Voting by Directors and Executive Officers

      On December 19, 2001, directors and executive officers of Rainwire and their affiliates were entitled to vote approximately 2,231,461 shares of Rainwire common stock, or approximately 22.5% of the shares of Rainwire common stock outstanding on that date. In addition, directors and executive officers of Rainwire were entitled to vote 500,000 shares of Series D Convertible Preferred Stock, which are entitled to a total of 5,000,000 votes, or 10 votes per share. Accordingly, on December 19, 2001, directors and executive officers of Rainwire and their affiliates were entitled to 7,231,461 out of a total of 14,909,886 votes, or 48.5% of the total voting power.

      On December 19, 2001, directors and executive officers of Oasis and their affiliates were entitled to vote approximately 11,200,000 shares of Oasis common stock, or approximately 28.5% of the shares of Oasis common stock outstanding on that date.

Conflicts of Interest

      The interests of certain members of the Board and Management of Rainwire and Oasis could be different than those of other Rainwire and Oasis shareholders. For example, three of the directors were members of both boards during a period of time when the companies were conducting their due diligence and prior to the negotiation of the Amended and Restated Share Exchange Agreement, and certain officers and directors of Rainwire and Oasis own stock in the other company. See “Risk Factors — “Various conflicts of interest existed during the negotiation of the Share Exchange Agreement.”

      In addition, certain officers and directors of Rainwire have entered into transactions with Rainwire, including the issuance of common stock in exchange for the satisfaction of $60,000 of debt owed to the officers and/or directors and the issuance of preferred stock to such officers and directors. In addition, certain officers and directors of Oasis and have entered into transactions with Oasis, including the issuance of preferred stock in exchange for the assignment of Real Estate Sale and Purchase Agreements. Moreover, as of December 31, 2001 Oasis had advanced approximately $115,000 to Rainwire. See “The Acquisition of Rainwire Partners, Inc. — Conflicts of Interest” and “The Acquisition of Oasis Group, Inc. — Conflicts of Interest.”

Closing and Conditions of the Share Exchange

      The acquisition of Oasis shall become effective at such time as the Conditions Precedent for closing the Share Exchange Agreement have been either satisfied or waived, and the required Shareholder consents and notifications are completed. See “Annex A: Plan and Agreement to Exchange Stock.”

Termination of the Share Exchange Agreement

      The Share Exchange Agreement may be terminated by either Rainwire or Oasis prior to the closing under certain circumstances. See “Annex A: Plan and Agreement to Exchange Stock.”

The Share Exchange Consideration

      On the date that the Boards of Directors of Rainwire and Oasis approved the Amended and Restated Share Exchange Agreement, December 19, 2001, Rainwire had 19,909,886 shares of common stock outstanding, on a fully-diluted basis, and the most recent closing price for Rainwire’s common stock was $0.05 per share. Accordingly, the Boards of Directors of Oasis and Rainwire agreed upon a valuation of Rainwire of approximately $995,500. Oasis had a total of 40,722,853 shares of its common stock issued and outstanding or reserved for issuance pursuant to agreements that Oasis had entered into, and the Boards of Directors of Rainwire and Oasis had agreed upon a valuation of Oasis, based on the value of real property and businesses that Oasis had agreements to acquire, of approximately $16,000,000. In order to maintain the respective valuations, but reduce the total number of shares outstanding after the Share Exchange, the Boards of Directors of Rainwire and Oasis agreed to a twenty-to-one reverse split of Rainwire’s common stock and an exchange ratio of 2.5 shares of Rainwire for every share of Oasis.

      Accordingly, pursuant to the Amended and Restated Share Exchange Agreement, the Oasis shareholders will receive 16,289,141 shares of Rainwire Common Stock constituting approximately 94.25% of the post acquisition fully-diluted shares of Rainwire Common Stock, and will dilute the current shareholders of Rainwire Common Stock to approximately 5.75% fully-diluted ownership post-exchange.

      Based on the closing prices of Rainwire common stock on December 18, 2001, the day before the Amended and Restated Share Exchange Agreement was executed, and                      , 2002, the date of this Information Statement/ Proxy Statement/ Prospectus, which were $0.05 and $                    , respectively, and the reverse split of 20 to 1 for the Rainwire common stock and exchange ratio of one share of Rainwire for every 2.5 shares of Oasis, Oasis shareholders will receive a number of shares of Rainwire common stock with a per share value of $0.40 or $                    , respectively, and a total transaction value of $                    and $                    , respectively. As of March 31, 2002, Oasis had $297,277 in assets and $595,024 in liabilities.

Federal Income Tax Consequences

      The acquisition of Oasis and the included transactions contemplated in connection therewith have been structured with the intent that they be tax-free to Rainwire, Oasis and holders of Oasis stock for federal income tax purposes. See “The Acquisition of Oasis Group, Inc. — Federal Income Tax Consequences.”

      In addition, the receipt of one share of common stock for every twenty share of common stock held prior to the reverse split as a result of the reverse split by Rainwire’s shareholders should not result in any taxable gain or loss to stockholders for federal income tax purposes.

      The federal income tax discussion set forth above is included for general information and may not apply to particular categories of holders of Oasis stock or options subject to special treatment under the federal income tax laws, such as foreign holders and holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant foreign, state, local or other tax consequences, which are not described above. The Oasis shareholders are urged to consult their tax advisors to determine the specific tax consequences of the Share Exchange, including the applicability and effect of foreign, state, local and other tax laws.

Accounting Treatment

      The transaction will be accounted for as a reverse acquisition of the fair market value of Rainwire’s stock by Oasis in accordance with generally accepted accounting principles. “See the Acquisition of Oasis — Accounting Treatment.”

Disposition of Current Operations

      Due to the poor financial performance experienced from operations, on December 31, 2000, Rainwire’s management adopted a plan to discontinue its operations and liquidate its assets. See “Background Information on Rainwire Partners, Inc. — Disposition of Current Operations.”

Dissenter’s Rights

      Under Delaware law, Rainwire shareholders have the right to seek an appraisal of the fair market value of their shares in connection with the Share Exchange and other actions. See “Outstanding Stock and Appraisal Rights” and “Annex B: Appraisal Rights Statutes.”

      Under Georgia law, Oasis shareholders have the right to seek an appraisal of the fair market value of their shares in connection with the Share Exchange. See “Outstanding Stock and Appraisal Rights” and “Annex B: Appraisal Rights Statutes.”

Market for Rainwire Common Stock

      On April 14, 2001, our common stock was delisted from the OTC Bulletin Board and until January, 2002, our common stock was traded on the “pink sheets.” Beginning on January 21, 2002, our common stock was relisted on the OTC Bulletin Board under the symbol “RNWR.”

      Upon completion of the Share Exchange, and the name change of Rainwire to Oasis Group, Inc., Rainwire expects to obtain a new symbol for trading on the OTC Bulletin Board.

The Amendments to Rainwire’s Certificate of Incorporation

      On December 19, 2001, Rainwire’s Board of Directors approved an amendment to Rainwire’s Amended and Restated Certificate of Incorporation to effect a one-for-twenty reverse stock split (the “Reverse Split”) of Rainwire’s then issued and outstanding Common Stock (the “Prior Common”), to change the name of Rainwire from Rainwire Partners, Inc. to Oasis Group, Inc. (the “Name Change”), and to increase the authorized shares of Common Stock of the Company to One Hundred Million (100,000,000) (the “Authorized Share Increase”).

      An amendment to Rainwire’s Amended and Restated Certificate of Incorporation reflecting the foregoing was filed with the Secretary of the State of Delaware on                     , 2002.

Rainwire Partners, Inc. 2000 Stock Option Plan

      The purpose of the Rainwire Partners, Inc. 2000 Stock Option Plan is to promote the long term success of Rainwire and the creation of stockholder value. The plan will reserve for issuance of stock incentives to employees, directors and consultants of Rainwire 1,050,000 shares of Rainwire common stock. All employees, directors and consultants of Rainwire and its subsidiaries will be eligible to participate in the plan. The plan provides for the grant of incentive and nonstatutory stock options.

RISK FACTORS

      The Share Exchange involves a high degree of risk. By consenting to the Share Exchange, current Oasis shareholders will be choosing to invest in Rainwire Common Stock. Additionally, as a result of the Share Exchange, current Rainwire shareholders will face dilution of their ownership interest in Rainwire. In addition to the other information contained in this Information Statement/ Proxy Statement/ Prospectus, you should carefully consider all of the following risk factors relating to the proposed Share Exchange, Rainwire, Oasis and the combined company in deciding whether to consent for the Share Exchange and other actions.

Risks Related to the Business

Because of our lack of funds and past losses, Rainwire’s independent accountant’s audit report states that there is substantial doubt about its ability to continue as a going concern.

      Rainwire’s independent certified public accountants have raised substantial doubt about its ability to continue as a going concern. In the event that the Share Exchange, and its included transactions, is not completed, the future of Rainwire is in serious doubt. Given our current financial position we are unable to effectively continue to operate our present business for any extended period into the future. In the absence of the closing the Share Exchange, it is most likely that we will be forced to effect a liquidation of Rainwire within the next three months

Rainwire has incurred significant losses.

      As of December 31, 2000, the end of Rainwire’s most recent fiscal year, Rainwire had incurred significant losses. Additionally, as of December 31, 2000, Rainwire adopted a plan to discontinue its operations and to liquidate its assets. Accordingly, Rainwire expects to continue incurring operating losses until it is able to derive meaningful revenues from Oasis’ anticipated operations. There can be no assurance that Oasis’ anticipated operations will ever produce profitable operations or that Rainwire will be able to continue to obtain financing until Oasis is able to produce profitable operations. Because of the substantial start-up costs that must be incurred by a new company, Rainwire expects to incur significant operating losses during the initial years of Oasis’ operations. No assurance can be given that the future operations of Oasis will be successful.

Rainwire does not anticipate paying any dividends in the foreseeable future.

      Rainwire presently anticipates that it will retain all available funds for use in the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future. Any future payment of dividends to its stockholders will depend on decisions that will be made by its board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, capital requirements and business prospects.

Oasis is a development stage company and has no significant operating history.

      Oasis was founded on November 16, 1999, and to date has not had any revenue producing operations on which you can evaluate its potential for future success. Oasis’ activities to date have been limited to conducting a private offering of its securities, entering into agreements or letters of intent concerning various real property and a mortgage brokerage company, and the purchase of undeveloped property located in Arizona, California, South Dakota and Wyoming. As an early-stage company, Oasis is subject to all risks, expenses, and uncertainties frequently encountered by new companies. Any unanticipated expenses, problems, or difficulties may result in material delays both in the completion of the Share Exchange and in implementing Oasis’ business plan.

Oasis may be unable to raise additional funding to pursue our strategies which may harm our business.

      Oasis anticipates the need for additional capital as it pursues its business strategy. Based on Oasis’ development plans for properties that it currently has under contract, Oasis will need approximately $25,000,000 over the next 12-24 months and a total of $49,500,000 over the next five years. Oasis expects to raise additional capital through a combination of new debt issuances and equity sales, from private as well as public sources, and traditional acquisition and development loans potentially utilizing any largely unencumbered properties as collateral for such loans. Issuance of any convertible debt and/or the sale of equity will likely have a dilutive effect on Oasis and its shareholders. Implementation of Oasis’ strategy and its business plans is contingent upon the availability of such funding sources. No assurance can be given that Oasis will be able to raise capital, at terms that are acceptable to Oasis, or at all, in order to fund its operations as set forth above.

Oasis’ business plan may never be implemented.

      Oasis’ business plan includes the acquiring, owning, developing and selling of parcels of undeveloped property and a residential mortgage operation. Oasis has entered into agreements or letters of intent concerning various real property and a mortgage brokerage company; however, there is no assurance that any of the transactions contemplated by the agreements will ever be completed.

Oasis business plan includes the acquisition of real property and/or businesses.

      Oasis’ business plan includes future acquisitions or investments in real property, other companies, facilities or technologies. The combined company may not realize the anticipated benefits of any acquisition or investment. If the combined company makes any acquisitions, it will be required to assimilate the operations, products and personnel of the acquired businesses and train, retain and motivate key personnel from the acquired businesses. Similarly, acquisitions may cause disruptions in the combined company’s operations and divert management’s attention from day-to-day operations, which could impair the combined company’s relationships with its employees, customers and strategic partners. In addition, the combined company’s profitability may suffer because of acquisition-related costs, amortization costs for certain intangible assets, and impairment losses related to goodwill.

Oasis’ real estate investments are relatively illiquid.

      Because real estate investments are relatively illiquid, Oasis’ ability to vary its portfolio promptly in response to economic or other conditions will be limited. The foregoing may impede the ability of Oasis to respond to adverse changes in the performance of its investments and could have an adverse effect on the company’s financial condition and results of operations.

Risks Related to the Offering

Current Rainwire shareholders will suffer immediate and substantial dilution under terms of the Share Exchange Agreement.

      Under the terms of the Share Exchange Agreement, Rainwire will effect a reverse split of its current issued and outstanding common stock and will issue shares of Rainwire’s Common Stock to the shareholders of Oasis. As a result, current shareholders of Rainwire will suffer substantial dilution.

      In addition, under the terms of the Share Exchange Agreement, Rainwire will amend its Certificate of Incorporation to increase its authorized shares of Common Stock to One Hundred Million (100,000,000). Rainwire’s ability to issue additional shares of Common Stock after the completion of the Share Exchange will subject current Rainwire shareholders to additional dilution.

No investment banker was hired to review the fairness of the transaction.

      No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the terms of the Share Exchange. Thus, you may have less protection than if an investment banker were involved in the transaction. For example, the consideration to be received by the shareholders of Rainwire and Oasis were determined to be fair by the board of directors of Oasis and Rainwire, and there has been less due diligence performed on Rainwire and Oasis than would have been the case if an investment banker were involved in the transaction. As a result, shareholders of Rainwire and Oasis are cautioned to rely on their own determination of the reasonableness of the terms of the proposed transaction and the consideration they will receive.

Various conflicts of interest existed during the negotiation of the Share Exchange Agreement.

      Upon execution of the Non-binding Share Exchange Agreement, on August 29, 2001, Ronald A. Potts, the President, Chief Executive Officer and a director of Oasis, was appointed President, Chief Executive Officer and a director of Rainwire, Peggy A. Evans, the Chief Financial Officer of Oasis was appointed Chief Financial Officer of Rainwire, and Michael McLaughlin and John Hill, directors of Oasis were appointed as directors of Rainwire. During the review of the due diligence items in connection with the Non-binding Share Exchange Agreement, the parties determined that the terms of the share exchange were not fair and in the best interests of the shareholders of the respective companies, and that new terms would need to be negotiated.

      On November 12, 2001, at the advice of corporate legal counsel, Ronald A. Potts resigned as President, Chief Executive Officer and as a director of Rainwire. In addition, John Hill and Michael McLaughlin resigned as directors of Oasis. On December 14, 2001, Jack DiFranco was appointed to the Board of Directors of Oasis. On December 19, 2001, the respective Boards of Directors of Oasis and Rainwire approved an Amended and Restated Share Exchange Agreement.

      On the date that the Board of Directors of each company approved the Amended and Restated Share Exchange Agreement, the Rainwire board consisted of:

•	Lyne Marchessault;

•	John Hill; and

•	Michael McLaughlin,

and the Oasis board consisted of:

•	Ronald A. Potts; and

•	Jack DiFranco.

On that same date, the officers of Rainwire were:

•	Lyne Marchessault, President and Secretary;

•	Peggy A. Evans, Chief Financial Officer; and

•	Michael McLaughlin, Assistant Secretary,

and the officers of Oasis were:

•	Ronald A. Potts, President and Chief Executive Officer; and

•	Peggy A. Evans, Chief Financial Officer and Secretary.

      Accordingly, during the period from the execution of the Non-binding Share Exchange Agreement on August 29, 2001, until November 12, 2001, Rainwire and Oasis were under common control. However, from November 12, 2001, to the approval and execution of the Amended and Restated Share Exchange Agreement, the only person who was an officer or director of both companies was Peggy A. Evans, who did not vote for the Share Exchange on behalf of either company.

      In addition, on the date that the Boards of Directors of Rainwire and Oasis approved the Amended and Restated Share Exchange Agreement, certain of the officers and directors of the companies owned stock in the other company as follows:

• Lyne Marchessault.	Approximately 4.6% of the outstanding common stock of Oasis
• Peggy A. Evans.	Approximately 4.3% of the outstanding common stock of Oasis
• John Hill.	Less than 1% of the outstanding common stock of Oasis
• Michael McLaughlin.	Less than 1% of the outstanding common stock of Oasis
• Ronald A. Potts.	Approximately 1.5% of the outstanding common stock of Rainwire on a fully-diluted basis

      The directors of each of Rainwire and Oasis have an independent obligation to ensure that the participation in the share exchange of each individual company is fair and equitable, considering all factors unique to each company and without regard to whether the share exchange is fair and equitable to the other company. The directors sought to discharge faithfully this obligation to each of the companies, but you should bear in mind that three of the directors were members of both boards during a period of time when the companies were conducting their due diligence and prior to the negotiation of the Amended and Restated Share Exchange Agreement. As a result, these directors may not have had a totally independent perspective during the negotiations of the Amended and Restated Share Exchange Agreement, which may have led them to advocate positions during such negotiations different from what they may have advocated had they not had the same perspective.

Our common stock is traded on the over the counter bulletin board and, as a result, there may be limited trading volume in the stock, as well as a greater spread between “bid” and “asked” prices.

      Our common stock is traded on the Electronic Bulletin Board, on the over the counter market (the “OTC Bulletin Board”). While a public market currently exists for our common stock, trading of relatively small blocks of stock can have a significant impact on the price at which the stock is traded. In addition, the over the counter market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the common stock without regard to our operating performance.

      Issuers whose securities are traded on the OTC Bulletin Board may experience a greater spread between the “bid” and “asked” prices of their securities compared with securities traded on a national securities exchange or Nasdaq, and a limited liquidity in their securities. In addition, many investors have policies against the purchase or holding of securities traded in the over-the-counter markets. Trading in an over-the-counter market such as OTC Bulletin Board has, and will continue to, affect both the trading volume and the market value of our common stock for the foreseeable future.

We will be subject to the penny stock rules which may adversely affect trading in our stock.

      Because our common stock is not listed on any securities exchange or the Nasdaq Stock Market and may not have a trading price of at least $5.00 per share, our common stock is subject to federal penny stock regulations. As a result, the market liquidity for the shares received in this offering could be adversely affected because these regulations require broker-dealers to make a special suitability determination for the purchase and to have received the purchaser’s written consent to the transaction prior to the sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. As a result, it may be more difficult for a broker-dealer to sell the shares received in this offering.

Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial statements of business to be acquired:

(1) Audited financial statements of The Oasis Group, Inc. as of and for the year ended December 31, 2001, and unaudited financial statements of The Oasis Group, Inc. for the three months ended March 31, 2002 and 2001 (included elsewhere herein).

      (b) Pro forma financial information:

(1) Pro forma financial information as of December 31, 2001 and March 31, 2002.

PRO FORMA FINANCIAL INFORMATION

      Assuming the share exchange is completed, Rainwire Partners, Inc. will be the legal parent of The Oasis Group, Inc. For accounting purposes, The Oasis Group, Inc. will be the acquirer and its financial information will be reported from the effective date of the merger forward. Accordingly, the operations of Rainwire will no longer be reported and all historical financial information and results of operations will be that of The Oasis Group, Inc.

      The Oasis Group, Inc. a development stage, Georgia corporation was formed in November 1999, however, it had no financial transactions during that year. The information included herein for Oasis is as of December 31, 2001 and for the year then ended and the three months ended March 31, 2002.

PRO FORMA NARRATIVE

Operations of Rainwire Partners, Inc.

      For the three months ended March 31, 2002, Rainwire Partners, Inc. was in the development stage and had no operations, having discontinued them as of December 31, 2000. Therefore, there are no continuing operations for Rainwire during the year ended December 31, 2001, or for the three months ended March 31, 2002.

Operations of The Oasis Group, Inc.

      The operations of The Oasis Group, Inc were comprised of start-up activities for which all incurred costs have been expensed. Since inception and through March 31, 2002, Oasis incurred operating losses totaling approximately $2,438,000, exclusive of accumulated other comprehensive loss of $182,000, arising from unrealized holding losses on available-for-sale securities. Therefore, neither Rainwire nor Oasis had any operating revenues except for interest income of $2,453 earned by Oasis.

Pro forma effect on operations of combining the two companies had the transaction occurred at the beginning of the most recent fiscal periods — year ended December 31, 2001 and three months ended March 31, 2002.

      Had the two companies been combined for the year ended December 31, 2001 and for the three months ended March 31, 2002, the pro forma effect would have been a loss from continuing operations of approximately $1,379,278 for the year ended December 31, 2001. For the three months ended March 31, 2002 a loss from continuing operations would have been $430,837. The resulting pro forma loss per share for these periods would have been $.08, and $.02, respectively, based on the weighted average number of shares outstanding, assuming the merger at the beginning of 2001. The previously reported loss per share for Rainwire for these periods was $.0 cents. The following are Pro Forma consolidated statements of operations for these periods:

RAINWIRE PARTNERS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE (LOSS)
Year Ended December 31, 2001
(unaudited)

						Pro Forma
						November 16, 1999
	Rainwire					(Inception)
	Partners,	Oasis			Pro	through
	Inc.	Group, Inc.		Pro Forma Adjustments	Forma	December 31, 2001

Revenues	$—	$2,453			$2,453	$2,453

Costs and Expenses
General and administrative expenses	—	1,138,519			1,138,519	1,640,923
Loss on abandonment of preacquisition costs and advances	—	243,212			243,212	243,212
Unrecoverable advances to affiliate	—	114,925	a	$114,925	—

Total Costs and Expenses	—	1,496,656		114,925	1,381,731	1,884,135

Net Loss	—	(1,494,203)		114,925	(1,379,278)	(1,881,682)
Other Comprehensive (loss)					—
Unrealized holding gain (loss) on available-for-sale securities	—	(107,500)			(107,500)	(224,500)

Comprehensive (loss)	$—	$(1,601,703)		$114,925	$(1,486,778)	$(2,106,182)

Net Loss per common share					$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING					16,925,052

PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2001

a	Elimination of unrecoverable intercompany advances expensed by Oasis, prior to consolidation which Rainwire included as an advance from affiliate at December 31, 2001

RAINWIRE PARTNERS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE (LOSS)
Three Months Ended March 31, 2002
(unaudited)

						Pro Forma
						November 16, 1999
	Rainwire					(Inception)
	Partners,	Oasis			Pro	through
	Inc.	Group, Inc.		Pro Forma Adjustments	Forma	March 31, 2002

Revenues	$—	$—			$—	$2,453

Costs and Expenses
General and administrative expenses	—	350,230			350,230	1,991,153
Loss on abandonment of preacquisition costs and advances						243,212
Unrecoverable advances to affiliate	—	10,930	a	$10,930
Loan fees and interest	—	80,607			80,607	80,607

Total Costs and Expenses	—	441,767		10,930	430,837	2,314,972

Net Loss	—	(441,767)		10,930	(430,837)	(2,312,519)
Other Comprehensive (loss)
Unrealized holding gain (loss) on available-for-sale securities	—	42,500		—	42,500	(182,000)

Comprehensive (loss)	$—	$(399,267)		$10,930	$(388,337)	$(2,494,519)

Net Loss per common share					$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING					17,284,635

PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2001

a	Elimination of unrecoverable intercompany advances expensed by Oasis, prior to consolidation which Rainwire included as an advance from affiliate at March 31, 2002

      The following is the pro forma balance sheet had the two companies been combined as of the March 31, 2002:

PRO FORMA BALANCE SHEETS

March 31, 2002
(unaudited)

ASSETS

	Pro Forma Adjustments

	Rainwire	Oasis					Pro Forma

CURRENT ASSETS
Cash	$—	$528					$528
Available-for-sale securities		185,000					185,000

TOTAL CURRENT ASSETS	—	185,528					185,528

OTHER ASSETS
Preacquisition costs — legal		29,804					29,804
Real Estate deposits/advances		7,015					7,015

		36,819

	$—	$222,347					$222,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$—	$267,000					267,000
Accounts payable	817,974	125,802					943,776
Related party advances	125,855	196,615	c	125,855			196,615
Accrued business disposal costs/expenses	33,012						33,012
Other accrued liabilities	20,593	5,607					26,200

TOTAL CURRENT LIABILITIES	997,434	595,024		125,855			1,466,603

REDEEMABLE PREFERRED STOCK	102,911						102,911

COMMITMENTS AND CONTINGENCIES
Common stock	19,910	1,896,809	a	1,899,434			17,285
Paid-in capital	1,421,672		b	2,491,927	a	1,899,434	829,179
Contributed capital		350,888					350,888
Accumulated other comprehensive (loss)		(182,000)					(182,000)
(Deficit) accumulated since inception	(2,491,927)	(2,438,374)			b	2,491,927	(2,312,519)
					c	125,855
Treasury Stock, 10,000,000 shares	(50,000)						(50,000)

	(1,100,345)	(372,677)		4,391,361		4,517,216	(1,347,167)

	$0	$222,347		4,517,216		4,517,216	$222,347

PRO FORMA ADJUSTMENTS AS OF March 31, 2002

Results of the stock exchange transaction

a	to adjust par value of common stock outstanding after merger per calculation below.

b	elimination of Rainwire’s deficit against paid-in capital as a result of the stock exchange transaction.

c	elimination of liability to Oasis which Oasis has charged to expense

Calculation of common stock outstanding — pro forma

	Common Stock

Shares outstanding of Rainwire at March 31, 2002	19,909,886	19,910

Effect of reverse stock split of 20 for 1	995,494	996
Issuance of common stock by Rainwire to acquire The Oasis Group, Inc. (based on 2.5 Oasis shares outstanding for 1 Rainwire Share to be issued)	16,289,141	16,289

Shares outstanding after merger	17,284,635	17,285

THE ACQUISITION OF OASIS GROUP, INC.

Background of the Offer and the Acquisition

     Background of Rainwire

      In the fall of 2000, Internet-related professional service firms began to experience significant declines in revenue and profits primarily due to (i) broad-based general economic slowdown in which clients significantly tightened technology budgets, (ii) increased competitive pressure from traditional management consulting, information technology services, and eBusiness services competitors, and (iii) a lack of urgency by companies to fund eBusiness projects. These negative industry trends dramatically affected the financial results of Rainwire and its peer firms.

      As a result of significant operating losses and a significant decline in its customer base, on December 31, 2000, management of Rainwire, adopted a plan to discontinue the operations of Rainwire, liquidate its assets and explore alternative plans for growth, which included the identification of companies in markets that had greater growth and profitability potential than the market for e-business solutions.

     Background of Oasis

      Management and the Board of Directors of Oasis had periodically reviewed its long-term strategic plans and had periodically considered a wide range of options, including internal growth strategies, growth through various strategic alliances, investments, acquisitions or business combinations, and concluded that the ability to have publicly traded stock would benefit Oasis in implementing its business plan.

     Background of the Agreement

      In February, 2001, Rainwire’s board of directors consisting of Bryan Johns, Walter Elliott and Lyne Marchessault, and Ronald A. Potts, the president and a director of Oasis began discussions concerning the use of Rainwire as a reverse merger vehicle to position Oasis in the public market. These initial discussions did not result in any agreements, and the Board of Directors of Rainwire determined that it should pursue other merger or acquisition candidates.

      In June 2001, Rainwire received a Letter of Intent from a company concerning a possible Share Exchange (“Company A”). After review and negotiation by legal counsel for the parties, the Board of Directors of Rainwire, consisting of Mr. Elliott and Ms. Marchessault approved the execution of a Letter of Intent with Company A. Because Company A could not obtain the necessary funding to complete the transaction, the Letter of Intent was declared void by Rainwire during the first week in August 2001.

      As a result of its unsuccessful negotiations with Company A, Rainwire re-entered discussions with Oasis during the beginning of August, 2001. During these discussions, Oasis agreed to lend money to Rainwire on a short-term basis to allow Rainwire to meet some of its current obligations.

      As a result of the discussions with Oasis in August 2001, on or about August 16, 2001, Oasis forwarded a Letter of Intent to Rainwire. The Board of Directors of Rainwire, consisting of Mr. Elliott and Ms. Marchessault had various telephone discussions concerning the terms of the Letter of Intent with Oasis and entered into a written consent of the Board of Directors on August 22, 2001, approving the Letter of Intent. On August 22, 2001, Rainwire and Oasis executed the Letter of Intent, which was voidable by either of the parties if an agreement was not executed by August 30, 2001.

      On or about August 25, 2002, a draft of the Plan and Agreement to Exchange Stock was forwarded to the Boards of Directors of Rainwire and Oasis. The Board of Directors of Rainwire, consisting of Mr. Elliott and Ms. Marchessault had various telephone discussions concerning the terms of the Agreement and lack of any other alternative transactions for Rainwire. The Board of Directors of Oasis, consisting of Mr. Potts, John Hill and Michael McLaughlin, had various telephone discussions concerning the terms of the Agreement.

      During the period from August 25, 2001 through August 29, 2001, Ms. Marchessault and Mr. Elliott had various telephone conversations concerning the terms of the Agreement and Rainwire’s stock price. Although, Rainwire’s stock price had suffered, Mr. Elliott and Ms. Marchessault agreed that the terms of the reverse stock split in the letter of intent were excessively dilutive. Ms. Marchessault and Mr. Elliott had various discussions with Mr. Potts concerning the terms of the Agreement and Rainwire and Oasis agreed to revise the terms of the reverse split of Rainwire common stock from a forty-to-one ratio to a twenty-to-one ratio. In addition, Mr. Elliott agreed to resign as an officer and director of Rainwire and Rainwire agreed to appoint Mr. Potts, Mr. McLaughlin and Mr. Hill to the Board of Directors of Rainwire.

      On August 29, 2001, Rainwire and Oasis completed negotiations and the Plan and Agreement to Exchange Stock (the “Non-Binding Share Exchange Agreement”) was signed and approved by the written consent of the Board of Directors of Rainwire, consisting of Mr. Elliott and Ms. Marchessault and Board of Directors Oasis, consisting of Messrs. Potts, Hill and McLaughlin subject to the completion of due diligence and exchange of Schedules as outlined in the Non–Binding Share Exchange Agreement.

      Upon execution of the Non-Binding Share Exchange Agreement, Mr. Elliott resigned as a director and vice president of Rainwire, and Messrs. Potts, McLaughlin and Hill were appointed to the Board of Directors of Rainwire. In addition, Mr. Potts was appointed President and Chief Executive Officer of Rainwire and Peggy A. Evans was appointed Chief Financial Officer of Rainwire.

      Shortly after August 29, 2001, Rainwire and Oasis exchanged due diligence requirements checklists and began to prepare each other’s respective deliverables.

      During the period between August 29, 2001, and November 12, 2001, there were numerous telephone calls and meetings between members of senior management and their legal counsel regarding certain due diligence matters, including, most notably, the settlement of Rainwire’s outstanding liabilities. As a result of these discussions, and in order to mitigate its outstanding liabilities, Rainwire hired an outside firm to negotiate the settlement of its outstanding liabilities. There were also numerous discussions between Mr. Potts and Ms. Marchessault concerning the increase in the number of Oasis shares outstanding from the date that the Agreement was executed.

      As a result of these discussions, Oasis and Rainwire determined that the terms of the Plan and Agreement to Exchange Stock would need to be amended, and on November 12, 2001, at the advice of corporate legal counsel, Mr. Potts resigned as President, Chief Executive Officer, Chairman of the Board and as a director of Rainwire. In addition, Mr. Hill and Mr. McLaughlin resigned as directors of Oasis. Legal counsel further advised Rainwire and Oasis to file a Registration Statement on Form S-4 in connection with the Share Exchange.

      On December 18, 2001, legal counsel distributed the final draft of the Share Exchange Agreement.

      On December 19, 2001, the Rainwire and Oasis Board of Directors held telephonic meetings to consider the proposed agreement, including the new terms. Prior to the meetings, the directors were provided with a draft of the Amended and Restated Share Exchange Agreement and related documents. On that date, Rainwire had 19,909,886 shares of common stock outstanding, on a fully-diluted basis, and the most recent closing price for Rainwire’s common stock was $0.05 per share. Accordingly, the Boards of Directors of Oasis and Rainwire agreed upon a valuation of Rainwire of approximately $995,500. Oasis had a total of 40,722,853 shares of its common stock issued and outstanding or reserved for issuance pursuant to agreements that Oasis had entered into, and the Boards of Directors of Rainwire and Oasis agreed upon a valuation of Oasis, based on the value of the real property and businesses that Oasis had agreements to purchase, of approximately $16,000,000. In order to maintain these respective valuations, but reduce the total number of shares outstanding after the Share Exchange, the Boards of Directors of Rainwire and Oasis agreed to a twenty-to-one reverse split of Rainwire’s common stock and an exchange ratio of one share of Rainwire for every 2.5 shares of Oasis.

      Both the Rainwire and Oasis Board of Directors held separate telephone discussions and determined that the transactions contemplated by the Amended and Restated Share Exchange Agreement and related documents were advisable and in the best interest of their respective companies and stockholders. On December 19, 2001, both the Rainwire and Oasis Boards of Directors approved the Amended and Restated Share Exchange Agreement by written consent, directed their executive officers to execute the Amended and Restated Share Exchange Agreement and recommended the Amended and Restated Share Exchange Agreement to their respective shareholders.

      On December 19, 2001, the Share Exchange Agreement and related documents were executed by the parties.

      On December 20, 2001, the Share Exchange Agreement and related documents were approved by a majority of the shareholders of Rainwire by written consent.

Approval of the Rainwire Board

      The Rainwire Board of Directors, on December 19, 2001, unanimously approved the Amended and Restated Share Exchange Agreement and the transactions contemplated thereby, including the acquisition, and determined that the acquisition, and the transactions contemplated thereby are in the best interests of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

Reasons for the Approval of the Rainwire Board

      In approving the Share Exchange Agreement, Rainwire’s Board considered a number of factors, including, but not limited to, the following:

1. The board considered the financial condition, results of operations, business and prospects of Rainwire and concluded that Rainwire’s financial condition, results of operations, business and prospects made it very doubtful that it was strong enough to sustain itself, if an acquisition was not consummated.

2. The board considered the fact that it could not reach an agreement during its discussions with another party concerning a similar transaction, and had not found any other opportunities and did not believe that it was likely that another opportunity would present itself.

3. The board considered the review by Rainwire’s management of filing for protection under Chapter 11 filing of the United States Bankruptcy Code, and concluded that a Chapter 11 filing was unlikely to result in a greater value to Rainwire or its shareholders than the acquisition of Oasis on the terms specified in the Amended and Restated Share Exchange Agreement.

4. The board considered the fact that the share exchange was expected to be tax free to the shareholders of Rainwire.

5. The board considered its familiarity of with the management and business plan of Oasis.

6. The board considered the fact that Oasis could produce audited financial statements and other information necessary for the filing of this registration statement.

7. The board considered the fact that Oasis had agreed to pay all fees and expenses associated with this registration statement.

      Rainwire’s Board also considered the following possible negative factors in reaching its decision to approve the Share Exchange Agreement:

1. The board considered the significant dilution that the Rainwire shareholders will suffer as a result of the Share Exchange.

2. The board considered the fact that since the exchange ratio is fixed, fluctuations in the share price of Rainwire’s common stock could increase or decrease the value of the consideration received by Rainwire’s shareholders.

3. The board considered all of the risks typically associated with consummating a Share Exchange with development stage company, including the fact that Oasis had not produced any revenue from operations and that it had a limited number of binding agreements executed at the time the Amended and Restated Share Exchange was being considered.

4. The board considered the risk that Oasis would not be able to successfully implement its business plan.

5. The board considered the risk that the Share Exchange would not be completed.

6. The board considered the risk that the interests of its officers and directors may be different from, or in addition to, those of its shareholders generally. See “Background Information of Rainwire Partners, Inc. — Conflicts of Interest.”

      The foregoing discussion of the information and factors considered and given weight by Rainwire’s Board is not intended to be exhaustive. Members of Rainwire’s board of directors evaluated these factors in light of their knowledge of Rainwire’s business, the industries in which Rainwire and Oasis operate and their business judgment. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Rainwire Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rainwire Board may have given different weights to different factors.

      The Board of Directors of Rainwire has not requested or received, and will not receive, an opinion of an independent investment banker as to whether the Share Exchange is fair from a financial point of view to Rainwire and its shareholders.

Approval of the Oasis Board

      The Oasis Board of Directors, on December 19, 2001, unanimously approved the Share Exchange Agreement and the transactions contemplated thereby, including the acquisition of Oasis by Rainwire, and determined that the acquisition, and the transactions contemplated thereby are in the best interests of Oasis and its shareholders. On the Record Date, the Board of Directors as a group held approximately           % of the voting stock of Oasis.

Reasons for the Approval of the Oasis Board

      In approving the Share Exchange Agreement, the Oasis Board considered a number of factors, including, but not limited to, the following:

1. The board considered that its investors, shareholders and management have requested and desire liquidity as soon as possible.

2. The board considered that Oasis’ ability to implement its business plan would increase if it were a public company.

3. The board considered that a reverse merger, and filing of a registration statement under the 1933 Act is a well known, and would treat all of its shareholders equally as they would be able to sell their shares without the expense and paperwork burden that would be imposed if their stock was not fully registered.

4. The board considered its familiarity with the financial condition and management of Rainwire.

5. The board considered the fact that Rainwire had ceased all operations and that Rainwire’s business operations after the Share Exchange would be solely that of Oasis.

6. The board considered the fact that the share exchange was expected to be tax free to the shareholders of Oasis.

      Oasis’ Board also considered the following possible negative factors in reaching its decision to approve the Share Exchange Agreement:

1. The board considered the fact that, under the terms of the Amended and Restated Share Exchange Agreement, the fees and expenses associated with the Share Exchange and the filing of this registration statement would be borne by Oasis.

2. The board considered the risk that the announcement of the Share Exchange and the efforts necessary to complete the Share Exchange and this registration statement could result in a disruption of the operations of Oasis by, among other things, diverting management and other resources of Oasis from their day-to-day operations.

3. The board considered the significant losses incurred by Rainwire and the company’s ability to settle Rainwire’s liabilities before and after the Share Exchange.

4. The board considered Rainwire’s low stock price, volume and trading market.

5. The board considered the risk that the interests of its officers and directors may be different from, or in addition to, those of its shareholders generally. See “Background Information of Oasis Group, Inc. — Conflicts of Interest.”

      The foregoing discussion of the information and factors considered and given weight by Oasis’ Board is not intended to be exhaustive. Members of Oasis’ board of directors evaluated these factors in light of their knowledge of Oasis’ business, the industries in which Rainwire and Oasis operate and their business judgment. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Oasis Board did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Oasis Board may have given different weights to different factors.

      The Board of Directors of Oasis has not requested or received, and will not receive, an opinion of an independent investment banker as to whether the Share Exchange is fair from a financial point of view to Oasis and its shareholders.

Accounting Treatment

      The transaction will be accounted for as a reverse acquisition of the fair market value of Rainwire’s stock by Oasis in accordance with generally accepted accounting principles. The accounting treatment applied in the reverse transaction differs from the legal form of the transaction and the continuing legal parent is Rainwire.

Regulatory Matters

      Rainwire does not believe that any material federal or state regulatory approvals, filings or notices are required by Rainwire or Oasis in connection with the Share Exchange other than such approvals, filings or notices required pursuant to federal and state securities laws. Under Delaware law, approval of the Share Exchange and related Amendments to Rainwire’s Certificate of Incorporation, must be obtained from the shareholders of Rainwire that own a majority of the outstanding shares. Under Georgia law, approval of the Share Exchange must be obtained from the shareholders of Oasis that own a majority of the outstanding shares.

Federal Income Tax Consequences

      The Acquisition and the included transactions contemplated in connection therewith have been structured with the intent that they be tax-free to Rainwire Partners, Inc., Oasis Group, Inc. and holders of Rainwire Partners, Inc. stock for federal income tax purposes. Assuming that the Acquisition constitutes a tax-free reorganization for federal income tax purposes, the following are the general federal income tax consequences:

      No gain or loss will be recognized by Rainwire, current stockholders of Rainwire or Oasis in connection with the Acquisition and the included transactions contemplated in connection therewith.

      The receipt of one share of common stock for every twenty share of common stock held prior to the reverse split as a result of the reverse split by Rainwire’s shareholders should not result in any taxable gain or loss to stockholders for federal income tax purposes.

      In addition, the acquisition may result in the limitation on the use of net operating losses or the loss of the use of net operating losses of Rainwire under section 382 of the Internal Revenue Code.

      The federal income tax discussion set forth above is included for general information and may not apply to particular categories of holders of Oasis stock or options subject to special treatment under the federal income tax laws, such as foreign holders and holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant foreign, state, local or other tax consequences, which are not described above. The Oasis shareholders are urged to consult their tax advisors to determine the specific tax consequences of the Acquisition, including the applicability and effect of foreign, state, local and other tax laws.

General Terms of Share Exchange Agreement

      The following is a summary of the material provisions of the Share Exchange Agreement by and between Oasis and Rainwire. This summary does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached hereto as Annex A.

Exchange and Purchase of Shares

      On the terms and subject to the conditions set forth in the Share Exchange Agreement, at the closing Rainwire shall assign, transfer, and deliver to the Oasis shareholders, in their pro rata percentages based upon their percentage ownership of Oasis common stock pre-closing, one (1) share of Rainwire Common Stock for every 2.5 shares of Oasis common stock held by the Oasis shareholders. The pre-closing holders of Rainwire Common Stock shall retain their shares which, immediately following the issuance of Rainwire Common Stock to the Oasis shareholders in connection with the closing of the Acquisition shall constitute approximately 5.75% of the fully-diluted shares of Rainwire Common Stock post-closing. Prior to the Closing, Rainwire will effect a one-for-twenty reverse split of its issued and outstanding Common Stock and will subsequently increase its authorized shares of Common Stock of the Company to One Hundred Million (100,000,000).

Closing

      The “Closing” shall mean the consummation of the exchange of shares of Rainwire Common Stock and shares of Oasis common stock, as well as the consummation of any other transactions which are included in the Share Exchange Agreement and required to occur at or before Closing. The Closing shall take place no later than within three business days following the date upon which all of the conditions precedent contained in the Share Exchange Agreement have occurred and all regulatory matters have been complied with.

Representations and Warranties

      The Share Exchange Agreement contains various customary representations and warranties of the parties thereto, without limitation, representations (a) by Rainwire and Oasis as to their respective corporate status, capitalization, accuracy of financial statements, the authorization and the enforceability of the Share Exchange Agreement against each such party, absence of legal proceedings, the absence of certain changes or events concerning their respective businesses since September 30, 2001, certain tax matters, certain employee benefit and pension plan matters, certain environmental matters, quality of assets, certain labor matters, insurance matters and the absence of material adverse changes with respect to their material contracts, and (b) by Rainwire as to its compliance concerning SEC filings. The representations and warranties contained in the Share Exchange Agreement will survive the Closing.

Covenants

      The Share Exchange Agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows.

Conduct of Business Prior to Closing

      From December 19, 2001 until Closing, Oasis covenants to, among other things, except to the extent that Rainwire gives written consent to the contrary:

(a) operate its business substantially as previously operated and only in the regular ordinary course;

(b) maintain its assets and properties in good order and condition;

(c) pay all accounts payable and collect all accounts receivable in accordance with prudent business practice;

(d) comply with all laws applicable to the conduct of its business; and

(e) maintain its books and records in the usual, regular, and ordinary manner, on a basis consistent with past practices.

      From December 19, 2001 until Closing, Rainwire covenants that unless the prior written consent of Oasis shall have been obtained, and except as otherwise expressly contemplated herein, Rainwire shall and shall cause each of its Subsidiaries to:

(a) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers; and

(b) notify Oasis of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have an Rainwire Material Adverse Effect (as defined in the Exchange Agreement) or would cause or constitute, a breach of any of Rainwire’s representations, warranties or covenants contained in the Exchange Agreement; or (ii) any material change in the normal course of business or in the operation of Rainwire’s assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings.

Actions Prior to Closing

      From December 19, 2001 until Closing, Oasis covenants not to, among other things, without prior written consent of Rainwire:

(a) take any action that affects the ability of any party to obtain its consents to or perform its covenants and agreements under the Share Exchange Agreement;

(b) amend any of its organizational or governing documents;

(c) incur any additional debt or other obligation except in the ordinary course of business;

(d) repurchase, redeem, or otherwise acquire or exchange Oasis common stock or issue, sell, pledge or otherwise permit to become outstanding any additional Oasis common stock;

(e) purchase, acquire, sell or dispose of any assets or properties, except in the ordinary course of business;

(f) grant any increase in compensation or benefits to the employees or officers of Oasis, enter into or amend any employment contract between Oasis and any person or entity, or adopt any new employee benefit plan or make a material change in or to any existing employee benefit plan;

(g) make any significant change in any tax or accounting methods;

(h) commence any litigation other than in accordance with post practice; or

(i) modify, amend or terminate any material contract.

      From December 19, 2001 until Closing, Rainwire covenants and agrees that neither Rainwire nor any of its Subsidiaries, will do any of the following without the prior written consent of Oasis:

(a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents (as defined in the Exchange Agreement) to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

(b) take any action, or omit to take any action, which would cause any of the representations and warranties contained in the Share Exchange Agreement to be untrue or incorrect.

Supplemental Disclosure

      From December 19, 2001 until Closing, Rainwire and Oasis covenant that they each have the continuing obligation to disclose in writing to the other party any matter or information hereafter arising or becoming known that, if known on the date of execution of the Agreement, would have been required to be set forth or listed in a Schedule thereto.

Conditions Precedent

      Rainwire and Oasis shall each use its best efforts to satisfy its respective conditions precedent for Closing.

Financial Statements

      Promptly upon completion of the audits referred to in the Share Exchange Agreement, Oasis shall deliver to Rainwire copies of its audited financial statements, at and through December 31, 2000, and copies of its unaudited financial statements for the period ended September 30, 2001 together with the notes thereto and the report thereon.

Other Transactions

      Rainwire and Oasis shall deal exclusively and in good faith with each other with regard to the transactions contemplated by the Share Exchange Agreement and will not (a) solicit submission of proposals, (b) participate in any discussions or negotiations, or (c) enter into any agreement or understanding that would have the effect of preventing the consummation of the transactions contemplated by the Share Exchange Agreement.

Conditions Precedent to Obligations of Rainwire and Oasis to Consummate the Share Exchange Agreement

      The obligation of Rainwire and Oasis to consummate the transactions as contemplated by the Share Exchange Agreement are subject to the fulfillment and satisfaction at Closing of, among others, each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by the other party.

(a) All information required to be furnished by the parties pursuant to the Share Exchange Agreement shall have been furnished as of the Closing Date and such representations and warranties shall be true and correct in all material respects on and as of the Closing Date;

(b) Rainwire and Oasis shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Share Exchange Agreement to be performed by them prior to or as of the Closing;

(c) The Share Exchange Agreement and all other documents and instruments to be delivered in connection therewith, shall have been approved by a majority of the Rainwire and Oasis shareholders; and

(d) The Form S-4 shall have been declared and effective and no stop order shall have been issued and no proceedings for that purpose shall have been initiated or threatened.

Termination

      The Share Exchange Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing: (a) by mutual consent in writing of Rainwire and Oasis; (b) by either Rainwire or Oasis if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate the Share Exchange Agreement on this basis shall not be available to any party whose failure to fulfill any obligation under the Share Exchange Agreement has been the cause of, or resulted in, the failure of the Closing to occur; (c) by Rainwire if there has been a material breach of any covenant or agreement or of a representation or warranty on the part of Oasis which has not been cured, or adequate assurance (acceptable to Rainwire in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; (d) by Oasis if (i) there has been a material breach of any covenant or agreement or of a representation or warranty on the part of Rainwire which has not been cured, or adequate assurance (acceptable to Oasis in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (ii) at Closing shares of Rainwire Common Stock shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) (provided Oasis has made its best efforts to assist Rainwire in obtaining such listing); or (e) by either Rainwire or Oasis (and Oasis Shareholders) if either of such party’s due diligence investigation has disclosed the existence of (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party’s reasonable judgment, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by the Share Exchange Agreement.

BACKGROUND INFORMATION ON RAINWIRE PARTNERS, INC.

      You should read the following summary financial data together with the discussion in “Rainwire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Rainwire’s consolidated financial statements and related notes contained elsewhere in this information statement/proxy statement/prospectus.

      The following operational data for the years ended December 31, 2001 and 2000 have been derived from Rainwire’s audited consolidated financial statements, which are contained elsewhere in this information statement/proxy statement/prospectus. The operational data for the three months ended March 31, 2002 and 2001 and the balance sheet data as of March 31, 2002 have been derived from Rainwire’s accounting records and have not been audited. This interim data contains all adjustments, consisting only of those that are of a normal recurring nature, necessary to present fairly the financial position and results of operations for the interim reporting periods. Operating results for the three months ended March 31, 2002 are not necessarily indicative of results that may be expected for any future periods.

Description of Business

Business Development

      The Company was incorporated on May 10, 1991 in Delaware for the purpose of consolidating the operations of Azimuth, Inc. (a fully accredited AIHA Industrial Hygiene Laboratory for testing asbestos, metals and organic vapors) and certain of its former environmental products businesses and acquiring the assets of four general partnerships which were then leasing real estate and laboratory and other equipment to Azimuth and the products businesses. The Company formerly had three operating subsidiaries: Trico Environmetrics, Inc. (“Trico”), Envirometrics Products Company (“EPC”) and Azimuth, Inc.

      In 1996, the Company entered into a “Turnaround” phase, and all of the Company’s former operations were divested by the year 2000.

      During the course of the Company’s “Turnaround” phase, the Company explored alternative plans for growth that included the identification of companies in other markets which had greater growth potential than the Environmental, Health and Safety Market. In September, 1999, the Company was introduced to The Catapult Group, Inc., a Georgia corporation (“Catapult”), which was an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. In February 2000, the Company and Catapult reached terms that each felt were fair to the parties and entered into a non-binding agreement whereby the Company would acquire Catapult, which became binding on March 8, 2000.

      Prior to the closing of the Catapult Exchange Agreement, on July 26, 2000, the Company effected a 10:1 reverse split of its outstanding common stock, issued 5,555,064 shares of its common stock to purchase all of the outstanding common stock of Catapult, changed its name to The Catapult Group, Inc. and increased its authorized shares from Ten Million (10,000,000) to Twenty Million (20,000,000). An amendment to the Company’s Certificate of Incorporation reflecting such changes was filed with the Secretary of State of Delaware on July 26, 2000. Upon completion of the Catapult Exchange Agreement, Catapult became a wholly owned subsidiary of the Company and the shareholders of Catapult became owners of approximately 90% of the outstanding shares of Common Stock of the Company. The Company subsequently changed its name to Rainwire Partners, Inc.

      On December 31, 2000, management adopted a plan to discontinue the operations of the Company and to liquidate its assets.

Business of Rainwire

      Upon completion of the Share Exchange with The Catapult Group, Inc., Rainwire’s business became that of an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. Rainwire’s e-business operations were unsuccessful, and as a result of the incurring of significant losses and a general decline in the revenue and profits in the industry in which Rainwire operated, Rainwire adopted a plan to discontinue its operations and to liquidate its assets as of December 31, 2000. Additionally, as of that date, Rainwire began to explore alternative plans for growth, which included the identification of companies in markets that had greater growth potential than the market for e-business solutions.

      After exploring a number of options for acquisition or merger, on August 29, 2001, Rainwire entered into a Share Exchange Agreement with Oasis, which was amended on December 19, 2001. Upon completion of the Share Exchange, Rainwire’s business will consist of the business plan of Oasis, which includes the acquiring, owning, developing and selling of parcels of undeveloped property and a residential mortgage operation.

      In the event that the Share Exchange, and its included transactions, are not completed, the future of Rainwire is in serious doubt. Given our current financial position, Rainwire is unable to effectively continue to operate its present business for any extended period into the future. In the absence of the closing of the Share Exchange, it is most likely that Rainwire will be forced to effect a liquidation within the next three months. In the judgment of the Board of Directors of Rainwire, the result of such a liquidation, whether or not voluntary, would result in less value to its shareholders than completion of the Share Exchange and its included transactions due to the opportunities that such transactions present its shareholders and to Rainwire.

Employees

      Presently, Rainwire has no full-time employees other than executive officers. The Company had 2 employees at December 31, 2001.

Properties

      The Company presently has no office facilities but for the time being will use as its business address the office of Oasis, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal agreement for the use of theses facilities, and we can make no assurance that these facilities will be available to us on this basis for any specific length of time.

Legal Proceedings

      Rainwire is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of Rainwire including those of subsidiaries. Following are three such actions.

      On or about February 13, 2001, a complaint was filed in Miller v. Envirometrics, Inc. (Case No. 01-CP-10-562) in the Common Pleas Court of Charleston County alleging that Azimuth Laboratory, Inc., a subsidiary of Envirometrics, violated provisions of its lease, damaged the leasehold, and abandoned hazardous waste on the site. Miller seeks recovery in excess of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars. The parties are in serious settlement negotiations.

      On or about September 27, 2001, we filed a complaint in Rainwire Partners, Inc. v. Risk Technologies and Richard Bennett (Case No. 01-CP-10-3749) in the Common Pleas Court of Charleston County. The suit seeks collection of sums owed Rainwire pursuant to a Promissory Note in the amount of Twenty Thousand Three Hundred Seventy-Five and 84/100 ($20,375.84) Dollars plus interest. Defendants filed a counterclaim, asserting an assignment valued at Twenty-One Thousand Three Hundred and 00/100 ($21,300.00) Dollars from Shakespeare Partners, L.P. for shares of stock and monies due Shakespeare.

      On or about October 2, 2001, a complaint was filed in Courtyards on King, LLC v. Rainwire (Case No. 01-CP-10-3826) in the Common Pleas Court of Charleston County for violation of a lease seeking an unspecified sum. Rainwire filed a Counterclaim for damages against both Courtyards and Christopher Price, its agent, for Conversion of Properties belonging to Rainwire Partners, Inc.

      IOS Capital, Inc. has made a demand to Rainwire for sums defaulted upon as a result of an equipment lease signed by Rainwire in February, 1997. IOS Capital indicated that they would compromise the amounts owed for the sum of $15,479.20 in full satisfaction of the claim; however, Rainwire failed to make the payment by the required date. To date, IOS Capital, Inc. has taken no further action and the parties have continued to negotiate the terms of a settlement.

Market For Common Equity And Related Stockholder Matters

A. Market Information

      On April 14, 2001, our common stock was delisted from the OTC Bulletin Board and until January, 2002, the our common stock was traded on the “pink sheets.” Beginning on January 21, 2002, the Registrant’s common stock was listed on the OTC Bulletin Board under the symbol “RNWR.” On                     , 2002, the last sale price of a share of the Company’s common stock on the OTC Bulletin Board was $                    .

      The following table sets forth the high and low bid prices for the Common Stock as reported in the trading media and for the periods reflected above for each fiscal quarter commencing January, 2000 through March, 2002. The quotations listed below reflect inter-dealer prices, without retail mark-up, mark-down or commissions and do not necessarily represent actual transactions.

	High	Low

2000
First Quarter	$0.35	$0.08
Second Quarter	0.375	0.06
Third Quarter*	4.25	2.00
Fourth Quarter	2.50	0.50
2001
First Quarter	0.22	0.08
Second Quarter	0.07	0.01
Third Quarter	0.15	0.01
Fourth Quarter	0.16	0.05
2002
First Quarter	0.08	0.05

*	The common stock of the Company was consolidated 10 for 1 in July, 2000.

B. Holders

      On December 31, 2001 there were approximately 103 shareholders of record the Company’s common stock, based on information provided by the Company’s transfer agent. This number may not include individuals whose shares are held in “street names.”

C. Dividends

      The Company has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. For the foreseeable future any future earnings or funds otherwise available, if any, for the payment of dividends will be used to pay dividends on the outstanding Preferred Stock or for reinvestment in the Company’s business. Any future determination to pay cash dividends on the Common Stock will be at the discretion of the Board of Directors and will reflect such other factors (including contractual requirements) as the Board of Directors deem relevant.

      As of December 31, 2001, there were 24,959 shares of Series C preferred stock issued and outstanding, and 500,000 shares of Series D preferred Stock issued and outstanding.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto, included elsewhere in this Information Statement/ Proxy Statement/ Prospectus.

A. General Overview

      On July 26, 2000 the former company, Environmetrics, Inc. exchanged approximately ninety percent of newly issued restricted common stock for all of the outstanding common stock of The Catapult Group, Inc. On that date, the name was changed to Rainwire Partners, Inc. for both The Catapult Group, Inc. and the former company. As of the date of the exchange, the former company’s net assets were written down to a fair market value, as required under generally accepted accounting principles. The previous historical financial data of The Catapult Group, Inc. was carried forward since Catapult is considered the accounting acquirer; therefore the following comments pertain to the historical financial statements of The Catapult Group, Inc. and i20, Inc., including the net assets acquired as mentioned above.

B. Results of Operations

Year ended December 31, 2001 Compared to year ended December 31, 2000

      The Company had no operations during 2001 as its operations were discontinued as of December 31, 2000. Its activities were limited to the settlement of obligations from borrowed funds and the filing of a registration statement with the Securities and Exchange Commission on Form S-4 regarding a proposed stock exchange transaction with Oasis Group, Inc., a development stage, Georgia corporation.

Year ended December 2000 Compared to year ended December 1999

      The company lost $419,028 for 1999 compared to a loss of $1,494,708 in 2000. In addition, in 2000 the company recorded a loss on the disposal of the business of $578,191. The decision was made on December 31, 2000 to discontinue the operations of the company; accordingly the financial statements for 1999 reflect the operating loss as a discontinued loss for comparative purposes.

      The company commenced its operation in July, 1999 and acquired i20, Inc. in August, 1999. i20, Inc.’s planned operations for the period subsequent to its purchase was the basis for the company paying approximately $500,000 more than the fair value of the assets acquired at that date. The loss from discontinued operations in year 2000, includes not only a write off of the unamortized balance of Goodwill of approximately $460,000 but unsuccessful efforts to sustain the business during the period when dot.com companies were failing. The loss on the disposal of the business in 2000 consists mainly of forward looking expenses, which were obligation of the company as of December 2000 and obligation incurred as a result of that decision.

Three Months Ended March 31, 2002 and 2001 (unaudited)

      The Company has discontinued all operations as of December 31, 2000, therefore, the three month periods for 2002 and 2001 are of discontinued operations only. As part of the presentation of discontinued operations for the year 2001, all anticipated expense to be incurred during 2001 with respect to the discontinuation of the business were included as part of the provision for loss on disposal of the business as of December 31, 2000, therefore, no discontinued operations for the three months ended March 31, 2002, are applicable.

Three Months Ended March 31, 2001 and 2000 (unaudited)

      The Company has discontinued all operations as of December 31, 2000, therefore, the three month periods for 2001 and 2000 are of discontinued operations only. As part of the presentation of discontinued operations for the year 2000, all anticipated expense to be incurred during 2001 with respect to the discontinuation of the business were included as part of the provision for loss on disposal of the business as of December 31, 2000, therefore, no discontinued operations for the three months ended March 31, 2001 are applicable. During the same comparable period a year ago, the consolidated results of discontinued operations was $28,879, as a result of discontinued operational expenses only.

C. Financial Condition

      The company’s audit report for the year 2001 discloses a “going” concern paragraph in reference to the company’s concern for continuing its existence in the future. This concern is highlighted by the fact that the company has negative working capital of approximately $1,000,000, a deficit since inception of approximately $2,500,000 and a deficit in stockholders equity of approximately $1,100,000. There are a number of legal actions against the company for failure to honor its commitments, which include an obligation of the company incurred by Environmetrics, Inc., Azimuth Laboratories, Inc.

      During 2001, the Company contracted with an outside service organization to negotiate settlements with the more significant creditors. During 2002, those negotiations were ongoing.

Three Months Ended March 31, 2002 (unaudited)

      As of March 31, 2002, the Company’s financial condition had not changed from that stated in the above paragraph. Substantially all liabilities are past due, and accrued business disposal costs and expenses included therein include the balance of outstanding lease obligations, some of which extend beyond 2002. Redeemable preferred stock includes a past due obligation of approximately $53,000 as a result of a demand made by the holder thereof in 2000 and a judgment awarded him in June 2001.

      To date all obligations have been paid from funds advanced by Oasis Group, Inc., a company seeking to acquire the controlling interest in the Company pursuant to the Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire and Oasis, dated December 19, 2001.

D. Plan of Operations

      For the near term, the Company is in the process of completing its merger with Oasis Group, Inc. It has had no operations since December 31, 2000 and is financially dependent on its shareholders, related parties and/or management, who have financed its existence to date.

      Management of the Company believes it will be able to complete the merger and be successful in its efforts to continue the Company’s existence. Upon completion of the share exchange, management anticipates moving from the development stage to the operating by the third quarter of 2002.

      If the company is unsuccessful in completing the share exchange with Oasis Group, Inc., the company anticipates ceasing all activities and liquidating any and all remaining assets.

Financial Statements

      You should read the following summary financial data together with the discussion in “Rainwire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Rainwire’s consolidated financial statements and related notes contained elsewhere in this Information Statement/Proxy Statement/Prospectus.

      The following operational data for the years ended December 31, 2001 and 2000 have been derived from Rainwire’s audited consolidated financial statements, which are contained elsewhere in this Information Statement/Proxy Statement/Prospectus. The operational data for the three months ended March 31, 2002 and 2001 and the balance sheet data as of March 31, 2002 have been derived from Rainwire’s accounting records and have not been audited. This interim data contains all adjustments, consisting only of those that are of a normal recurring nature, necessary to present fairly the financial position and results of operations for the interim reporting periods. Operating results for the three months ended March 31, 2002 are not necessarily indicative of results that may be expected for any future periods.

	Three Months Ended		Years Ended
	March 31,		December 31,

	2002	2001	2001	2000

	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$0	$0	$0	$0
Net (Loss) from Continuing Operations	0	0	0	0
Discontinued Operations:
(Loss) from operations of discontinued business	0	0	0	(1,495)
Provision for (loss) on disposal of the business	0	0	0	(578)
Net (Loss) Attributable to Shareholders	0	0	0	(2,073)
(Loss) Per Share (basic and diluted) (1)	$(0.00)	$(0.00)	$(0.00)	$(0.24)

	As of	As of
	March 31, 2002	December 31, 2001

	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$0	$1
Working capital (deficiency)	(997)	(998)
Total assets	0	1
Redeemable preferred stock	103	103
Shareholders’ equity (deficit)	$(1,100)	$(1,100)

(1)	Loss per share has been calculated using the weighted average number of outstanding shares of Rainwire’s common stock for the periods presented. The effect on the loss per share of the exercise of the outstanding stock options, and other common stock equivalents have not been included as their effect would be antidilutive.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      Rainwire engaged the firm of Welch, Roberts & Amburn, LLP to conduct the audits of its financial statements for the years ended December 31, 1999, and 1998. Welch, Roberts & Amburn, LLP, resigned on May 31, 2001 due to outstanding and past due fees owed by Rainwire.

      In connection with Welch, Roberts & Amburn, LLP’s audits of the financial statements of Rainwire, there were no disagreements with Welch, Roberts & Amburn, LLP on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of Welch, Roberts & Amburn, LLP on the consolidated financial statements for the years ended December 31, 1999, and 1998 did not contain any adverse opinion or disclaimer of opinion; however, the unqualified opinion contained a fourth paragraph with respect to an emphasis of a paragraph discussing recurring losses from operations and decreases in working capital issues confronting Rainwire.

      Rainwire had also engaged the firm of Tauber & Balser, P.C. in connection with the audit of the consolidated balance sheet of The Catapult Group, Inc., and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from July 21, 1999 (inception) to December 31, 1999.

      In connection with the audit as of December 31, 1999, and for the period from July 21, 1999 (inception) to December 31, 1999, there was no disagreement with Tauber & Balser, P.C. on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreement if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit report of Tauber & Balser, P.C. on the consolidated financial statements for the year ended December 31, 1999 was issued with an unqualified opinion.

      On or about September 9, 2001, Rainwire notified Tauber & Balser, P.C. that it had engaged the firm of Braverman & Company, P.C., to conduct the audit of its financial statements for the year ended December 31, 2000. The decision to change accountants was approved by the Board of Directors of the Company. During the two fiscal years ended December 31, 2000, and the subsequent interim period through September 9, 2001, the Company did not consult with Braverman & Company, P.C. regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements.

Rainwire’s Management and Executive Compensation

Directors and Executive Officers

      The following table sets forth all the directors, executive officers and significant employees of Rainwire as of December 19, 2001. In March, 2001, Bryan M. Johns resigned as an officer and director of Rainwire. On August 29, 2001, Walter H. Elliott, III resigned as an officer and director of Rainwire. On August 29, 2001, Ronald A. Potts was appointed to the Board of Directors and as President and Chief Executive Officer. Mr. Potts resigned from all of these positions on November 12, 2001. On November 12, 2001, Lyne Marchessault was appointed President of Rainwire and Michael McLaughlin was appointed Assistant Secretary.

Name	Age	Position

Lyne Marchessault	43	President, Secretary and Director
Peggy A. Evans	54	Chief Financial Officer
Michael McLaughlin	58	Assistant Secretary and Director
John Hill	55	Director

      Lyne Marchessault, President, Secretary and Director. Ms. Marchessault was elected to our Board of Directors and appointed Secretary in July, 2000. Ms. Marchessault was appointed President of Rainwire on November 12, 2001. In addition, in August, 2001, Ms. Marchessault was elected to the Oasis Board of Directors, a position which she resigned from in November, 2001. From 1996 until January, 1998 Ms. Marchessault was the Director of International Marketing and Public Relations for Ultimate Technographics. From January, 1998 until the present, Ms. Marchessault has been the managing member of Osprey Investments, LLC. Ms. Marchessault holds a Marketing degree from Concordia University and a Masters in Business Administration from McGill University.

      Peggy A. Evans, Chief Financial Officer. Ms. Evans was appointed as our Chief Financial Officer in August, 2001. Since October 1, 2000, Ms. Evans has been the Chief Financial Officer for Oasis Group, Inc. Prior to that time, Ms. Evans served as the President of Yakley Management, Inc. and the Chief Operating Officer of Eston Hospitality, LLC. Ms. Evans holds a B.S. degree in business from Pepperdine University.

      Michael McLaughlin, Director. Mr. McLaughlin was elected to our Board of Directors in August, 2001, and appointed Assistant Secretary in November, 2001. In addition, Mr. McLaughlin was elected to the Oasis Board of Directors in August, 2000, a position which he resigned from in November, 2001. For the last 14 years, Mr. McLaughlin has been the owner and President of American Flooring, Inc. Mr. McLaughlin holds a bachelors degree in business from Florida Atlantic University.

      John Hill, Director. Mr. Hill was elected to our Board of Directors in August, 2001. In addition, Mr. Hill was elected to the Oasis Board of Directors in July, 2000, a position which he resigned from in November, 2001. From 1996 until 1998, Mr. Hill was a Divisional Claims Superintendent with State Farm Fire & Casualty Company and from 1998 until the present, Mr. Hill has been a Section Manager with State Farm. Mr. Hill holds a B.S. in Business Administration degree from the University of Tennessee.

      Directors hold office until the next annual meeting of shareholders. Officers are elected by the Board of Directors following the Annual meeting of stockholders.

Disposition of Current Operations

      On December 31, 2000, management adopted a plan to discontinue the operations of Rainwire and to liquidate its assets.

Conflicts of Interest

      In connection with the Non-binding Share Exchange Agreement executed in August, 2001, Rainwire issued 12,000,000 shares of its common stock to Osprey Investments, LLC (Lyne Marchessault, our President, Secretary and a director, is the sole member) in satisfaction of loans in the principal amount of $60,000. The purpose of the loans was to provide Rainwire with general working capital and the funds received were used for such purpose. In addition, in October, 2001, Rainwire exchanged 500,000 of its Series D Convertible Preferred Stock for 10,000,000 shares of its common stock owned by Osprey. Ms. Marchessault abstained from the Board of Directors vote concerning this exchange of shares. As a result of Ms. Marchessault’s relationship with the Company, the terms and conditions of the foregoing transactions may have been more favorable than they would have been had the transactions been entered into with an unrelated party.

      Rainwire’s officers and directors have ownership interests in Oasis. Lyne Marchessault, our President, Secretary and a director, beneficially owns approximately 4.3% of the outstanding common stock of Oasis, which she received for various marketing or real estate related services that she, or a company that she controls, provided to Oasis with a value of $17,000. Additionally, Peggy A. Evans, our newly appointed Chief financial Officer, owns approximately 5.6% of the outstanding common stock of Oasis and as a result of the assignment of certain real estate and sale contracts to Oasis, may ultimately own 1.5% of the outstanding common stock of Oasis, and 20% of the outstanding Series A Convertible Preferred Stock of Oasis. (See “Background on Oasis Group, Inc. — Conflicts of Interest”). Moreover, John Hill and Mike McLaughlin, recently appointed directors each own less than 1.0% of the outstanding common stock of Oasis, which they received as director compensation during the time that they served on the Oasis board of directors.

      Advances totaling approximately $115,000 were made to Rainwire from Oasis as of December 31, 2001. The funds were used for general working capital, including legal and accounting expenses in connection with Rainwire’s reporting requirements under the Securities Exchange Act of 1934.

      In connection with the Share Exchange Agreement, Rainwire moved its business address to the offices of Oasis. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis’ offices on a rent free basis, although the parties have not entered into a formal agreement.

      As a result of the advances from Oasis, Rainwire’s use of Oasis’ offices, and the stock ownership of the companies by the officers and directors of each company, various conflicts of interest may exist that may have limited Rainwire’s or Oasis’ ability to negotiate favorable terms in the Share Exchange Agreement and may limit Rainwire’s or Oasis’ ability to declare a termination or breach of the Share Exchange Agreement.

Committees and Meetings

      The Board of Directors held three meetings during 2001. No director of Rainwire during the last fiscal year failed to attend any of the meetings of Rainwire’s Board of Directors.

Executive Compensation

      The compensation paid in 1999, 2000 and 2001 to the Chief Executive Officer of the Company and to the President of the Company is set forth in the table below. No executive officers or any officer of a subsidiary had total compensation that exceeded $100,000.

2001 Summary Compensation Table

Rainwire Partners, Inc.

					Long-Term Compensation

		Annual			Awards		Payouts
		Compensation
				Other Annual	Restricted	Options	LTIP	All Other
		Salary	Bonus	Compensation	Stock	SARs	Payout	Compensation
Name and Principal Position	Year	($)	($)	($)	Awards	(#)	($)	($)

Bryan Johns	2001	0	0	0	0	0	0	0
President and	2000	$102,000	0	$7,200	0	0	0	0
CEO(1)	1999	$-0-	0	0	0	0	0	0
Ronald A. Potts	2001	0	0	0	0	0	0	0
President and	2000	0	0	0	0	0	0	0
CEO(2)	1999	0	0	0	0	0	0	0
Lyne Marchessault	2001	0	0	0	0	0	0	0
President(3)	2000	0	0	0	0	0	0	0
	1999	0	0	0	0	0	0	0

(1)	Mr. Johns entered into an employment agreement with the Company on July 26, 2000, which paid him an annual salary of $102,000 and an annual car allowance of $7,200. Mr. Johns resigned as President and Chief Executive Officer in April, 2001.

(2)	Mr. Potts was appointed President and Chief Executive Officer on August 29, 2001, and resigned as President and Chief Executive Officer on November 12, 2001.

(3)	Ms. Marchessault was appointed President on November 12, 2001.

      There were no options granted to the Executive Officers of the Company and its subsidiaries during the year ending December 31, 2001. The Company has no stock appreciation rights (“SARs”) outstanding.

Employment Agreements

      Mr. Johns entered into an employment agreement dated as of July 26, 2000 with a three year term that ran until July 26, 2003 and his initial base salary was $102,000, subject to adjustments annually at the Compensation Committee’s discretion. Mr. Johns was eligible to participate in any bonus plan adopted by the Company and to receive stock options as determined by the Compensation Committee.

      In the event Mr. Johns’ employment was terminated for reasons other than cause, he was entitled to receive payment of his base salary through the date of his termination and for a period of twelve months thereafter. If Mr. Johns was terminated without cause within one year of a change of control, he was entitled receive payment of his base salary through the date of his termination and for a period of twelve months thereafter.

      Mr. Johns agreed to not disclose our secrets and confidential information obtained during his employment. For a period of twelve months following the end of his employment, Mr. Johns cannot become associated with competitive companies, nor will he solicit any of our employees and customers.

      Mr. Johns resigned as President and Chief Executive Officer in April, 2001.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding shares of our Common Stock beneficially owned as of June 30, 2002. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. As used in the table below, a beneficial owner includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting, of such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of Rainwire’s principal executive office. Directors not included in the table below do not hold Rainwire securities.

	Shares Beneficially
	Owned As of
	June 30, 2002

Name and Address	Number	Percent

Lyne Marchessault(1)	12,231,461	61.4%
Osprey Investments, LLC(2)	12,231,461	61.4%
8215 Roswell Road Suite 925 Atlanta, GA 30350
Bryan M. Johns(3)	1,296,182	6.5%
Arnold Johns(4)	1,064,721	5.3%
320 Cameron Ridge Drive Atlanta, GA 30328
Anguilla Equity Partners, Inc.	1,481,350	7.4%
Keithley F.T. Lake The Law Building, The Valley Anguilla, BWI
All Officers and Directors as a group (4 persons)	12,231,461	61.4%

(1)	Includes 12,231,461 shares owned by Osprey Investments, LLC of which Ms. Marchessault is the Sole Member.

(2)	Includes 2,231,461 shares of common stock and 500,000 shares of Series D Convertible Preferred Stock currently convertible into 10,000,000 shares of common stock.

(3)	Mr. Johns resigned as an officer and director in April, 2001.

(4)	Includes 648,091 shares owned by Cambridge Capital, LLC.

BACKGROUND INFORMATION ON OASIS GROUP, INC.

      You should read the following audited financial information with respect to the year ended December 31, 2001, and unaudited financial information for the period ended March 31, 2001 together with the discussion in Oasis’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Description of Business

      Oasis Group, Inc. was incorporated under the laws of the state of Georgia on November 22, 1999. The corporate office is located at 8215 Roswell Road, Suite 925, Atlanta, Georgia 30350 and the telephone number is 770-522-8181.

      Since the inception of incorporation the company has been in the development stage and has assembled a management team, researched resort and commercial locations, completed extensive marketing research, entered into a purchase and sale agreement for the acquisition of Landmark Mortgage, entered into the share exchange with Rainwire Partners Inc., and entered into purchase and sale agreements for the acquisition of real estate assets in the states of Tennessee and Wisconsin, and purchased undeveloped real estate in Arizona, California, South Dakota and Wyoming.

      The business model is straightforward real estate golf resort and residential communities development, commercial and residential land acquisition for development, acquisition of commercial property, acquisition of developable land holdings for use or future sale, acquisition of existing resort and golf club communities and acquisition of a mortgage operation to compliment the residential development sales with added services. The corporate business plan is to develop geographical and revenue diversified golf resorts with gated residential country club communities for both permanent and second home purchases with practical and inventive residential and commercial real estate developments.

      The Company has identified the target market for all company developments to be the Baby Boomer generation. There are 76 Million Baby Boomers born between 1946 and 1964 that are now in their early 50’s. The company believes this market is driving the demand for second homes, gated residential golf communities, re-location for retirement residences and resort facilities to unprecedented heights. According to the 2000 census, there are more than 82.8 million people between the ages of 35 and 54- up 32%, or 20 million from the 1990 census. Market factors indicate that real estate surrounding a golf course is a good investment. According to NGF spokesman Hugh Norton, on-site golf facilities are often the key to increasing real estate land values and increasing property sales.

      The company will own, develop and manage golf community residential and commercial resort real estate and neighborhood retail shopping centers in staged expansion by utilizing senior securities, offering securities in exchange for property, placing acquisition and development debt instruments, and by engaging in the purchase and sale or turnover of investments and land. The company will minimize capital requirements by structuring joint ventures to minimize land cost and place equity partners in certain developments therein, building an asset-based portfolio, while minimizing the risk of the traditional leveraged real estate developments.

      The company intends to form separate limited liability companies for each development that it owns and operates, which are structured and accountable as independent profit centers. As the managing member of all the limited liability companies, Oasis will have the exclusive power under the Operating Agreement to manage and conduct the business of the company. The corporate leadership experience and management expertise is utilized on all acquisitions, developments, architecturally controlled and managed operations to capitalize on the senior management team of experienced experts in the real estate acquisition, development, master land planning, design, golf course design and construction, marketing and sales and golf and resort management.

Real Estate Acquisitions

      To date the company has entered into or closed on the following Real Estate Sale and Purchase Agreements:

Palm Springs

      On May 9, 2002, Oasis purchased the “Palm Springs” land package, which is comprised of 28 assembled land acquisition packages with a cumulative acreage of approximately 3005 acres located in California and Arizona.

      The purchase price for the property was $4,009,830 and was paid as follows: $59,830 cash, a $950,000 short-term note and a $3,000,000 long-term note to seller.

Valuation

      The estimated valuation of the properties is Eight Million Dollars ($8,000,000).

Development Overview

      The near-term business application for the land inventory will be utilized to additionally secure investors in Oasis. The long-term business role of the land inventory is to have availability of liquidity in the form of land sales. The exit strategy for the land bank will be to divest the property at the most profitable price points.

Plum Creek, Wyoming

      Oasis formed Oasis Plum Creek, LLC a Wyoming limited liability company, for the purpose of the acquisition, development and management of the Plum Creek Property. Oasis is the managing member and owns a one hundred percent (100%) membership interest.

Location

      This 220-acre property is located nine miles north of Newcastle, Wyoming, Weston County on U.S. Highway 85 and two miles west on Plum Creek Road. Plum Creek Road, a County maintained road, provides access through the western portion of the property. Access is provided to the east and west portion of the property off Plum Creek Road.

Acquisition Agreement

      Oasis Plum Creek, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 10, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 137,029 shares of Oasis Series A Convertible Preferred Stock.

      On April 23, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Marie Bakke for the purchase of 220 acres of undeveloped land in Weston County, Wyoming. The parties executed a First Amendment on June 10, 2002.

      On July 3, 2002, Oasis closed on the property.

Purchase Price

      The consideration for the property was 366,665 shares of Oasis common stock (owned by Ronald A. Potts) with a stated value of approximately $1.20 per share (a total valuation of $440,000).

Valuation

      The property has an estimated value of $475,000.

Financing Requirements

      None

Development Description Overview

      Preliminary plans include an executive retreat and hunting lodge resort for future development. However, the property will currently be held as a land bank asset until a development plan for the highest and best use is determined or a decision is made to sell the property.

Joe Creek, South Dakota

      Oasis formed Oasis Joe Creek, LLC, a South Dakota limited liability company, for the purpose of the acquisition, development and management of the Joe Creek Property. Oasis is the managing member and owns a one hundred percent (100%) membership interest.

Location

      973 Acres in Pierre, South Dakota, Hughes County

Acquisition Agreement

      Oasis Joe Creek, LLC entered an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 10, 2002.

      On April 23, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Marie Bakke for the purchase of 973 acres of undeveloped land in Hughes County, South Dakota. The parties executed a First Amendment on June 10, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 233,572 shares of Oasis Series A Convertible Preferred Stock.

      On July 3, 2002, Oasis closed on the property.

Purchase Price

      The consideration for the property is 625,000 shares of Oasis common stock (owned by Ronald A. Potts) with a stated value of approximately $1.20 per share (a total valuation of $750,000).

Valuation

      The property has an estimated value of $950,000.

Financing Requirements

      None

Development Description Overview

      The property will be held as a land bank asset until a development plan for the highest and best use is determined or a decision is made to sell the property.

Insurance

      In the opinion of management, all of the foregoing properties are adequately covered by casualty and liability insurance.

Wisconsin-Dell

      Oasis has formed Oasis Wisconsin-Dell, LLC, a Wisconsin limited liability company, for the purpose of the acquisition, development and management of the Wisconsin-Dell Property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks, owns the remaining ten percent (10%) membership interest.

Location

      The Wisconsin Dell property is located in the city limits of Village of Lake Delton, Sauk County, Wisconsin and consists of approximately 136 acres, zoned commercial with entitlements and utilities in place.

Acquisition Agreement

      Oasis Wisconsin-Dell, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer and Peggy A. Evans, our Chief Financial Officer and Secretary, dated as of June 24, 2002.

      On April 16, 2002, Ronald A. Potts and Peggy A. Evans entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 136 acres of undeveloped land in Saulk County, Wisconsin. The parties executed a First Amendment on April 16, 2002, a Second Amendment on April 23, 2002, and a Third Amendment on June 24, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts and Ms. Evans 2,117,098 and 2,000,000 shares of Oasis Series A Convertible Preferred Stock, respectively, upon the closing on the property.

Purchase Price

      The consideration for the property is $6,798,002 paid as follows: at Closing, the Purchaser shall deliver (a) 2,752,500 shares of Oasis common stock (owned by Ronald A. Potts) and 1,600,000 shares of Oasis common stock owned by Peggy A. Evans) with a stated value of approximately $1.20 per share (a total valuation of $5,223,000), (b) assume an existing indebtedness in the amount of $975,000, and (c) pay the sum of $600,000 by certified check or by wire transfer of immediately available funds.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the Purchaser and lasts for a period of thirty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey of the prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted

Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur on a date agreed to by the parties not more than thirty days after the expiration of the Feasibility Period.

Valuation

      The property was appraised on May 15, 2002 for the amount of $10,200,000.

Financing Requirements

      Concurrent to closing, Oasis will place a bridge loan for $4,000,000 on the raw land to retire the $975,000 debt and pay the seller $600,000. The balance of the loan proceeds will provide feasibility and development resources for Oasis Wisconsin-Dell LLC and Oasis. Oasis, Mr. Potts, our Chairman of the Board and Chief Executive Officer, and Mr. Hicks will guarantee the debt instruments.

Development Description Overview

      The preliminary development plan encompasses the entire acreage with a hotel, theme park, 9-hole golf course and shopping center. A definitive plan will be determined after the feasibility study is completed. Oasis is also considering several joint venture opportunities.

Watts Bar Resort

      Oasis has formed Oasis Watts Bar, LLC, a Tennessee limited liability company, for the purpose of the acquisition, development and management of the Watts Bar Resort Property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks, owns the remaining ten percent (10%) membership interest.

Location

      The property is located in East Tennessee, Roane County near Kingston, Tennessee approximately 5 miles south of exit 350: I-40 on Watts Bar lake. The property consists of approximately 1,157 acres of land that envelops over six miles of lake frontage on Watts Bar Lake, regarded as one of the premium lakes for development in the state of Tennessee.

Acquisition Agreement

      Oasis Watts Bar, LLC has entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of July 9, 2002.

      On July 9, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 1157 acres of undeveloped land in Roane County, Tennessee. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 2,647,150 shares of Oasis Series A Convertible Preferred Stock upon the closing on the property.

Purchase Price

      The consideration for the property is $8,500,000.

Earnest Money

      On the date the Agreement was executed, the Purchaser deposited $50,000 as non-refundable earnest money, which shall be applied to the purchase price. In addition, on May 15, 2002, the Purchaser deposited an additional $50,000 as non-refundable earnest money, which shall also be applied to the purchase price.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the purchaser and lasts for a period of twenty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey of the prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur at any time during the contract on a date not more than 150 days after the execution of the Agreement. Purchaser shall have the right to extend the Closing Date for one period of sixty days by paying the Seller an additional deposit in the amount of $25,000. If, at the closing, Seller cannot furnish clear and marketable title, all non-refundable earnest money shall be refunded to the Purchaser.

Valuation

      The property was appraised on May 7, 2002 for the amount of $15,400,00.

Financing Requirements

      The project requires $18,000,000 of debt placement, with $10,500,000 in acquisition and development and $7,500,000 in vertical construction debt. The limited liability company will secure the debt with the property and Oasis and Mr. Potts, our Chairman of the Board and Chief Executive Officer will guarantee the debt instruments. Oasis expects to place $5,000,000 of cash equity into the development of the property.

Development Description

      Oasis expects to develop the property as a gated golf and lake country club community with amenities that are expected to include a golf course, marina with covered slips with bar and grill, clubhouse with spa, swimming and tennis facilities, walking and birding trails, community recreation center, equestrian center, 290 lake lots, 160 lake and golf lots, 150 golf lots, 150 villa lots and 200 condominiums with strict architectural design control. Oasis expects to begin construction in the first quarter of 2003.

Athens, TN

      Oasis formed Oasis Athens, LLC, a Tennessee limited liability company, for the purpose of the acquisition, development, management and operation of the Athens, Tennessee property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks owns the remaining ten percent (10%) membership interest.

Location

      191 acres, zoned commercial McMinn County, Interstate 75 at exit 49, mid point between Knoxville and Chattanooga.

Acquisition Agreement

      Oasis Athens, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 24, 2002.

      On April 16, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 191 acres of undeveloped land in McMinn County, Tennessee. The parties executed a First Amendment on April 16, 2002, a Second Amendment on April 23, 2002, and a Third Amendment on June 24, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 1,681,719 shares of Oasis Series A Convertible Preferred Stock upon the closing on the property.

Purchase Price

      The consideration for the property is $5,400,000 paid as follows: at Closing, the Purchaser shall (a) deliver 2,000,000 shares of Oasis common stock (owned by Ronald A. Potts) with a stated value of approximately $1.20 per share (a total valuation of $2,400,000), (b) assume the existing indebtedness in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) in favor of and payable to Citizens National Bank of Athens, (c) assume two (2) options of Holiday Group, LLC, with a note payable in the amount of Two Million and No/100 Dollars ($2,000,000.00) to Holiday Group, LLC, and (d) pay the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) by certified check or by wire transfer of immediately available funds.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the Purchaser and lasts for a period of thirty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey of the prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur on a date agreed to by the parties not more than thirty days after the expiration of the Feasibility Period.

     Valuation

      The property has an estimated value of $10,000,000.

     Development Description Overview

      The property will be developed as a regional shopping mall as well as some residential units. The feasibility and master land plan are in the development stage.

     Financing Requirements

      To be determined

     I-75 I-40 Knoxville

      Oasis formed Oasis I-75 I-40, LLC, a Tennessee limited liability company, for the purpose of the acquisition, development, management and operation of the I-75 I-40, Tennessee property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks owns the remaining ten percent (10%) membership interest.

     Property Description

      27.8 Acres Farragot/ Knoxville, Knox County, Tennessee; Exit Lovell road on Interstate 75.

     Acquisition Agreement

      Oasis I-75 I-40, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 24, 2002.

      On April 16, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 27.8 acres of undeveloped land in Knox County, Tennessee. The parties executed a First Amendment on April 16, 2002, and a Second Amendment on June 24, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 436,001 shares of Oasis Series A Convertible Preferred Stock upon the closing on the property.

Purchase Price

      The consideration for the property is $1,400,000 paid as follows: at Closing, the Purchaser shall (a) assume an existing indebtedness in the amount of $1,350,000 and (b) pay the sum of $50,000 by certified check or by wire transfer of immediately available funds.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the Purchaser and lasts for a period of thirty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey of the prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur on a date agreed to by the parties on a date not more than thirty days after the expiration of the Feasibility Period.

     Valuation

      The property has an estimated value of $4,500,000.

     Financing Requirements

      The limited liability company will place $1,350,000 of debt on the property and Oasis and Mr. Potts, our Chairman of the Board and Chief Executive officer, will guarantee the debt instruments.

     Development Description Overview

      The property will be held as a land bank asset until a development plan for the highest and best use is determined or a decision is made to sell the property.

     Route 66, Sevierville, TN

      Oasis formed Oasis Route 66, LLC, a Tennessee limited liability company, for the purpose of the acquisition, development, management and operation of the Route 66, Tennessee property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks owns the remaining ten percent (10%) membership interest.

     Property Description

      Sevier County 23 Acres On Interstate 40 at the gateway to the Great Smokey Mountains National Park.

     Acquisition Agreement

      Oasis Route 66, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 24, 2002.

      On April 16, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 23 acres of undeveloped land in Sevier County, Tennessee. The parties executed a First Amendment on April 16, 2002, and a Second Amendment on April 23, 2002. In consideration of the Assignment, Oasis has agreed to pay Mr. Potts 560,573 shares of Oasis Series A Convertible Preferred Stock upon the closing on the property.

Purchase Price

      The consideration for the property is the assumption of $1,800,000 in debt that is secured by the Property and owned by the Seller.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the Purchaser and lasts for a period of thirty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur on a date agreed to by the parties on a date not more than thirty days after the expiration of the Feasibility Period.

Valuation

      The property has an estimated value of $3,000,000.

Financing Requirements

      Debt Assumption of $1,800,000.

Development Description Overview

      The property will be held as a land bank asset until a development plan for the highest and best use is determined or a decision is made to sell the property.

Townsend

      Oasis formed Oasis Townsend, LLC, a Tennessee limited liability company, for the purpose of the acquisition, development, management and operation of the Townsend Tennessee property. Oasis is the managing member and owns a ninety percent (90%) membership interest and Charles B. Hicks owns the remaining ten percent (10%) membership interest.

Property Description

      6.14 acres on Highway 321, eight miles from Cades Cove, Sevier County, TN.

Acquisition Agreement

      Oasis Townsend, LLC entered into an Assignment and Assumption of Real Estate Sale and Purchase Agreement with Ronald A. Potts, our Chairman of the Board and Chief Executive Officer, dated as of June 24, 2002.

      On April 16, 2002, Ronald A. Potts entered into a Real Estate Sale and Purchase Agreement with Charles B. Hicks for the purchase of 23 acres of undeveloped land in Sevier County, Tennessee. The parties executed a First Amendment on April 16, 2002, a Second Amendment on April 23, 2002, and a Third Amendment on June 24, 2002. In consideration for the Assignment, Oasis has agreed to pay Mr. Potts 186,858 shares of Oasis Series A Convertible Preferred Stock upon the closing on the property.

Purchase Price

      The consideration for the property is $600,000 paid as follows: (a) at Closing, Purchaser shall deliver 83,335 shares of Oasis common stock (owned by Ronald A. Potts) with a stated value of approximately $1.20 per share (a total valuation of $100,000), and (b) assume the existing indebtedness in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) in favor of First National Lenoir City.

Feasibility Period

      The feasibility period begins upon receipt of all of the due diligence information by the Purchaser and lasts for a period of thirty days.

Survey

      During the Feasibility Period, the Purchaser has the right to enter onto the Property and to have a new survey prepared or to have the Seller’s survey of the Property updated at the Purchaser’s expense. If the new or updated survey shows any matter affecting marketability of title to the Property, Purchaser may object prior to the expiration of the Feasibility Period, and Seller will have until the Closing to cure such matter or five days to indicate those matters that Seller will decline to cure.

Title

      Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. Within ten days after the date of the Agreement, Seller shall, at Seller’s sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment to issue the Title Policy in the full amount of the fair market value of the Property.

      If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller within five days after the date of the receipt of the Preliminary Title Report. Seller will have five days after receipt of Purchaser’s objections to indicate those non-Permitted Title Exceptions that Seller will not cure. If Seller shall decline to cure any items, Purchaser shall have five days after receipt of Seller’s response to indicate whether Purchaser will accept or decline the Property.

Property Inspection

      Purchaser and Purchaser’s agents and contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller.

Seller’s Representations and Warranties

      The Agreement contains various customary representations and warranties by the Seller concerning Seller’s right, title and interest in the Property and the absence of any claims, litigation, liens or assessments against the Property.

Purchaser’s Representations and Warranties

      The Agreement contains various customary representations and warranties concerning the Purchaser’s ability to enter into the Agreement.

Seller’s Obligations Pending Closing

      From the date of the Agreement until the Closing, the Seller shall:

(a) Maintain the Property and existing insurance coverage;

(b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

(c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

Closing

      The closing shall occur on a date agreed to by the parties on a date not more than thirty days after the expiration of the Feasibility Period.

Valuation

      The property was appraised on May 15, 2002 for the amount of $1,200,000.

Financing Requirements

      Debt Assumption of $500,000.

Development Description Overview

      The property will be held as a land bank asset until a development plan for the highest and best use is determined or a decision is made to sell the property.

Residential Mortgage Operations

      On December 14, 2001, Oasis entered into a binding letter of intent to acquire all of the outstanding stock of Landmark Mortgage Corporation, a fully licensed wholesale mortgage lender based in New Orleans, Louisiana, and all of the outstanding stock of Statewide Mortgage and Investment Corp., a fully licensed wholesale mortgage lender based in Pensacola, Florida. A description of the terms of the letter of intent is included below.

Stock Acquisition Agreement with Landmark Mortgage Corporation and Statewide Mortgage and Investments Corp.

      In October, 2000, Oasis entered into a non-binding letter of intent to acquire all of the shares of outstanding stock of Landmark Mortgage Corporation, a Louisiana corporation (“Landmark”) and Statewide Mortgage and Investments Corp., a Florida corporation (“Statewide”). On December 14, 2001, the parties executed a binding Amendment to the non-binding letter of intent.

Closing

      On January 31, 2002, the parties agreed to extend the anticipated Closing Date of the acquisition until on or before July [     ], 2002. The parties are currently conducting due diligence and drafting and negotiating the terms of a definitive agreement.

Refinancing

      Oasis agrees to use its best efforts to refinance, within a commercially reasonable time after the Closing and on terms acceptable to Oasis, certain real property owned by Landmark and Statewide located in Louisiana and Florida, which consists of two office condominiums in Gretna, Louisiana totaling approximately 3000 square feet and a branch office in Pensacola, Florida of approximately 3300 square feet. The total current outstanding balance on the two properties is approximately $335,000 and the estimated total fair market value for the two properties is approximately $530,000. In addition, Oasis agrees to make $50,000 available for the financing of additional property that Landmark anticipates acquiring at a purchase price of approximately $220,000.

Debt and Third Party Guarantees

      At the Closing, Oasis shall pay $50,000 to a third party in partial satisfaction of a Promissory Note entered into by Landmark.

      It is expressly understood by the parties that, except to the extent specifically contemplated with respect to the mortgage liabilities, Oasis shall not acquire any of the debts, liabilities or obligations arising out of the operation of Landmark or Statewide.

Purchase Price

      Oasis shall issue to the shareholders of Landmark and Statewide on the Closing Date a total of 1,370,000 shares of Oasis common stock and the sum of $50,000, which will be applied towards certain expenses.

Policies

To Issue Senior Securities

      The organizational documents of Oasis do not restrict Oasis from issuing senior securities with liquidation preferences superior to the shares purchased. The Board of Directors may make the decision as to the issuance of senior securities anytime without notice to or a vote of the shareholders.

To Borrow Money

      The organizational documents of Oasis do not restrict Oasis from borrowing money. As a result, any decision to do so is vested solely in the discretion of Oasis’ officers and directors. The policy may be changed at any time without notice to or a vote of the shareholders.

To Make Loans to Other Persons

      The organizational documents of Oasis do not restrict Oasis from making loans to other persons. As a result, any decision to do so is vested solely in the discretion of Oasis’ officers and directors. The policy may be changed at any time without notice to or a vote of the shareholders.

To Invest in the Securities of Other Issuers for the Purpose of Exercising Control

      The organizational documents of Oasis do not restrict Oasis from investing in other issuers for the purpose of exercising control. As a result, any decision to do so is vested solely in the discretion of Oasis’ officers and directors. The policy may be changed at any time without notice to or a vote of the shareholders. However, it is the policy of the Board of Directors to invest only in those companies in which it can acquire at least 80% of the outstanding stock of those companies. To date, Oasis has entered into a binding letter of intent to acquire all of the outstanding stock of Landmark Mortgage Corporation and Statewide Mortgage and Investments Corp. The Board of Directors intends to continue to examine opportunities to acquire other companies that complement Oasis’ business plan.

To Underwrite Securities of Other Issuers

      Oasis does not propose to engage in this activity at this time.

To Engage in the Purchase and Sale(or Turnover) of Investments

      Oasis does not propose to engage in this activity at this time.

To Offer Securities in Exchange for Property

      The organizational documents of the company do not contain any restrictions of the companies’ ability to offer its securities in exchange for property. As a result, any decision to do so is vested solely in the officers of the company and the Board of Directors. Part of Oasis’ business plan is to acquire property, when possible, with common or preferred stock of Oasis. The policy may be changed at anytime without notice to or a vote of the shareholders.

To Repurchase or Otherwise Reacquire its Shares or Other Securities

      Although earlier in its existence, Oasis did accept shares of Lahaina Acquisitions, Inc. in exchange for shares of its common stock Oasis does not propose to engage in this activity at this time.

To Make Annual or Other Reports to Security Holders

      Rainwire will continue to file the reports required under the Securities Exchange Act after the Share Exchange.

Investment Policies

Investment in Real Estate or Interest in Real Estate

      The company may invest in real estate or interest in real estate which are located anywhere both in or out of the continental Unites States, but plans to focus on those states where we own property and those markets of substance for the target market and business development model. The company may invest in any type of real estate or interest in real estate including, but not limited to, golf course communities, office buildings, apartment building, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage. The acquisition committee, the officers of the company and the board of directors of the company shall approve the acquisition of all real estate and real estate interest.

      There is no limitation on the number or amount of mortgages which may be placed on any one piece of property provided that in the event the company would seek to borrow an amount which is more than 300% or 3 times the company’s total net assets, which must be approved by the board of directors and disclosed to the shareholders in the next quarterly report. In addition to the 300% limitation on total indebtedness, we have a policy that may be changed at anytime without shareholder approval of not exceeding an 85% debt level on our real estate assets.

      The method of financing the purchase of real estate shall be primarily from borrowed funds and the sale of shares. The finance committee, the officers and the board of directors of the company shall approve the financing of all real estate and real estate interest.

      It is not our policy to acquire assets primarily for capital gain through sale in the short term. Rather, it is our policy to acquire assets with the intention to hold the asset for long term unless an imminent sale is strongly accretive and warrants consideration. During the holding period it is our policy to develop the real estate or hold for capital appreciation through an increase in our stock price as a result of the increase in value of the underlying real estate portfolio. The board of directors as it relates to investments in real estate or interest in real estate may change any policy anytime without notice to or a vote of the shareholders.

      The officers of the company shall delegate the method of operating the real estate to internal employees, consultants and independent contractors. The officers of the company and the board of directors shall make all major operating decisions concerning the operation of our real estate.

Investments in Real Estate Mortgages

      Oasis does not presently hold investments in real estate mortgages nor is it the intent of the Company to invest in real estate mortgages in the near future. However, this policy may be changed at anytime without notice to or a vote of the shareholders.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities

      Oasis intends to form separate limited liability companies for each development that it owns and operates, which are structured and accountable as independent profit centers. Oasis will be the managing member of all the limited liability companies, and have the exclusive power under the Operating Agreement to manage and conduct the business of the company.

      The limited liability companies will acquire real estate and will be formed under the laws of the states in which the real estate is located. The separate limited liability companies will be subsidiaries of Oasis and reported on and accounted for based on the membership participation interest of Oasis.

Market for Common Equity And Related Stockholder Matters

     Market Information

      There is no public trading market for Oasis’ common stock.

     Holders

      On December 19, 2001 there were approximately 77 shareholders of record of Oasis’ common stock.

     Dividends

      Oasis has never paid dividends on its common stock and does not anticipate that it will do so in the foreseeable future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

     A. General Overview

      Oasis is a privately held, development stage, Georgia corporation, formed in November 1999. Its business plan includes acquiring, owning, developing and selling undeveloped property either through direct ownership of the properties, or through the acquisition of entities owning such properties, in addition to acquiring business related to such real estate activities. From inception through March 31, 2002, Oasis provided substantially all of its resources through the sale or issuance of its own common stock, of which 6,989,853 shares were issued for cash of $1,199,669; 800,000 shares in exchange for securities valued at $185,000; and the balance of 32,933,000 for other non-cash consideration valued by the Board of Directors at $330,140, for a total capitalization as of March 31, 2002 of 40,722,853 shares outstanding, with total consideration of $2,247,697.

      Since 2000, the Company has investigated numerous business opportunities including the pending stock exchange transaction with Rainwire Partners, Inc. (Rainwire), a public company, all of whose operations were discontinued as of December 31, 2000. If the Rainwire transaction is completed, Oasis will own the majority of the Rainwire outstanding common stock. Oasis has advanced $125,855, to Rainwire to meet some of the obligations of Rainwire, and continues to advance Rainwire funds to enable it to meet its financial reporting obligations to the Securities and Exchange Commission.

      Several of the business opportunities investigated by Oasis resulted in acquisition agreements which provide for the purchase of undeveloped real estate in several states, and two companies owned by the same interests, which are involved in real estate mortgage lending, which in turn are brokered to permanent lenders.

     B. Results of Operations

     Year Ended December 31, 2001

      Except for interest earned during the year of $2,453, there were no earned revenues as the Company continued in the development stage. Its activities were largely fund raising, searching and arranging for real estate projects and business in which the Company had an interest in acquiring, and the furtherance of the stock exchange transaction with Rainwire Partners, Inc. and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission in early 2002.

      A net loss was incurred during 2001 of $1,444,000 comprised largely of general and administrative expenses of $1,139,000. Over $700,000 of this total was for services including compensation for officers (of which $306,000 were contributed services), consultants, and others. A majority of the other expense for services was provided to the Company for approximately 30,000,000 shares of common stock issued during the year at $.01 per share. The more significant remaining general and administrative expenses were travel and entertainment of $221,000, professional fees of $122,000, and $67,000 for office, rent utilities and telephone. The balance of expenses, other than general and administrative were due to the abandonment of preacquisition real estate and business acquisition costs of $193,000, and the write off of unrecoverable advances to Rainwire Partners, Inc. relating to their need to continue in existence pending the successful completion of the aforementioned filing of a registration statement on Form S-4 with the Securities and Exchange Commission to facilitate the pending stock exchange transaction.

     Year Ended December 31, 2000

      The year ended December 31, 2000 was the first full year the Company had activities since incorporation in late 1999. During 2000, the Company’s activities were limited to start-up development stage operations including fund raising. It incurred a loss of approximately $502,000 during 2000, of which travel accounted for 49%, and services provided by management, which were contributed to the Company, accounted for 33%. The balance was attributed to several other classifications, included consulting of 12% and legal fees of 3%. There was a decline in the value of securities acquired in July 2000 of $117,000, which was excluded from the determination of the above net loss, since the value of these available-for-sale securities was considered temporary and treated as a reduction of stockholders’ equity as an accumulated other comprehensive loss as of December 31, 2000.

     Three Months Ended March 31, 2002 and 2001

      During the three months ended March 31, 2002, Oasis generated a loss of approximately $442,000, which was incurred pursuing its development stage activities, principally for the search for viable real estate projects, operating companies, and the execution of real estate purchase and sales agreements. Included in this loss were approximately 33% for travel and entertainment, 18% for loan fees and interest, 17% for management services, 9% for consulting and the balance of 23% for other expense including $10,930 additional Rainwire advances written off in 2002. In addition to the net loss, the value of the securities acquired in July 2000, increased by $42,500 from December 31, 2001, to a value of $185,000.

      During January 2002, Oasis entered into three Promissory Notes in the aggregate amount of $275,000. The stated interest rate for the Notes is 12% per annum and the unpaid principal and interest balance is due in full by February 23, 2002 and/or February 27, 2002 depending on the Note. Net proceeds to the Company amounted to approximately $192,500, which is net of debt issue costs. In addition, the Company agreed to issue an aggregate amount of 145,000 shares of its common stock to the Noteholders or their assigns. The Notes are past due, but no default has been declared to date.

      In connection with the above Notes, Oasis’ Chairman, President and Chief Executive Officer, Ronald A. Potts, agreed to guarantee the Notes and agreed to repurchase the common stock issued in connection with the Notes on or before April 30, 2002 at a price of $1.00 per share. The repurchase option was not exercised by the Noteholders prior to April 30, 2002. In addition, the above Notes were guaranteed by Paul A. Scribner, who in consideration for such guarantee received a total fee of $13,750 and 206,250 shares of Oasis common stock.

      During the same three month period in 2001, Oasis incurred a net loss of $366,000 substantially all of which was a result of recording contributed services of management $76,500 and $289,370 for the issuance of 28,937,000 shares of the Company’s common stock for a variety of services having been provided to the Company as of that time as follows:

	Shares Issued	Value

Marketing services	4,024,000	$40,240
Advertising	100,000	1,000
Aviation consulting	250,000	2,500
E-commerce consulting	3,000,000	30,000
Legal consulting	40,000	400
Real estate consulting	5,122,500	51,225
Officers’ compensation	9,800,000	98,000
Administrative consulting	102,500	1,025
Human resources consulting	915,000	9,150
Design and planning	1,950,000	19,500
Board of Directors	400,000	4,000
Mortgage consulting	3,233,000	32,330

Totals	28,937,000	$289,370

     C. Plan of Operations

      The near term plan of operation is to complete the share exchange with Rainwire Partners Inc., complete the acquisition of Landmark Mortgage, Inc., and complete the various real estate acquisitions. At the time the share exchange is completed, Rainwire Partners Inc., will be the legal parent of Oasis Group, Inc. for accounting purposes, Oasis Group, Inc. will be the acquirer and its financial information will be reported from the effective date of the share exchange forward. Accordingly, the operations of Rainwire Partners, Inc. will no longer be reported and historical financial information and results of operation will be that of Oasis Group, Inc.

      The company intends to continue to minimize capital requirements by structuring joint ventures to minimize land cost and place equity partners in certain developments therein, building an asset-based portfolio, while minimizing the risk of the traditional leveraged real estate developments.

      The company intends to own, develop and manage golf community residential and commercial resort real estate and neighborhood retail shopping centers in staged expansion by utilizing senior securities, offering securities in exchange for property, placing acquisition and development debt instruments, and by engaging in the purchase and sale or turnover of investments and land. The company expects to place debt and equity in the next twelve to twenty-four months of approximately $25,000,000.

      The company expects to form an arms length advisory committee consisting of experts in the real estate and development arenas to solicit guidance and recommendations to the Board of Directors, officers of the company and executive management.

      The company also expects to hire additional employees in management, administrative and financial positions along with project managers for each separate development. Additionally, the company expects to contract with outside consultants and out source some projects in order to facilitate cost control of corporate overhead.

      To date the company has formed the following limited liability companies as subsidiaries of Oasis Group, Inc. for the purpose of acquisition and development of certain real estate properties:

1. Oasis Wisconsin-Dell, LLC., a Wisconsin limited liability company

2. Oasis I-75 I-40, LLC., a Tennessee limited liability company

3. Oasis Route 66, LLC., a Tennessee limited liability company

4. Oasis Athens, LLC., a Tennessee limited liability company

5. Oasis Watts Bar, LLC., a Tennessee limited liability company

6. Oasis Joe Creek, LLC., a South Dakota limited liability company

7. Oasis Plum Creek, LLC., a Wyoming limited liability company

8. Oasis Townsend, LLC., a Tennessee limited liability company

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      On or about January 29, 2002, Oasis changed its independent accountants, and ended the engagement of Powell & Booth, PC, and retained the firm of Braverman & Company, P.C., as its independent accountants. The decision to change accountants was approved by the Board of Directors of the Company.

      In connection with Powell & Booth, PC’s audits of the financial statements of Oasis, there were no disagreements with Powell & Booth, PC on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit report of Powell & Booth, PC on the financial statements for the year ended December 31, 2000 and for the period from November 16, 1999 (inception) to December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

      During the two fiscal years ended December 31, 2001, and the subsequent interim period through January 29, 2002, the Company did not consult with Braverman & Company, P.C. regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s Financial Statements.

Oasis’ Management and Executive Compensation

Directors and Executive Officers

      The following table sets forth all the directors, executive officers and significant employees of the Company as of December 19, 2001.

Name	Age	Position

Ronald Potts	54	President, CEO and Chairman of the Board
Jack DiFranco	61	Director
Lewis Carl Bivens	56	Director
Peggy A. Evans	54	Chief Financial Officer

      Ronald A. Potts, Chairman, President and Chief Executive Officer. Mr. Potts was elected to our Board of Directors and appointed Chairman and Chief Executive Officer of Oasis in March, 2000, and President in August, 2000. In addition, in August, 2001, Mr. Potts was elected to the Rainwire Board of Directors and appointed Rainwire’s President and Chief Executive Officer, all positions which he resigned from in November, 2001. From 1996 until March, 2000, Mr. Potts was President of Londott Investments. Mr. Potts holds an Economics degree from the University of Western Ontario.

      Jack DiFranco, Director. Mr. DiFranco was appointed to our Board of Directors on December 14, 2001. Since 1985, Mr. DiFranco has been the Chairman and President of Landmark Mortgage Corporation, and since 1988, Mr. DiFranco has been the Chairman and President of Statewide Mortgage and Investments Corp. Mr. DiFranco holds a degree in Law Enforcement from Delgado College.

      Lewis Carl Bivens, Director. Mr. Bivens was appointed to our Board of Directors on June 26, 2002. From 1987 until 1997, Mr. Bivens was the Women’s Basketball Coach, Health Instructor at Middle Tennessee State University. Since 1997, Mr. Bivens has been the Promotions Coordinator with Sports Belle, Inc. Mr. Bivens holds a B.S. degree in Physical Education from Tennessee Wesleyan College and a M.S. degree in Health from Union College.

      Peggy A. Evans, Chief Financial Officer. Ms. Evans was appointed as our Chief Financial Officer in August, 2001. Since October 1, 2000, Ms. Evans has been the Chief Financial Officer for Oasis Group, Inc. Prior to that time, Ms. Evans served as the President of Yakley Management, Inc. and the Chief Operating Officer of Eston Hospitality, LLC. Ms. Evans holds a B.S. degree in business from Pepperdine University.

Conflicts of Interest

      Oasis’ officers and directors have ownership interests in Rainwire. Ronald A. Potts owns approximately 1.5% of the outstanding common stock of Rainwire on a fully-diluted basis.

      Advances totaling approximately $115,000 were made to Rainwire from Oasis as of December 31, 2001. The funds were used for general working capital, including legal and accounting expenses in connection with Rainwire’s reporting requirements under the Securities Exchange Act of 1934.

      In connection with the Share Exchange Agreement, Rainwire has moved its business address to the offices of Oasis. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis’ offices on a rent free basis, although the parties have not entered into a formal agreement.

      As a result of the advances from Oasis, Rainwire’s use of Oasis’ offices, and the stock ownership of the companies by the officers and directors of each company, various conflicts of interest may exist that may have limited Rainwire’s or Oasis’ ability to negotiate favorable terms in the Share Exchange Agreement and may limit Rainwire’s or Oasis’ ability to declare a termination or breach of the Share Exchange Agreement.

      William Evans, the spouse of Peggy A. Evans, our Chief Financial Officer, has advanced a total of $43,925 to Oasis for various general and administrative expenses and advanced $25,000 towards the deposit on real estate as of June 30, 2002. As of June 30, 2002, $30,317 of the advances for general and administrative expenses remains outstanding and $25,000 of the advances for the real estate deposit remains outstanding. The advances are unsecured and do not bear interest.

      In addition, Ronald A. Potts and Peggy A. Evans, our Chairman, President and Chief Executive Officer, and our Chief Financial Officer, respectively, have assigned eight (8) Real Estate Sale and Purchase Agreements to various limited liability companies either wholly owned or 90% owned by Oasis in exchange for 8,000,000 and 2,000,000 shares of Oasis Series A Convertible Preferred Stock, respectively. The total purchase price under the Real Estate Sale and Purchase Agreements is approximately $25.7 million, and the total appraised or estimated valuation of the properties is approximately $35.8 million. In addition to other consideration, Mr. Potts and Ms. Evans have agreed to contribute approximately 5.8 million and 1.6 million shares of Oasis common stock, respectively, that they own individually towards the purchase price and Mr. Potts has agreed to personally guarantee approximately $33 million of debt. Upon the closings of the various properties, Oasis has agreed to compensate Mr. Potts and Ms. Evans with a total of 10,000,000 shares of Oasis’ Series A Convertible Preferred Stock, which are paid in proportion to the purchase price each property has with respect to the total purchase price.

      The stock to be used by Mr. Potts and Ms. Evans as consideration for the Real Estate and Sale Agreements is common stock that they had previously received from Oasis as compensation for their services as directors and/or officers originally valued at $58,000 and $16,000, respectively.

      In addition, Mr. Potts agreed to personally guaranty three Promissory Notes in the aggregate amount of $275,000 entered into by Oasis in January 2002. In connection with the Notes, Oasis agreed to issue 145,000 shares of its common stock to the Noteholders, which Mr. Potts agreed to purchase from the Noteholders, at their option, at a price of $1.00 per share.

      The terms and conditions of the foregoing related party transactions may have been more favorable than they would have been had the transactions been entered into with unrelated parties.

     Executive Compensation

2001 Summary Compensation Table

Oasis Group, Inc.

					Long-Term Compensation

		Annual			Awards		Payouts
		Compensation
				Other Annual	Restricted	Options	LTIP	All Other
		Salary	Bonus	Compensation	Stock	SARs	Payout	Compensation
Name and Principal Position	Year	($)	($)	($)	Awards	(#)	($)	($)

Ronald A. Potts	2001	$121,112	0	$82,000	0	0	0	0
President and	2000	0	0	0	0	0	0	0
CEO(1)	1999	0	0	0	0	0	0	0

(1)	Mr. Potts received 8,200,000 shares of Oasis common stock during 2001 as compensation. The shares were valued at $0.01 per share for a total of $82,000.

      There were no options granted to the Executive Officers of the Company and its subsidiaries during the year ending December 31, 2001. The Company has no stock appreciation rights (“SARs”) outstanding.

      No other executive officers or any officer of a subsidiary had total compensation that exceeded $100,000.

     Employment Agreements

      To date, Oasis has not entered into any employment agreements with its executive officers.

     Options Granted

      No options were granted to any directors, officers or employees of Oasis in 2001.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding shares of our Common Stock beneficially owned as of July 5, 2002. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. As used in the table below, a beneficial owner includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting, of such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company’s principal executive office. Directors not included in the table below do not hold Company securities.

	Shares Beneficially
	Owned As of
	July 5, 2002

Name and Address	Number		Percent

Ronald A. Potts	6,794,585	(1)	17.3%
8215 Roswell Road Suite 925 Atlanta, Georgia 30350
Peggy A. Evans	2,200,000	(2)	5.6%
8215 Roswell Road Suite 925 Atlanta, Georgia 30350
Lewis C. Bivens	256,000		*
8215 Roswell Road Suite 925 Atlanta, Georgia 30350
Cambridge Investments	3,000,000		7.6%
Keithley F.T. Lake The Law Building, The Valley Anguilla, BWI
Anguilla Equity Partners	2,250,000		5.7%
Keithley F.T. Lake The Law Building, The Valley Anguilla, BWI
Sonoma Investments	2,500,000		6.3%
AXA Offshore Management Limited The Law Building, The Valley Suite 100 P.O. Box 687 Anguilla, BWI
Nancy Edwards	2,215,000	(3)	5.6%
717 Ashford Parkway Dunwoody, Georgia 30338
All Directors and Officers as a group (3 persons)	9,250,585		23.5%

*	Represents less than 1%

(1)	Mr. Potts has entered into various Real Estate Sale and Purchase Agreements under which he will sell a total of 5,827,500 shares of his common stock. Accordingly, if all of the real estate transactions close, Mr. Potts will own 2,678,750 shares of Oasis common stock or approximately 6.8%. Oasis has entered into Assignment Agreements for a number of the Real Estate Purchase Agreements referred to above whereby limited liability companies owned by Oasis will purchase the properties referred to therein. In exchange for the assignments, Oasis has agreed to compensate Mr. Potts with a total of 8,000,000 shares of Oasis Series A Convertible Preferred Stock upon the closings on the various properties.

(2)	Consists of 1,600,000 shares owned by Ms. Evans, and 600,000 shares owned by William Evans, Ms. Evans’ spouse. Ms. Evans has entered into a Real Estate Sale and Purchase Agreement under which she will sell a total of 1,600,000 shares of her common stock. Accordingly, if such real estate transaction closes, Ms. Evans will beneficially own 600,000 shares of Oasis common stock or approximately 1.5%. Oasis has entered into an Assignment and Assumption Agreement for the Real Estate Agreement referred to above whereby a limited liability company owned by Oasis will purchase the property referred to therein. In exchange for the assignment, Oasis has agreed to compensate

Ms. Evans with 2,000,000 shares of Oasis Series A Convertible Preferred Stock upon the closing of the property.

(3)	Consists of 915,000 shares owned by Ms. Edwards, and 1,300,000 shares owned by Bach Consulting, Inc., which is controlled by Ms. Edwards.

THE REVERSE SPLIT

      Pursuant to the Reverse Split, every twenty shares of the common stock of Rainwire issued and outstanding (the “Prior Common”) will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $.001 (“New Common”).

      After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, stockholders holding a number of shares of Prior Common not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of stock in lieu of fractional shares of New Common.

      The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Prior Common or the relative rights, preferences, privileges or priorities of any such stockholder, and the par value per share of the Common Stock will not changed. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Approval of the Rainwire Board

      In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Reverse Split and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

Reasons for the Approval of the Rainwire Board

      In approving the Reverse Split, the Rainwire Board considered factors, including, but not limited to, the following:

1. The Reverse Split will allow Rainwire to effect the Share Exchange without significantly increasing the total number of issued and outstanding Shares.

2. A fewer number of issued and outstanding shares should enhance the acceptability of the common stock by the financial community and the investing public and is also anticipated to initially increase proportionally the per share market price of the common stock.

3. The proposed Reverse Stock Split may result in a broader market for the common stock after the Share Exchange than would exist if the Reverse Stock Split did not occur because the expected price level will be greater as a result of the Reverse Stock Split, which may encourage interest and trading in the common stock and possibly promote greater liquidity for Rainwire’s shareholders.

THE AUTHORIZED SHARE INCREASE

Approval of the Rainwire Board

      In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Authorized Share Increase and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

Reasons for the Approval of the Rainwire Board

      In approving the Authorized Share Increase, the Rainwire Board considered factors, including, but not limited to, the following:

1. The Share Increase will give Rainwire additional shares to effect the Share Exchange Agreement.

2. The Share Increase will allow the Board of Directors to (a) react without further Stockholder approval to the Company’s capital needs, (b) pursue strategic opportunities that may arise in the future, (c) respond to business opportunities and pursue objectives that may arise in the future including financings, acquisitions, strategic business relationships or stock dividends or stock splits, and (d) enable management to attract and retain talented employees through a grant of stock options and other stock based incentives.

THE NAME CHANGE

Approval of the Rainwire Board

      In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Name Change and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

Reasons for the Approval of the Rainwire Board

      The Rainwire Board approved the Name Change because upon completion of the Share Exchange, the business of Rainwire will be that of Oasis. The Board believes that name “Oasis Group, Inc.” will more accurately convey the scope of our business after the Share Exchange and will capitalize on the recognition of Oasis in the business community in which it operates.

RAINWIRE PARTNERS, INC. 2000 STOCK OPTION PLAN

Approval of the Rainwire Board

      On                     , 2000, the Rainwire Board of Directors unanimously approved the Rainwire Partners, Inc. 2000 Stock Option Plan and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately           % of the voting stock of Rainwire.

Reasons for the Approval of the Rainwire Board

      The Rainwire Board approved the Rainwire Partners, Inc. 2000 Stock Option Plan for the purpose of advancing our interests and those of our Stockholders by providing a means of attracting and retaining key employees, directors and consultants. The Rainwire Board believes that this Plan serves this purpose by encouraging and enabling key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success.

      The foregoing discussions of the information and factors considered and given weight by Rainwire’s Board for the Reverse Split, Authorized Share Increase, Name Change and Stock Option Plan are not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Rainwire Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rainwire Board may have given different weights to different factors.

CERTAIN SECURITIES LAWS CONSIDERATIONS

      The common stock to be issued in the Share Exchange will be registered under the Securities Act of 1933, as amended (the “Securities Act”). However, any person who received Rainwire or Oasis shares in a private transaction during a period of time when such company was considered a “non-operating, blank-check” company will not be able to sell their shares without an effective registration statement covering the resale of those shares. If and when it is determined that, over a designated period of time, Oasis would have been considered a “non-operating company, blank check,” Rainwire has agreed to register those shares purchased or received shares during that period of time.

      Shares that were issued when Oasis was not a “non-operating, blank check” company will be freely transferable under the Securities Act, except for common stock issued to any person who is deemed to be an affiliate of Oasis. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Oasis and include officers and directors, as well as principal stockholders.

      Oasis’ affiliates may not sell their Rainwire common stock acquired in the Share Exchange except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of any class of equity securities of Rainwire to file certain reports concerning their ownership of Rainwire’s equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to Rainwire with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of any class of Rainwire’s securities which failed to make the requisite filings on a timely basis are set forth below.

      Messrs. Hill and McLaughlin and Ms. Evans inadvertently failed to timely file a Form 3 with the Commission to report their holdings upon election as a director and appointment as our Chief Financial Officer, respectively. Mr. Potts inadvertently failed to timely file a Form 3 with the Commission to report his holdings upon election as a director and appointment as our Chief Executive Officer on August 29, 2001. Mr. Potts filed a Form 3 with the Commission on or about October 10, 2001. Ms. Marchessault inadvertently failed to timely file a Form 5 with the Commission to report her exchange of shares of the common stock of the Company for shares of preferred stock in the Company in October, 2001. The Company has taken steps to ensure that its officers and directors are aware of the requirements for the filing of these reports and intends to improve its assistance in the preparation of these reports in the future.

OUTSTANDING STOCK AND APPRAISAL RIGHTS

Rainwire Partners Inc.

      Rainwire presently has two classes of voting stock outstanding, its common stock, which has a par value of $0.001, and its Series D Convertible Preferred Stock, which has a par value of $0.01. As of the Record Date, there were 20,000,000 shares authorized and 9,909,886 shares of common stock outstanding, and 500,000 shares authorized and 500,000 shares of Series D Convertible Preferred Stock outstanding. The Majority of Stockholders held approximately 3,712,811 shares of Common Stock, or approximately 37.5% of Rainwire’s issued and outstanding Common Stock, and 500,000 shares of Series D Convertible Preferred Stock, which equals 100% of Rainwire’s issued and outstanding Series D Convertible Preferred Stock and which are entitled to 10 votes per share, for a total of 5,000,000 votes.

      Each holder of Common Stock would normally be entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of Rainwire, as of the Record Date, on any matter submitted to the vote of stockholders. However, under Section 228(a) of the Delaware Corporation Law, any action which may be taken at a stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The approval of the Amendments to the Certificate of Incorporation and the Stock Exchange require the affirmative vote or written consent of a majority of Rainwire’s outstanding Common Stock. On December 19, 2001, the Board of Directors and on December 20, 2001 the majority of stockholders, consented to the Amendments and Share Exchange.

      This Information Statement is being provided for your information purposes only. This Information Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Section 262 of the Delaware Corporation Law.

      Under Section 262 of the Delaware Corporation Law, holders of record of Shares who do not wish to accept the terms of the Share Exchange and who have neither voted in favor of the Share Exchange nor consented thereto in writing have the right to seek an appraisal of the fair value of their Shares in the Delaware Court of Chancery (the “Delaware Court”). Holders of Shares wishing to assert this right must, on or before the twentieth day after the mailing of this Information Statement, make a written demand for the appraisal of their Shares to: Rainwire Partners, Inc., Attention: President, 8215 Roswell Road, Suite 925, Atlanta, GA 30305. The demand must reasonably inform the Corporation of the identity of the Stockholder making the demand as well as the intention of the Stockholder to demand an appraisal of the fair value of the Shares held by the Stockholder.

      Only a holder of record of Shares, or a person duly authorized and explicitly purporting to act on his behalf, is entitled to assert an appraisal right for the Shares registered in his name. Beneficial owners who are not record holders and who wish to exercise appraisal are advised to consult promptly with the appropriate record holders as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds Shares as a nominee for others may exercise appraisal rights with respect to the Shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of Shares as to which the demand is made. Where no Shares are expressly mentioned, the demand will be presumed to cover all Shares held in the name of such record holder.

      A demand for the appraisal of Shares owned of record by two or more joint holders must identify and be signed by, or on behalf of, all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

      An appraisal demand may be withdrawn by a Stockholder within 60 days after the time upon which all conditions to the closing of the Share Exchange Agreement have been met (the “Effective Date”) by written withdrawal of his demand for an appraisal and an acceptance of the terms of the Share Exchange, or may be withdrawn thereafter with the written approval of the Corporation.

      Only a holder of record of Shares on the date of the making of an appraisal demand with respect to such Shares who continuously holds such Shares through the Effective Date, who has otherwise complied with the requirements of Section 262 of the Delaware Corporation Law and who has not waived appraisal rights by voting in favor of the Share Exchange or by consenting thereto in writing shall be entitled to an appraisal. A security holder’s failure to vote on the Exchange Agreement will not in itself constitute a waiver of appraisal rights.

      Within 120 days after the Effective Date (the “120-Day Period”), any remaining Stockholder who has properly demanded an appraisal and who has not withdrawn his demand as provided above (such Stockholders being referred to collectively as the “Dissenting Stockholders”) and the Corporation each have the right to file in the Delaware Court a petition (the “Petition”) demanding a determination of the fair value of the Shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will ascertained as of the date of the Share Exchange that throw any light on future prospects of the corporation. Section 262 of the Delaware Corporation Law provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The costs of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. Upon application, the Delaware Court may also order that all or a portion of the expenses incurred by any former holder of Shares in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expense of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Shares entitled to an appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

      Dissenting Stockholders generally are permitted to participate in the appraisal proceedings. No appraisal proceeding in the Delaware Court shall be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just.

      From and after the Effective Date, Stockholders are not entitled to vote the Shares for any purpose and are not entitled to receive payment of dividends or other distributions on the Shares payable to stockholders of record thereafter.

      The foregoing description is not, and does not purport to be, a complete summary of the applicable provisions of Section 262 of the Delaware Corporation Law and is qualified in its entirety by reference to the text of this provision which is set forth in its entirety in Annex B hereto. Any Former Stockholder considering demanding appraisal is advised to consult its own legal counsel.

Oasis Group, Inc.

      Oasis presently has only one class of voting stock outstanding, namely its common stock, no par value. As of the Record Date, there were 150,000,000 shares authorized and [ ] shares of common stock outstanding. Oasis has authorized 25,000,000 shares of series A convertible preferred stock of which 370,601 are presently outstanding. The Oasis series A convertible preferred shares are designated non-voting until such time as the Amended and Restated Share Exchange has been consummated or terminated.

      Oasis is soliciting the written consent of a majority of the shareholders of Oasis in favor of the Share Exchange. This Proxy Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Title 14, Article 13 of the Georgia Business Corporation Code.

      Under Georgia law, shareholders have the right to dissent from the Share Exchange and to receive instead the fair value of their shares if the Share Exchange is completed. Shareholders who dissent, however, will not receive the amount distributed to our shareholders in connection with the Share Exchange and will forfeit their shares of our common stock for a value that may be higher or lower than the aggregate per share amount to be distributed in connection with the Share Exchange. To exercise their dissenters’ rights, shareholders must strictly adhere to the provisions of Georgia law governing dissenters’ rights. The following is a summary of the procedures, that must be followed to exercise dissenters’ rights, but we encourage all shareholders to read the full text of the relevant Georgia statutes, which are attached to this proxy statement as Annex B.

      To exercise dissenters’ rights, shareholders must deliver to Oasis, at any time prior to the vote on the Share Exchange is taken, a written notice of their intent to demand payment for their shares if the Share Exchange closes. In addition, shareholders exercising their dissenters’ rights may not vote their shares in person or by proxy in favor of the Share Exchange Agreement and the related Share Exchange. A vote against the Share Exchange absent written notice will not in itself be deemed to satisfy the notice requirement under Georgia law and such Shareholders will not be entitled to dissenters’ rights. A failure to vote on the Share Exchange Agreement and related Share Exchange will not in itself be a waiver of a shareholder’s dissenters’ rights. If the Share Exchange Agreement is approved at the annual meeting, we will send a written notice to all shareholders who exercised their dissenters’ rights, which will include information on where shareholders must send their demands for payment and by when the demands must be received. After receiving this notice, dissenting shareholders must send timely written notice to us demanding payment and their share certificates. Any dissenting shareholders who do not timely send a demand to us will not be entitled to receive the fair value of their shares.

      Within 10 days of the closing of the Share Exchange, we will send an offer to pay each dissenting shareholder who properly submitted a demand notice and his or her share certificates the amount we estimate to be the fair value of his or her shares, plus accrued interest from the date of the closing of the Share Exchange. Shareholders who accept our written offers or who fail to respond to our offers will receive payment for their shares as set forth in our written offer within 60 days of our offer letter. Shareholders who believe that our payment offers do not represent the fair value of their shares or that the interest is incorrectly calculated may, within 30 days of receiving our offers, send us written notice of their own estimates of the fair value of their shares and the amount of interest due. If we are not able to reach agreement with any dissenting shareholder as to the fair value of his or her shares or the interest due, we will file a proceeding in the Fulton County Superior Court, and the court will decide the fair value of those shares and the interest due. Shareholders who elect to exercise their dissenters’ rights and who receive the fair value of their shares will no longer be shareholders of our company after payment is made.

      The fair value that a dissenting shareholder receives for each of his or her shares may be higher or lower than the aggregate per share amount distributed in connection with the Share Exchange, and dissenting shareholders will forfeit their shares of our common stock.

COMPARISON OF RIGHTS OF RAINWIRE STOCKHOLDERS AND

OASIS STOCKHOLDERS

      After the Share Exchange, Oasis shareholders will become Rainwire shareholders. The following summary, which is not a complete statement of all differences between right of the holders of Oasis common stock and Rainwire common stock, discusses differences between Rainwire’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Oasis Articles of Incorporation and Amended and Restated Bylaws, as well as differences between the Delaware General Corporation Law and the Georgia Business Corporation Code.

Oasis	Rainwire

Capitalization
The authorized Capital Stock of Oasis consists of:	The authorized Capital Stock of Rainwire consists of:
• 150,000,000 shares of common stock, no par value.	• 20,000,000 shares of Common Stock, par value $0.001;
• 25,000,000 shares of preferred stock, par value $0.001 per share.	• 2,500,000 shares of Preferred Stock, par value $0.01, of which:
• 10,000,000 shares have been designated Series A Convertible Preferred Stock.	• 70,000 shares have been designated Series A Preferred Stock;
• 208,640 shares have been designated Series B Preferred Stock;
• 74,878 shares have been designated Series C Preferred Stock; and
• 500,000 shares have been designated Series D Convertible Preferred Stock.

Oasis	Rainwire

Dividends
• Oasis common stock is entitled to dividend rights pursuant to Title 14, Article 6 of the Georgia Business Code under which the board of directors may determine in whole or in part, the preferences, limitations, and relative rights of each class or series of shares.	• Except for and subject to the dividend rights of the Preferred Stock, Common Stock is entitled to dividends (i) when, as and if declared by the Board of Directors, and (ii) ratably on assets and funds of Rainwire in the event of a distribution upon liquidation, dissolution or winding up.
• The articles of incorporation permit the Oasis board to issue at any time and from time to time one or more classes of preferred stock and to determine the designations, preferences conversion or other rights, voting powers, restrictions limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. At present, 370,601 shares of preferred stock have been issued, however Oasis has entered into stock subscription agreements with Ronald A. Potts and Peggy A. Evans for the issuance of a total of 8,000,000 and 2,000,000 shares of series A convertible preferred stock of Oasis (the “Oasis Series A Convertible Preferred Stock”), which shall become issuable upon meeting certain conditions precedent under the terms of such agreements. The Oasis Series A Convertible Preferred Stock is entitled to	• The Series A Preferred is not entitled to any dividend.

• The Series B Preferred is entitled to annual cumulative dividends of $0.14 per share payable quarterly and in arrears.

• The Series C Preferred is entitled to annual cumulative dividends of $0.14 per share payable quarterly and in arrears.

• The Series D Preferred is entitled to an annual dividend at a rate of twelve percent (12%) when, as and if declared by the Board of Directors, payable quarterly and in arrears, prior to any payments to or redemptions of Common Stock.

Oasis	Rainwire

Dividends
cumulative dividends of five (5%) payable on a quarterly basis.

Liquidation
• The Oasis Series A Convertible Preferred Stock of Oasis when issued will be entitled to a liquidation preference equal to the amount invested, initially $3.00 per share, plus any accrued and unpaid dividends.	• Liquidation preference is not applicable to the Series A Preferred as presently there is no Series A Preferred presently outstanding.
• Liquidation preference is not applicable to the Series B Preferred as there is no Series B Preferred presently outstanding.
• Upon any liquidation, dissolution or winding up of Rainwire, whether voluntary or involuntary, and after provision for the payment of creditors, the holders Series C Preferred stock holders are entitled to a Liquidation preference of two dollars ($2.00) per share before any distribution is made upon any other Common Stock or junior preferred, subject to the priority of Series A Preferred.
• Upon any liquidation, dissolution or winding up of Rainwire, whether voluntary or involuntary, and prior to the payment of Common Stock, but pari passu with payments to any other Preferred Stock outstanding, the Series D Preferred Holders shall be entitled to be paid an amount in cash equal to $500,000, plus any amount equal to any declared and unpaid dividends.

Conversion
• Each share of Oasis Series A Convertible Preferred Stock is convertible into one share of Oasis common stock at any time after the later of (i) the first year anniversary of the effective date on the registration statement on Form S-4 contemplated in connection with the Amended and Restated Share Exchange Agreement, dated December 19, 2001 between the corporation and Rainwire, (ii) the withdrawal of such registration statement or (iii) the date of issuance of such share.	• At any time prior to June 14, 2003, holders of Series C Preferred stock may elect to convert to Common Stock all or any portion of Series C Preferred held in exchange for five (5) shares of Common Stock.
• At any time holders of Series D Preferred stock may elect to convert all Series D Preferred to Common Stock upon which time they will be entitled to receive twenty (20) shares of Common Stock for each share of Series D Preferred held. In the event Rainwire shall fail to pay a dividend to the holders of Series D Preferred for two consecutive quarters, holders of Series D Preferred shall be entitled to convert each share held into one hundred (100) shares of Common Stock.

Redemption
• Not applicable.	• Prior to June 14, 2003 and upon sixty (60) days notice to Rainwire, holders of Series C Preferred may put their shares to Rainwire in exchange for up to $2.24 per share, and Rainwire may call their shares for $2.24 per share.
• Rainwire may redeem the Series D Preferred stock by paying to the holders any accrued but unpaid dividends, plus one dollar ($1.00) per share for each share of Series D Preferred held.

Power To Call Shareholders/Stockholders Meetings
• Special meetings of the shareholders may be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors or of the shareholders owning 10% of the Capital Stock of Oasis issued, outstanding and entitled to vote.	• Special meetings of the stockholders, unless otherwise prescribed by law, may not be called at any time by the stockholders but may be at any time by the Chairman of the Board, by the President or by order of the Board of Directors.

Board Of Directors
• The number of directors shall be as fixed from time to time by resolution of the Board of Directors or stockholders.	• The number of directors constituting the Board of Directors shall be determined from time to time by the Board of Directors, but such number shall not be less than three nor more than nine.

Voting
• Each holder of Oasis common stock is entitled to one (1) vote for each share of stock held by such shareholder on each matter submitted to vote at a meeting of the shareholders.	• Each holder of record of Common Stock is entitled to one (1) vote for each share of stock held by such shareholder on each matter submitted to vote at a meeting of the shareholders.
• Holders of Oasis Series A Convertible Preferred Stock of Oasis are restricted from voting on any matters prior to such date as the Amended and Restated Share Exchange Agreement is either consummated or terminated.	• Series A, B and C Preferred Stock are designated non-voting preferred stock.
• After such time as the Amended and Restated Share Exchange Agreement is either consummated or terminated, on all matters on which the holders of Oasis common stock are entitled to vote, each holder of Oasis Series A Preferred Stock is entitled to ten (10) votes for each share of stock held of record. The holder of such series, voting separately as a class may elect a majority of the board of directors or Oasis.	• On all matters on which the holders of Common Stock are entitled to vote, each holder of Series D Preferred is entitled to ten (10) votes for each share of stock held of record. The holder of Series D Preferred Stock, voting separately as a class may elect a majority of the Board of Directors.

Shareholders/Stockholders Quorum
• The holders of record of a majority of the issued and outstanding stock of Oasis shall constitute a quorum.	• The holders of record of one-third of the outstanding stock entitled to vote shall constitute a quorum.

Action By Written Consent Of Shareholders/Stockholders
• Any action permitted or required to be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing shall be signed by all of the shareholders of the capital stock entitled to vote.	• Any action may be taken without a meeting if a consent or consents in writing shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action.

Shareholder Approval of Certain Business Combinations

      Under Delaware and Georgia law, “business combinations” by corporations with “interested shareholders” are subject to a moratorium of three or five years, respectively, unless specified conditions are met. The prohibited transactions include a merger with, disposition of assets to, or the issuance of stock to, the interested shareholder, or specified transactions that have the effect of increasing the proportionate amount of the outstanding securities held by the interested shareholders. Under Delaware and Georgia law, interested shareholders are those shareholders who own 15% and 10% of the voting stock of a corporation, respectively. Interested shareholders may avoid the prohibitions against significant transactions with corporations in Delaware and Georgia under the following circumstances:

Delaware	Georgia
• Prior to becoming an interested stockholder, the board of directors approves the transaction or transactions by which the stockholder becomes an interested stockholder;	• Prior to becoming an interested shareholder, the board of directors approves the transaction or transactions by which the shareholder becomes an interested shareholder;
• the interested shareholder owns at least 85% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the stockholder becoming an interested stockholder; or	• the interested shareholder owns at least 90% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the shareholder becoming an interested shareholder; or
• if at, or subsequent to, the time the stockholder becomes an interested stockholder, the board of directors and at least 66 2/3% of the stockholders, excluding shares held by the interested stockholder, approve the transaction.	• subsequent to becoming an interested shareholder, the interested shareholder holds 90% of the outstanding voting stock, excluding specified shares, and the transaction is approved by a majority of the shareholders of the voting stock entitled to vote thereon, excluding specified shares.

      Georgia law also includes “fair price requirements” that would apply to any business combinations between Oasis and any interested shareholder. Business combinations with interested shareholders must be unanimously approved by at least three “continuing directors” of Oasis or recommended by at least 66 2/3% of such continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder. This vote is not required if: (1) the fair market value of the aggregate cash or securities to be received by the shareholders is as high as the fair market value of their shares; (2) the shareholders receive the same form of consideration as the interested shareholder previously paid for shares of the same class or series; (3) there are no changes with respect to dividends; and (4) the interested shareholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by eshare.

LEGAL MATTERS

      The validity of the common stock to be issued in the Share Exchange will be passed upon by Greenberg Traurig, LLP, Atlanta, Georgia.

EXPERTS

      The audited consolidated balance sheet of Rainwire Partners, Inc. and subsidiary as of December 31, 2000 and 2001 and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the year then ended included in this Information Statement/ Proxy Statement/ Prospectus and elsewhere in the registration statement have been audited by Braverman & Company, P.C., independent certified public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

      The audited balance sheet of Oasis Group, Inc. as of December 31, 2001, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended included in this Information Statement/ Proxy Statement/ Prospectus have been audited by Braverman & Company, P.C., independent auditors and the audited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2000, and for the period from November 16, 1999 (inception) to December 31, 2000 included in this Information Statement/Proxy Statement/Prospectus have been audited by Powell & Booth, P.C., independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      Rainwire files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchanges Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. These Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site. The address of the SEC Website is http://www.sec.gov.

      Rainwire has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Rainwire’s common stock to be issued to Oasis shareholders in the Share Exchange. This Information Statement/ Proxy Statement/ Prospectus constitutes the prospectus of Rainwire filed as part of the registration statement. This Information Statement/ Proxy Statement/ Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this Information Statement/ Proxy Statement/ Prospectus and any accompanying supplement about the provisions or contents of any contract, agreement or document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this Information Statement/ Proxy Statement/ Prospectus is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

      THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS INFORMATION STATE-

MENT/ PROXY STATEMENT/ PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS INFORMATION STATEMENT/ PROXY STATEMENT/ PROSPECTUS.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rainwire pursuant to the foregoing provisions or otherwise, Rainwire has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2001

Page

INDEPENDENT AUDITOR’S REPORT	F-1
CONSOLIDATED BALANCE SHEET	F-2
CONSOLIDATED STATEMENTS OF OPERATIONS	F-3
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	F-4
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-5
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-6
CONDENSED CONSOLIDATED BALANCE SHEETS, MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001 (AUDITED)	F-11
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED), THREE MONTHS ENDED MARCH 31, 2002 AND 2001, INCEPTION OF DEVELOPMENT STAGE (JANUARY 1, 2001) TO MARCH 31, 2002	F-12
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY	F-13
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED), THREE MONTHS ENDED MARCH 31, 2002 AND 2001, INCEPTION OF DEVELOPMENT STAGE (JANUARY 1, 2001) TO MARCH 31, 2002	F-14
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS	F-15

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Rainwire Partners, Inc.
Atlanta, Georgia

      We have audited the accompanying consolidated balance sheet of Rainwire Partners, Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rainwire Partners, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the each of the years in the two year period then ended in conformity with auditing standards generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered substantial recurring losses and has a deficit working capital and equity as of December 31, 2001. It has also discontinued its entire business operations and is dependent upon its shareholders for all cash flow requirements. The Company needs the ability to develop additional sources of capital, and/or achieve profitable operations through a merger or acquisition. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Braverman & Company, P.C.

Phoenix, Arizona
April 28, 2002

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
December 31, 2001

ASSETS OF DISCONTINUED BUSINESS
CURRENT ASSETS
Cash	$788

TOTAL CURRENT ASSETS	788

$788

LIABILITIES OF DISCONTINUED BUSINESS
CURRENT LIABILITIES
Related party loans	$114,925
Accounts payable	813,167
Accrued business disposal costs and expenses	46,987
Other accrued liabilities	23,143

TOTAL CURRENT LIABILITIES	998,222

REDEEMABLE PREFERRED STOCK
Par value $.001; authorized 2,500,000 shares
Series C, 24,959 shares outstanding	52,911
Series D, 500,000 shares outstanding	50,000

102,911

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value; authorized, 20,000,000 shares 19,909,886 shares issued, 9,909,886 shares outstanding	19,910
Paid-in capital	1,421,672
Accumulated (deficit)	(2,491,927)
Treasury Stock, 10,000,000 shares	(50,000)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,100,345)

$788

See accompanying notes to financial statements

RAINWIRE PARTNERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

			Inception
			of Development
			Stage
			(January 1, 2001)
			to
			December 31,
	2001	2000	2001

REVENUES	$—	$—	$—
OPERATING EXPENSES	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	—	—	—
DISCONTINUED OPERATIONS
Loss from operations of discontinued business	—	(1,494,708)	—
Provision for loss on disposal of the business	—	(578,191)	—

NET LOSS	$—	$(2,072,899)	$—

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,718,220	6,252,480

BASIC AND DILUTED LOSS PER COMMON SHARE
Income (Loss) from operations	$—	$—
Loss from discontinued operations	—	(0.33)

BASIC AND DILUTED LOSS PER COMMON SHARE	$—	$(0.33)

See accompanying notes to financial statements

RAINWIRE PARTNERS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock
			Paid-In	Accumulated	Treasury
	Shares	Amount	Capital	(Deficit)	Stock	Total

BALANCE, INCEPTION		$—	$—	$—		$—
Issuance of stock July 22, 1999 for:
Cash	1,388,766	1,389	148,611			150,000
Services	3,610,792	3,611	386,389			390,000
Acquisition of subsidiary	555,506	556	74,374			74,930
Net (loss) for the period				(419,028)		(419,028)

BALANCE, DECEMBER 31, 1999	5,555,064	5,555	609,375	(419,028)	—	195,902
Recapitalization, July 26, 2000	554,822	555	(188,329)			(187,774)
Services at $.11 per share, November 17, 2000	480,000	480	52,320			52,800
Reduction in note payable at $1.25 per share, September 1, 2000	120,000	120	149,880			150,000
Cash, at $.78 per share September 1, 2000	900,000	900	699,100			700,000
Dividends accrued on redeemable preferred stock			(874)			(874)
Net (loss) for the year				(2,072,899)		(2,072,899)

BALANCE, DECEMBER 31, 2000	7,609,886	7,610	1,321,472	(2,491,927)	—	(1,162,845)
Shares issued for legal services at $.025 per share on August 29, 2001	100,000	100	2,400			2,500
Shares sold at $.05 per share on September 30, 2001	200,000	200	9,800			10,000
Shares issued to retire debt on August 29, 2001 at $.005 per share	12,000,000	12,000	48,000			60,000
Management services contributed to capital			40,000			40,000
Purchase of 10,000,000 shares as treasury stock for issuance of 500,000 shares of Series D convertible debentures, October 15, 2001					(50,000)	(50,000)
Net (loss) for the year				—		—

BALANCE, DECEMBER 31, 2001	19,909,886	$19,910	$1,421,672	$(2,491,927)	$(50,000)	$(1,100,345)

See accompanying notes to financial statements

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Inception
			of Development
			Stage
			(January 1, 2001) to
	2001	2000	December 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Continuing Operations	$—	$—	$—
Discontinued Operations:
Adjustments to reconcile net loss to net cash flows used by discontinued activities
Loss from operations of discontinued business		(1,494,708)
Loss on disposal of the business		(578,191)
Stock issued for services	2,500	52,880	2,500
Capital contributed for services	40,000		40,000
Depreciation and amortization		41,708	—
Goodwill impairment loss		469,341	—
Loss on disposal of equipment		11,037	—
Changes in assets and liabilities			—
Accounts receivable	21,962	199,235	21,962
Other current assets	12,700	20,000	12,700
Accounts payable	343,650		343,650
purchase for 1999)		464,392	—
Provision for loss on disposal of the business	(553,247)	578,191	(553,247)

Net cash flows used by discontinued activities	(132,435)	(236,115)	(132,435)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment		(40,915)	—
Payment for acquisition of subsidiary, net
Cash received in recapitalization of the company		—	—
(Increase) decrease in other assets	6,255	1,315	6,255

Net cash flows from (to) investing activities	6,255	(39,600)	6,255

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	114,925		114,925
Proceeds from issuance of notes payable		60,000	—
Repayment of notes payable		(500,000)	—
Proceeds from issuance of common stock	10,000	700,000	10,000

Net cash flows from financing activities	124,925	260,000	124,925

NET CHANGE IN CASH FLOW FOR THE YEAR	(1,255)	(15,715)	(1,255)
CASH, BEGINNING OF PERIOD	2,043	17,758	2,043

CASH, END OF PERIOD	$788	$2,043	$788

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Related party loan paid by issuance of 600,000 shares of the Company’s common stock	$60,000		$60,000

Redeemable Preferred Stock issued in exchange for 500,000 shares of common stock of the Company	$50,000		$50,000

Non-monetary net liabilities assumed in a recapitalization of the Company on July 26, 2000
Fair value of equipment received		$19,486
Liabilities assumed		(222,724)

Net non-monetary liabilities assumed		(203,238)
Less cash received		—

Total non-monetary net liabilities assumed		$(203,238)

Other
Accrued dividends on redeemable preferred stock		$874

Common stock issued in settlement of note payable		150,000

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Interest paid during the year	$—	$6,187	$—

See accompanying notes to financial statements

RAINWIRE PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — The Company and Its Significant Accounting Policies

The Company

      Rainwire Partners, Inc., or RPID or the Company, (formerly Envirometrics, Inc. or EVRM) was incorporated in Delaware in 1991. The Company acquired all of the outstanding common stock of The Catapult Group, Inc. renamed Rainwire Partners, Inc. (RPIG) a Georgia corporation on July 26, 2000, in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986. Prior to the stock exchange, the Company’s operations had involved consulting services in environmental and occupational health matters in addition to providing the services of an American Industrial Hygiene Association and National Voluntary Laboratory Accreditation Program, principally in the Charleston, South Carolina area, with sales throughout the United States. RPIG was formed in July 1999, to provide internet consulting, systems development and integration as well as marketing and communications solutions to Global 2000 and middle-market companies. Its operations were discontinued in April 2000.

      On December 31, 2000, management adopted a plan to dispose of the entire business of the Company. Because the Company sustained a loss on the discontinuation of its business as of December 31, 2000, as well as a loss on the disposal of the business at that date, the results of operations for the year 2000 have been presented to conform to those results. The fiscal year end of the Company is December 31.

      During 2001 the Company stayed in the discontinued operational mode, and its efforts were largely devoted to maintenance of existing obligations, filing of periodic and annual reports with the Securities and Exchange Commission, and pursing various financial opportunities, which could benefit the Company and its shareholders.

Principles of Consolidation

      The Company’s consolidated financial statements as of December 31, 2001 and 2000 include the financial statements of the Company and subsidiaries for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

      The historical cost basis of all assets and liabilities of RPIG and its former and present consolidated operating results have been presented from July 21, 1999 (date of inception) to December 31, 2001. For accounting purposes, the acquisition has been treated as a recapitalization of RPIG. RPIG is considered the accounting acquirer, because it became the owner of 90% of the total shares outstanding of the common stock of RPID, on a fully diluted basis. The consolidated statements of operations included herein are those of RPIG and its subsidiary i20, Inc. The former operating results of EVRM have been eliminated. The consolidated balance sheet presented herein includes all assets and liabilities of EVRM as of the date of recapitalization at fair value, as well as RPIG and its subsidiary, i20, Inc. at historical cost.

Use of Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company’s financial statements and the accompanying notes. Actual results could differ from those estimates.

RAINWIRE PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash Equivalents

      The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments, which include cash, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments.

Goodwill

      Goodwill was recorded in 1999 in connection with the acquisition of i20, Inc. by RPIG. It was being amortized over a 10 year period. During late 2000 this asset became impaired and was written off as of December 31, 2000, due to the discontinued operations of the business. Amortization expense for goodwill for 2000 was $25,143.

Income Taxes

      Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

      The net operating loss carry-forwards for the Company on a consolidated basis approximate $5,000,000 as of December 31, 2000 and will expire at various dates through year 2020, if unutilized. Due to a more than 50% change in ownership of the Company’s outstanding common stock for the latest testing period ended July 26, 2000, a Code Section 382 limitation on use of the loss carry-forwards became substantially limited to $250,000 annually. It is not probable that any of the limited losses can be utilized, since the Company contemplates that the proposed stock exchange referred to in the subsequent events footnote will not only result in a reduction in the annual limitation of the carry-forward losses, but will cause a loss of continuity of business which would preclude the utilization of any pre-merger carry-forward losses.

      For the year ended December 31, 2001, there were no additional losses incurred by the Company, therefore there is no change in the above loss carry-forwards. The deferred tax benefit of the consolidated losses of $5,000,000 is approximately $1,750,000, however that amount was offset completely by a valuation allowance of equal amount, since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods.

Loss Per Share

      Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No. 128) “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

RAINWIRE PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Going Concern

      The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue in existence is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan is to acquire a profitable company having the ability to generate additional cash flows from either the sale of securities or through operations to sustain the Company’s future existence.

Note 2 — Redeemable Preferred Stock

      As of December 31, 2001, there were 24,959 Series C preferred shares outstanding valued at $52,911 including accretion of $5,990. Approximately  1/3 of the Series C preferred shares were put to the Company for redemption by the holder thereof, however, no redemption was made resulting in a judgment against the Company as more fully explained in legal actions below.

      On October 15, 2001, a shareholder who had earlier during the year converted its unsecured loan to the Company of $60,000 for 12,000,000 shares of common stock, exchanged 10,000,000 of the shares received for 500,000 Series D preferred shares valued at $50,000. All preferred shares have cumulative dividends, none of which were declared by the Board of Directors as of December 31, 2001. Preferred stock is convertible into common stock at the rate of 20 shares of common stock for 1 share of preferred stock. Series D preferred shares are convertible at the rate of 100 shares of common stock for 1 share of preferred stock if no dividends have been paid for two consecutive quarters, which was the case in 2001.

      The 10,000,000 shares the Company received in exchange for the issuance of the redeemable preferred stock are held as treasury shares at a total cost of $50,000 as of December 31, 2001.

Note 3 — Options and Warrants

      In 1994, the Company adopted a stock option plan under which incentive and non-qualifying options to purchase the Company’s common stock could be granted to employees. The Company applied Accounting Principles Board Opinion No. 25 whereby no compensation cost related to stock options is recognized as an expense until the time the employee is subject to income taxation. Had compensation cost been determined pursuant to SFAS No. 123 “Accounting for Stock-Based Compensation” been recorded, the effect on net loss and loss per share would not have been material. As of December 31, 2001 the Company had no outstanding options in the opinion of legal counsel.

Note 4 — Commitments and Contingencies

Legal Actions

      The Company is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of the Company including those of subsidiaries. All known outstanding liabilities, including anticipated legal fees and costs have been recorded in the accompanying financial statements. There has been little progress during 2001 on the settlement of any of these actions. Following are two such actions.

      Azimuth Laboratory, Inc., a subsidiary of EVRM, generated hazardous waste during the time of its operations which ceased in April 2000. According to a former landlord, Azimuth was responsible for a hazardous waste cleanup on the leased premises, and he is seeking recovery of approximately $130,000, including the cleanup and remaining payments due under the terms of the lease agreement, which expired in December 2001. A motion for summary judgment was filed by the plaintiff, and the parties are in

RAINWIRE PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

settlement negotiations. Only the remaining unpaid rentals under the lease obligation have been recorded as of December 31, 2001, of approximately $66,000.

      A judgment against the Company was obtained by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by the Company to redeem 8,333 of those shares and to pay dividends when due. The majority of that amount was recorded as of December 31, 2001.

Disposition of Corporate Property

      Approximately 20 employees of the Company were still employed when the decision was made to discontinue the operations of the Company on December 31, 2000. Substantially all employees either resigned or terminated by February 28, 2001. No payroll tax reports have been filed with taxing authorities for any wages paid in 2001, although related payroll taxes were paid for salaries and wages recorded by the Company. It is probable that all compensation has not been reported for equipment, vehicles and other corporate property obtained by employees when the company ceased its operations in 2001, Accordingly, the Company and/or its employees may have some liability for payroll and/or sales taxes in connection with this matter. No liability has been provided for this contingency as the actions by the employees were not approved in all cases by management, and management believes that any liability arising from this matter is possible, but remote.

SBA Loan

      Azimuth Laboratories, Inc. sold certain assets to a party in April 2000 who assumed the remaining balance of an underlying loan from the Small Business Administration. However, the Company’s subsidiary was not relieved of liability on the obligation, and remains contingently liable for the balance of $58,576 as of December 31, 2001. The notes are due in monthly instalments of $1,408 with 4% APR. interest, and mature in July 2005.

      The subsidiary was owed approximately $30,000 by the purchaser, however, that obligation has not been paid to the Company, it is unrecorded due to its contingent payment, and some or all of that amount is being held in escrow pending either the payoff of the SBA loan, or when the purchaser is successful in becoming the only principal on the note. The outstanding balance of the SBA loan less the amount owed the Company at December 31, 2001 approximates less than $30,000, which is included in accrued liabilities as of December 31, 2001.

Note 5 — Operating Leases

      Included in the accrual for estimated loss on disposal of the business are future rentals on lease obligations totaling approximately $300,000, of which $228,734 relates to the balance owing on a 5 year lease expiring in 2005, which had annual lease payments of approximately $50,000 per year. The Company is seeking to mitigate the outstanding lease liability as the landlord had seized and or sold some of the equipment in partial satisfaction of the past due lease rentals.

Note 6 — Discontinued Operations

      On December 31, 2000, management adopted a plan to discontinue the operations of the Company and to liquidate its assets. Accordingly, the accompanying financial statements for the year 2000 have given effect to this date as the measurement date, since a loss was sustained for both discontinued operations and disposal of the business. A disposal loss was provided for all estimated costs and expenses to be incurred during the post phase-out period.

      During 2001, the Company had no operations and is considered to be in the development stage in accordance with FASB #7. Its principal activities have been to mitigate expenses and pay down existing

RAINWIRE PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

liabilities with funds borrowed from Oasis Group, Inc., (Oasis) also a development stage company. Oasis has provided approximately $114,000.

Note 7 — Proposed Exchange of Stock

      On August 29, 2001, the Company entered into a Plan and Agreement to exchange stock with Oasis Group, Inc. (Oasis), pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. Oasis is principally owned and controlled by a shareholder of the Company who became the Company’s President and Chief Executive Officer on August 30, 2001. The exchange is to be transacted after certain conditions precedent have been accomplished, at which time a formal recapitalization of the Company is contemplated. In 2001, Oasis has loaned approximately $114,000 as of December 31, 2001.

      At the time the definitive closing is completed, all of the outstanding common stock of Oasis will be acquired by the Company. Oasis will be considered the accounting acquirer since it will own the majority of the outstanding shares of the Company as a result of the stock exchange transaction. For accounting purposes the historic transactions of Oasis will replace those of the Company for presentation of results of operations and cash flows, whereas Oasis will be consolidated with the Company for presentation of its consolidated financial position after giving affect to the recording of the fair value of the net assets of the Company. In anticipation of closing, the Company has authorized an increase in its authorized common stock from 20 million to 100,000,000 and a reverse split of its present outstanding shares 20 for 1 in December 2001, which will take effect after any applicable waiting periods in connection with the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on January 14, 2002.

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2002	2001

	(unaudited)
ASSETS OF DISCONTINUED BUSINESS
CURRENT ASSETS
Cash	$—	$788

TOTAL CURRENT ASSETS	$—	$788

LIABILITIES OF DISCONTINUED BUSINESS
CURRENT LIABILITIES
Related Party loans	$125,855	$114,925
Accounts payable	817,974	813,167
Accrued business disposal costs and expenses	33,012	46,987
Other accrued liabilities	20,593	23,143

TOTAL CURRENT LIABILITIES	997,434	998,222

REDEEMABLE PREFERRED STOCK
Par value $.001; authorized 2,500,000 shares
Series C, 24,959 shares outstanding	52,911	52,911
Series D, 500,000 shares outstanding	50,000	50,000

	102,911	102,911

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value; authorized, 20,000,000 shares 19,909,886 shares issued, 9,909,886 shares outstanding	19,910	19,910
Paid-in capital	1,421,672	1,421,672
Accumulated (deficit)	(2,491,927)	(2,491,927)
Treasury Stock, 10,000,000 shares	(50,000)	(50,000)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,100,345)	(1,100,345)

	$—	$788

The accompanying notes are an integral part of these financial statements

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

Inception of
	Three Months Ended		Development
	March 31,		Stage
(January 1, 2001)
	2002	2001	to March 31, 2002

Revenues	$—	$—	$—
Expenses

Income (loss) from continuing operations	—	—	—
Discontinued Operations:
Loss from discontinued operations		—

Net income	$—	$—	$—

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,718,220	7,609,886

Basic And Diluted Net Income Per Common Share	$—	$—
Income From Discontinued Operations	—	—

Basic And Diluted Net Income Per Common Share	$—	$—

See Accompanying Notes to Consolidated Financial Statements

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock
			Paid-In	Accumulated	Treasury
	Shares	Amount	Capital	(Deficit)	Stock	Total

Balance December 31, 2000 (audited)	7,609,886	$7,610	$1,321,472	$(2,491,927)	$—	$(1,162,845)
Shares issued for legal services at $.025 per share on August 29, 2001	100,000	100	2,400			2,500
Shares sold at $.05 per share on September 30, 2001	200,000	200	9,800			10,000
Shares issued to retire debt on August 29, 2001 at $.005 per share	12,000,000	12,000	48,000			60,000
Management services contributed to capital			40,000			40,000
Purchase of 10,000,000 shares as treasury stock for issuance of 500,000 shares of Series D convertible debentures, October 15, 2001					(50,000)	(50,000)

Balance December 31, 2001	19,909,886	19,910	1,421,672	(2,491,927)	(50,000)	(1,100,345)
Net (loss) for 1st quarter, 2002 (unaudited)				—		—

BALANCE, March 31, 2002 (unaudited)	19,909,886	$19,910	$1,421,672	$(2,491,927)	$(50,000)	$(1,100,345)

See Accompanying Notes to Consolidated Financial Statements

RAINWIRE PARTNERS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

			Inception of
	Three Months Ended		Development
	March 31		Stage (January
			1,2001) to
	2002	2001	March 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Continuing Operations	$—	$—	$—
Discontinued Operations:
Stock issued for services			2,500
Capital contributed for services			40,000
Adjustments to reconcile net loss to net cash flows used by discontinued activities Income (loss) from operations of discontinued business	—	—
Changes in current assets and liabilities:
Accounts receivable		34,662	21,962
Other current assets			12,700
Deposits		6,257
Accrued liabilities	(16,525)	(46,366)	(16,525)
Provision for loss on disposal of the business			(553,247)
Accounts payable	4,807	4,302	348,457

Net cash flows used by discontinued activities	(11,718)	(1,145)	(144,153)

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) decrease in other assets	—	—	6,255

Net cash flows from (to) investing activities	—	—	6,255

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock			10,000
Related Party Loans	10,930		125,855

Net cash flows from financing activities	10,930		135,855

NET CHANGE IN CASH FLOWS FOR THE PERIOD	(788)	(1,145)	(2,043)
CASH, AT BEGINNING OF PERIOD,	788	2,043	2,043

CASH, AT END OF PERIOD	$—	$898	$—

See Accompanying Notes to Consolidated Financial Statements

Note 1.     Basis of Presentation

      In the opinion of management, the accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company’s financial position as of March 31, 2002 and the consolidated results of its operations and cash flows for the three months ended March 31, 2002 and 2001. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

      These condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Form 10-KSB for the year ended December 31, 2001.

Item 2.     Plan of Operation

      For the near term, the Company is in the process of completing its merger with Oasis Group, Inc. It has had no operations since December 31, 2000 and is financially dependent on its shareholders, related parties and/or management, who have financed its existence to date. Management of the Company believes it will be able to complete the merger and be successful in its efforts to continue the Company’s existence.

OASIS GROUP, INC.

FINANCIAL STATEMENTS

December 31, 2001

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Oasis Group, Inc.
Atlanta, Georgia

      We have audited the accompanying balance sheet of Oasis Group, Inc. (a Georgia corporation in the development stage) as of December 31, 2001, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the years in the two year period then ended, and for the period from November 16, 1999 (inception), through December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 2000, and for the period November 16, 1999 (inception) through December 31, 2000, were audited by other auditors whose report dated July 24, 2001, expressed an unqualified opinion on those statements. The financial statements for the period November 16, 1999 (inception) through December 31, 2000, include a comprehensive loss of $619,404. Our opinion on the statements of operations, stockholders’ equity, and cash flows for the period November 16, 1999 (inception) through December 31, 2001, insofar as it relates to amounts for prior periods through December 31, 2000, is based solely on the report of other auditors.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Group, Inc. (a Georgia corporation in the development stage) as of December 31, 2001, and the results of its operations and comprehensive loss, and its cash flows for each of the years in the two year period then ended, and for the period from November 16, 1999 (inception) through December 31,2001, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on its ability to develop additional sources of capital, and to ultimately achieve profitable operations. These present financial condition of the Company raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Braverman & Company, P.C.

Prescott, Arizona
June 20, 2002

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

The Oasis Group, Inc.
Atlanta, Georgia

      We have audited the accompanying statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2000, and for the period from November 16, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Oasis Group, Inc.’s operations and its cash flows for the year ended December 31, 2000, and for the period from November 16, 1999 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Powell & Booth, P.C.

Atlanta, Georgia
July 24, 2001

OASIS GROUP, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31,	March 31,
	2001	2002

		(Unaudited)
ASSETS
Current Assets
Cash	$3,490	$528
Available-for-sale securities	142,500	185,000

TOTAL CURRENT ASSETS	145,990	185,528

Other Assets
Preacquisition costs — legal	29,804	29,804
Real Estate deposits/advances	6,915	7,015

	36,719	38,819

	$182,709	$222,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable	$—	$267,000
Accounts payable — legal fees	125,802	125,802
Related party advances	30,317	196,615
Accrued interest	—	5,607

TOTAL CURRENT LIABILITIES	156,119	595,024

Commitments and Contingencies
Stockholders’ Equity
Common stock, no par value; 50,000,000 shares authorized; 40,722,853 shares outstanding	1,896,809	1,896,809
Contributed capital	350,888	350,888
Accumulated other comprehensive (loss)	(224,500)	(182,000)
(Deficit) accumulated during the development stage	(1,996,607)	(2,438,374)

TOTAL STOCKHOLDERS’ EQUITY	25,590	(372,677)

	$182,709	$222,347

The accompanying notes are an integral part of these financial statements

OASIS GROUP, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

					November 16,
					1999
	Year Ended		Three Months Ended		(Inception)
	December 31,		March 31,		through
					March 31,
	2001	2000	2002	2001	2002

			(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$2,453	$—	$—	$—	2,453

Costs and Expenses
General and administrative expenses	1,138,519	502,404	350,230	366,035	1,991,153
Loss on abandonment of preacquisition costs and advances	243,212				243,212
Unrecoverable advances to affiliate	114,925		10,930		125,855
Loan fees and interest			80,607		80,607

	1,496,656	502,404	441,767	366,035	2,440,827

Net Loss	(1,494,203)	(502,404)	(441,767)	(366,035)	(2,438,374)
Other Comprehensive (loss)
Unrealized holding gain (loss) on available-for-sale securities	(107,500)	(117,000)	42,500	—	(182,000)

Comprehensive (loss)	$(1,601,703)	$(619,404)	$(399,267)	$(366,035)	$(2,620,374)

The accompanying notes are an integral part of these financial statements

OASIS GROUP, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

					(Deficit)
				Accumulated	Accumulated
	Common Stock			Other	During the
			Contributed	Comprehensive	Development
	Shares	Amount	Capital	(Loss)	Stage	Total

BALANCE, AT INCEPTION		$—	$—	$—	$—	$—
Issuance of stock July 15, 2000, for:
Cash @ $.1375 per share	2,250,000	309,169				309,169
Acquisition of securities @ $.459 per share	800,000	367,000				367,000
Services @ $1 per share	26,000	26,000				26,000
Proceeds from sale of common stock, September 30, 2000, @ $.80 per share	150,000	120,000				120,000
Contributed services			166,000			166,000
Net (loss) for the year				(117,000)	(502,404)	(619,404)

BALANCE, DECEMBER 31, 2000	3,226,000	822,169	166,000	(117,000)	(502,404)	368,765
Issuance of common stock for cash:
March 31, @ $.10 per share	26,000	2,500				2,500
June 30, @ $.09 per share	111,500	10,000				10,000
June 30, @ $.25 per share	200,000	50,000				50,000
August 15, @ $.42 per share	600,000	250,000				250,000
October 15, @ $.06 per share	900,000	50,000				50,000
October 31, @ $.17 per share	300,000	50,000				50,000
December 5, @ $.085 per share	1,182,353	100,500				100,500
December 5, @ $.04 per share	880,000	37,500				37,500
December 5, @ $.50 per share	40,000	20,000				20,000
December 24, @ $.57 per share	350,000	200,000				200,000
Issuance of common stock for services:
January 31, 2001, @ $.01 per share	28,937,000	289,370				289,370
December 19, @ $.01 per share	400,000	4,000				4,000
December 31, @ $.01 per share	800,000	8,000				8,000
Preacquisition issuance of common stock:
December 31, @ $.001 per share	2,770,000	2,770				2,770
Contributed services			184,888			184,888
Net (loss) for the year				(107,500)	(1,494,203)	(1,601,703)

BALANCE, DECEMBER 31, 2001	40,722,853	1,898,809	350,888	(224,500)	(1,996,607)	20,590
(Unaudited)
Net income (loss) for the quarter				42,500	(441,767)	(399,267)

BALANCE, March 31, 2002 (unaudited)	40,722,853	$1,896,809	$350,888	$(182,000)	$(2,438,374)	$(372,677)

See accompanying notes to financial statements

OASIS GROUP, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

					November 16,
					1999
	Year Ended		Three Months Ended		(Inception)
	December 31,		March 31,		through
					March 31,
	2001	2000	2002	2001	2002

			(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net (loss) from operations	$(1,494,203)	$(502,404)	$(441,767)	$(366,035)	$(2,438,374)
Adjustments to reconcile net (loss) to net cash used by operating activities:
Issuance of common stock for services	301,370	26,000		289,370	327,370
Contributed capital	184,888	166,000		76,500	350,888
Accrued interest			5,607		5,607
Increase in accounts payable — legal fees	125,802				125,802

Net Cash Flows (To) Operating Activities	(882,143)	(310,404)	(436,160)	(165)	(1,628,707)

INVESTING ACTIVITIES
Note receivable	42,573	(42,573)			—
Preacquisition real estate development costs	(27,034)				(27,034)
Deposits/ Advances	84,085	(91,000)	(100)	(2,000)	(7,015)

Net Cash Flows From (To) Investing Activities	99,624	(133,573)	(100)	(2,000)	(34,049)

FINANCING ACTIVITIES
Proceeds from sale of common stock	770,500	429,169		2,500	1,199,669
Increase in notes payable			267,000		267,000
Increase in related party loans	15,317	15,000	166,298		196,615

Net Cash Flows From Financing Activities	785,817	444,169	433,298	2,500	1,663,284

NET INCREASE (DECREASE) IN CASH	3,298	192	(2,962)	335	528
CASH, BEGINNING OF PERIOD	192	—	3,490	192	—

CASH, END OF PERIOD	$3,490	$192	$528	$527	$528

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Acquisition of available-for-sale securities for common stock	$—	$367,000	$—	$—	$367,000

Unrealized holding gain (loss) on available-for-sale securities	$(107,500)	$(117,000)	$42,500	$—	$(182,000)

Stock issued for acquisitions	$2,770	$—	$—	$—	$2,770

The accompanying notes are an integral part of these financial statements

OASIS GROUP, INC.

(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 — Summary of Significant Accounting Policies

Company Background

      Oasis Group, Inc. (the Company or Oasis), formerly Oasis Communities, Inc. is a Georgia corporation formed November 16, 1999, to develop residential and commercial real estate projects and acquire existing businesses. It has a fiscal year-end of December 31 and is a development stage company, as defined in SFAS No. 7. Since inception the Company’s activities have been limited to investigating real estate and business acquisition opportunities. No significant revenues have been earned.

Use of Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent amounts in the Company’s financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

      The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, Disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments, which include cash, and accounts payable, approximate fair values due to the short maturities of such instruments.

Income Taxes

      Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Year 2000

      For financial reporting purposes, the Company has sustained a loss since inception of approximately $502,000. For income tax purposes approximately $312,000 is considered start-up costs, and the balance, comprised of $166,000 of contributed capital and meals and entertainment of $24,000, constitutes a non-deductible permanent difference. Start-up costs are not deductible until the Company commences operations, at which time they are amortized over a 60-month period, or permanently capitalized if no election is timely made to amortize them.

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s future utilization of the deferred tax benefit arising from the deferral of start-up costs of approximately $110,000 cannot be currently ascertained. Accordingly, a valuation allowance of approximately $110,000 was provided resulting in no recorded tax benefit as of December 31, 2000.

Year 2001

      A net loss of $1,494,203 was sustained during 2001, of which approximately $185,000 was non-deductible contributed compensation of management, and non-deductible meals and entertainment expenses of approximately $20,000, resulting in a timing difference of approximately $1,290,000 for the year. The majority of the expenses for 2001 are start-up expenses as described above. The deferred income tax benefit relating to this amount was approximately $450,000, however, due to the uncertainty of the future utilization of this amount, a valuation allowance of $450,000 was provided for the year, resulting in no deferred tax benefit for 2001.

      The Company has not reported to federal or state taxing authorities, the required information to evidence approximately $327,000 of services for 2001 or 2000, as a result of the issuance of over 30 million shares of unrestricted common stock of the Company to related parties and others. Accordingly, until such time as the information is reported, or the parties to whom they were issued recognize the appropriate income, the Company will be unable to treat the value of shares issued for services as a deduction for income tax purposes. In addition, the Company may be subject to penalties for failure to timely report such information.

Preacquisition Costs

      The principal activities of the Company presently involve search for and assessment of potential acquisitions of real estate projects and active businesses. Costs directly identifiable with specific probable acquisitions are capitalized. All internal preacquisition costs are expensed.

Basis of Presentation and Management’s Actions to Overcome Operating and Liquidity Problems

      The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. It has suffered substantial losses since inception, The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and ultimately achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management’s plan is to raise additional debt or equity financing, to acquire profitable businesses, and to develop or acquire real estate projects intended to produce sufficient cash flows and profitable operations to sustain the existence of the Company.

Note 2 — Related Party Transactions and Obligations

Available For Sale Securities

      On July 15, 2000, the president/chief executive officer/chairman of the board/director exchanged 500,000 shares of common stock in a Nasdaq listed company he owned, LaHaina Acquisition, Inc., for 800,000 shares of restricted common stock of the Company. Although the value of the acquired shares was $734,000 ($1.47 per share) on the date of the exchange per the last quoted market Nasdaq price on the date of exchange, the value assigned by the Company to those securities was $367,000, due to the current restriction on tradability by the Company of the securities. The value of the LaHaina shares at December 31, 2001 was $142,500, based on 50% of the quoted value at that date ($.29 per share).

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Advances to Rainwire Partners, Inc.

      The Company is presently involved in a stock exchange transaction with Rainwire Partners, Inc. (a Delaware public company in the development stage corporation). If the transaction is successfully completed the Company will be the legal wholly owned subsidiary of Rainwire Partners, Inc., but will be the accounting acquirer for accounting purposes. A Form S-4 was filed with the Securities and Exchange Commission during 2001 to enable the shareholders of both companies the opportunity to approve the merger. Advances totaling approximately $115,000 were made to Rainwire Partners, Inc. as of December 31, 2001, which have been expensed due to questionable realization. Both companies are now under common management with persons having significant common stock interests in both companies.

Related Party Advances

      A shareholder of the Company paid various general and administrative expenses totaling $32,995 and advanced $25,000 towards the deposit on real estate as of December 31, 2001, on behalf of the Company. The $30,317 balance of unpaid advances as of December 31, 2001, are unsecured and do not bear interest.

Services Provided For Common Stock

      As of December 31, 2001 and 2000 the Company had issued a total of 30,137,000 and 26,000 shares of common stock of the Company valued at $.01 and $1.00 per share, respectively, to officers, members of the Board of Directors, shareholders of the Company, and others, as follows:

	Shares issued	Value

Marketing services	4,024,000	$40,240
Advertising	100,000	1,000
Aviation consulting	250,000	2,500
E-commerce consulting	3,000,000	30,000
Legal consulting	40,000	400
Real estate consulting	6,348,500	89,225
Officers’ compensation	9,800,000	98,000
Administrative consulting	102,500	1,025
Human resources consulting	915,000	9,150
Design and planning	1,950,000	19,500

Services Provided For Common Stock

Board of Directors	400,000	4,000
Mortgage consulting	3,233,000	32,330

Totals	30,163,000	$327,370

Note 3 — Commitments

      The Company agreed to acquire all of the outstanding stock of Landmark Mortgage Corporation, a Louisiana corporation (Landmark) and Statewide Mortgage and Investments Inc., a Florida corporation (Statewide) for 1,370,000 shares of Oasis common stock and $50,000 as of December 31, 2001, pursuant to a binding agreement entered into on December 14, 2001, subject to certain conditions precedent including acceptable audited financial statements and due diligence.

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 — Available-For-Sale Securities

      Available-for-sale securities are recorded at fair value in investments on the balance sheet, with the change in fair value during the period excluded from results of operations, and recorded net of tax as a separate component of equity (accumulated other comprehensive income). The following summarizes the information relating to available-for-sale securities as of December 31, 2001:

Market value at December 31, 2001	$142,500
Assigned value at date of acquisition	367,000

Unrealized holding loss from inception	$224,500

      The Company utilizes the specific identification method of computing realized gains and losses from the sales of its available-for-sale securities. Realized losses from the sale of securities are shown in the other income section of the income statement, and proceeds from the sale of securities are shown in the statement of cash flows.

Note 5 — Accumulated Other Comprehensive Income (Loss)

      The following is a summary of the activity from inception in accumulated other comprehensive income (loss):

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Balance, at inception	$0
OTHER COMPREHENSIVE (LOSS), unrealized holding loss on available-for-sale securities during 2000	(117,000)
During 2001	(107,500)

ACCUMULATED OTHER COMPREHENSIVE (LOSS)
Ending balance, December 31, 2001	$(224,500)

Note 6 — Contributed Capital

      Management of the Company has contributed a significant portion of its services, principally compensation, to the Company during the years 2001 and 2000 of approximately $185,000 and $166,000, respectively, based on the estimated fair value for time actually spent by them, and other overhead, which would have been otherwise paid or incurred by the Company.

Note 7 — Common Stock

      The Company does not use the services of an independent transfer agent to control the issuance and transfer of its common stock. The shares of common stock outstanding at the beginning and end of 2001, as presented on the statement of stockholders’ equity, are those shares authorized for issuance by the Board of Directors. Accordingly, the financial statements presented and disclosures made herein give effect to outstanding shares as if issued.

Note 8 — Subsequent Events

Subsequent Losses

      The Company incurred significant losses subsequent to December 31, 2001, averaging approximately $200,000 per month, while pursuing the acquisition of real estate projects and businesses.

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Advances to Rainwire Partners, Inc.

      The Company advanced an additional $10,930 to Rainwire Partners, Inc. during the first quarter of 2002, which was expensed due to continued concern for collectibility.

Real Estate Transactions

      Subsequent to December 31, 2001, the Company (or its president and/or its chief financial officer, who are using their personally owned Oasis shares as consideration to purchase undeveloped real estate with the intention of assigning the properties either to the Company, or to LLC’s to be principally owned by the Company, for either similar consideration or other consideration to be determined) has entered into a number of agreements to acquire undeveloped real estate in several states, requiring the issuance of a substantial number of additional shares of restricted common stock of the Company, in addition to the payment of cash and the issuance or assumption of debt. All shares to be issued below will be exchanged for Rainwire Partners, Inc. shares if the stock exchange transaction referred to above is successfully completed.

      The following is a summary of these commitments at the present time:

Consideration to be paid:
9,095,000 shares of common stock @ $1.20 per share	$10,914,000
Cash	12,450,000
Debt	28,625,000

Total purchase price	$51,989,000

Borrowings By the Company

      During the first quarter of 2002 the Company arranged for $275,000 of short-term debt for working capital and acquisitions. These arrangements resulted in the Company issuing 396,250 shares of restricted common stock, incurring $82,500 of fees and approximately $6,000 of interest. The president of the Company guaranteed these obligations in addition to giving personal “puts” for $1 per share to repurchase 115,000 of the shares issued. Two notes totaling $225,000 were not paid when due in February 2002. The balance was paid in April 2002.

Borrowings and Real Estate Acquired by the Company

      During the second quarter of 2002, the Company borrowed $600,000 for one year from an individual on an unsecured basis, without interest. Another $250,000 was borrowed from two individuals collateralized by 1,000,000 restricted shares of common stock of the Company, and by real estate purchased from one of them on May 9, 2002, for approximately $4,000,000. In connection with this purchase one of two promissory notes issued by the Company for $950.000 is due November 2002, with accrued interest at 4% per annum. The other note for $3,000,000 is due May 2008, with interest at 6% per annum payable monthly, commencing June 2002.

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

Oasis

      The articles of incorporation of Oasis eliminate, subject to certain limited exceptions, the personal liability of each director or officer of Oasis made a party to or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of Oasis or was serving at the request of Oasis as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. or its shareholders for monetary damages incurred for any breach of duty as a director. Pursuant to the Georgia Business Corporation Code (the “GBCC”), there is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of Oasis; (ii) any transaction from which the director derives an improper personal benefit; (iii) as to any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the GBCC.

      Oasis’s bylaws contain certain provisions which provide indemnification to directors that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the GBCC. To the extent that a director or officer of Oasis has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that he or she was a director or officer of Oasis, Sections 14-2-852 and 14-2-857 of the GBCC would require Oasis to indemnify such person against expenses (including attorney’s fees) actually and reasonably incurred in connection therewith. The GBCC expressly allows Oasis to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

      The indemnification provisions in Oasis bylaws require Oasis to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, or who was or is a witness without being names a party, to any threatened, pending or completed action, claim, suit or proceeding whether civil, criminal, administrative or investigative, any appeal in such action, suit or proceeding, by reason of the fact that such individual is or was a director or officer of Oasis, or while a director of officer of Oasis is or was serving at the request of Oasis as a director, officer partner, venturer, proprietor, trustee, employee, agent and similar functionality or another enterprise, against expenses (including, judgments, penalties (including excises taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorney’s fees) actually incurred by such person in connection with such proceeding) if such person reasonably believed that his actions were lawful, in the best interest and on behalf of Oasis. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. In the event a determination is made that such person is liable to Oasis on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the proceeding. Indemnification is not available where such person shall have been found liable for willful ort intentional misconduct and or gross negligence in the performance of his or her duty to Oasis. The board of directors of Oasis also has the authority to extend to employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have Oasis advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid.

Rainwire

      Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Rainwire’s amended and restated certificate of incorporation and bylaws contain provisions which eliminate the liability of directors to the extent permitted by applicable law.

      Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The amended and restated certificate of incorporation and bylaws of Rainwire provide that Rainwire shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Board of Directors may also determine to indemnify employees and agents for expenses incurred on such terms and conditions as set forth by the Board of Directors which are permitted by applicable law.

Item 21.     Exhibits and Financial Statement Schedules

2.1	—	Plan and Agreement to Exchange Stock by and among The Catapult Group, Inc., the Catapult Shareholders and Envirometrics, Inc. dated February 16, 2000(1)
2.2	—	Plan and Agreement to Exchange Stock by and among Rainwire Partners, Inc., Oasis Group, Inc. and the Shareholders of Oasis Group, Inc., dated August 29, 2001(3)
2.3	—	Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of December 19, 2001 (included as Annex A to the Information Statement/Proxy Statement/Prospectus)
3.1	—	Amended and Restated Certificate of Incorporation for Rainwire Partners, Inc.(2)
3.2	—	Amended and Restated Bylaws of Rainwire Partners, Inc.
3.3	—	Certificate of Designation of Rainwire Series A, B, and C Preferred Stock(2)
3.4	—	Amendment to Certificate of Incorporation for Rainwire Partners, Inc.(5)
3.5	—	Certificate of Designation of Rainwire Series D Convertible Preferred Stock(3)
3.6	—	Articles of Incorporation of Oasis Group, Inc.
3.7	—	Amended and Restated Articles of Incorporation of Oasis Group, Inc.
3.8	—	Articles of Amendment to the Articles of Incorporation of Oasis Group, Inc.
3.9	—	Certificate of Designation of Oasis Series A Convertible Preferred Stock.
3.10	—	Amended and Restated Bylaws of Oasis Group, Inc.
4.1	—	Rainwire Partners, Inc. 2000 Stock Option Plan(3)
5.1	—	Opinion of Greenberg Traurig LLP with respect to the validity of the shares being offered*
8.1	—	Tax Opinion of Greenberg Traurig, LLP*
9.1	—	Form of Proxy (included as Annex C to the Information Statement/Proxy Statement/Prospectus)

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.1	—	Employment Agreement of Bryan Johns(5)
10.2	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and among Ronald A. Potts, Peggy A. Evans and Oasis Wisconsin-Dell, LLC, dated as of June 24, 2002.
10.3	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of April 16, 2002 (Wisconsin-Dell).
10.4	—	Amendment to Purchase and Sale Agreements by and between Ronald A. Potts and Charles B. Hicks, dated as of April 16, 2002 (relating to Wisconsin-Dell, I-75 I-40, Route 66, Townsend and Athens agreements)
10.5	—	Second Amendment to Purchase and Sale Agreement, dated as of April 23, 2002 (Wisconsin-Dell).
10.6	—	Third Amendment to Real Estate Sale and Purchase Agreement, dated as of June 24, 2002 (Wisconsin-Dell).
10.13	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and between Ronald A. Potts and Oasis Athens, LLC, dated as of June 24, 2002.
10.14	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of April 16, 2002 (Athens).
10.15	—	Second Amendment to Real Estate Sale and Purchase Agreement, dated as of April 23, 2002 (Athens).
10.16	—	Third Amendment to Real Estate Sale and Purchase Agreement, dated as of June 24, 2002 (Athens).
10.17	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and between Ronald A. Potts and Oasis I-75 I-40, LLC, dated as of June 24, 2002.
10.18	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of April 16, 2002 (I-75 I-40).
10.19	—	Second Amendment to Real Estate Sale and Purchase Agreement, dated as of June 24, 2002 (I-75 I-40).
10.20	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and between Ronald A. Potts and Oasis Route 66, LLC, dated as of June 24, 2002.
10.21	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of April 16, 2002 (Route 66).
10.22	—	Second Amendment to Real Estate Sale and Purchase Agreement, dated as of April 23, 2002 (Route 66).
10.23	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and between Ronald A. Potts and Oasis Townsend, LLC, dated as of June 24, 2002.
10.24	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of April 16, 2002 (Townsend).
10.25	—	Second Amendment to Real Estate Sale and Purchase Agreement, dated as of April 23, 2002 (Townsend).
10.26	—	Third Amendment to Real Estate Sale and Purchase Agreement, dated as of June 24, 2002 (Townsend).
10.27	—	Assignment and Assumption of Real Estate Sale and Purchase Agreement by and between Ronald A. Potts and Oasis Watts Bar Resort, LLC, dated as of July 9, 2002.
10.28	—	Real Estate Sale and Purchase Agreement by and between Charles B. Hicks and Ronald A. Potts, dated as of July 9, 2002 (Watts Bar).
10.29	—	Promissory Note for $950,000 in connection with Palm Springs Property
10.30	—	Promissory Note for $3,000,000 in connection with Palm Springs Property
10.31	—	Promissory Note for $125,000
10.32	—	Guaranty Agreement by Ronald A. Potts
10.33	—	Agreement to Repurchase Shares by Ronald A. Potts
10.34	—	Promissory Note for $50,000

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.35	—	Guaranty Agreement by Ronald A. Potts
10.36	—	Agreement to Repurchase Shares by Ronald A. Potts
10.37	—	Promissory Note for $100,000
10.38	—	Guaranty Agreement by Ronald A. Potts
10.39	—	Agreement to Repurchase Shares by Ronald A. Potts
10.40	—	Subscription Agreement between Oasis and Ronald A. Potts
10.41	—	Subscription Agreement between Oasis and Peggy A. Evans
16.1	—	Letter on Change in Certifying Accountant — Tauber & Balser, P.C.(3)
16.2	—	Letter on Change in Certifying Accountant — Welch, Roberts & Amburn, LLP*
16.3	—	Letter on Change in Certifying Accountant — Powell & Booth, P.C.
23.1	—	Consent of Greenberg Traurig LLP (set forth in Exhibit 5.1)*
23.2	—	Consent of Braverman & Company, P.C.
23.3	—	Consent of Braverman & Company, P.C.
23.4	—	Consent of Powell & Booth, P.C.

(1)	Incorporated by reference, filed as Annex A to the Definitive Proxy Statement on Schedule 14A, filed on May 18, 2000 (SEC File No. 000-23892).

(2)	Incorporated by reference, filed as an Exhibit to the annual report on Form 10-KSB for 1998, filed on January 28, 2000 (SEC File No. 000-23892).

(3)	Incorporated by reference, filed as an Exhibit to the annual report on Form 10-KSB for 2000, filed on October 30, 2001 (SEC File No. 000-23892).

(4)	Incorporated by reference, filed as an Exhibit to the current report on Form 8-K, filed on August 4, 2000 (SEC File No. 000-23892).

*	To be filed by amendment.

Item 27.     Undertakings

      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

5. That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

7. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OASIS GROUP, INC.
(a Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 23, 2002.

RAINWIRE PARTNERS, INC.
(Registrant)

By	/s/ LYNE MARCHESSAULT

Lyne Marchessault
President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNE MARCHESSAULT Lyne Marchessault	President, Secretary and Director	July 23, 2002

/s/ MICHAEL MCLAUGHLIN Michael McLaughlin	Director	July 23, 2002

/s/ JOHN HILL John Hill	Director	July 23, 2002

/s/ PEGGY A. EVANS Peggy A. Evans	Chief Financial and Accounting Officer	July 23, 2002